As filed with the Securities and Exchange Commission on June 18, 1996
                                                 Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                        FIDELITY FINANCIAL OF OHIO, INC.
             (Exact name of Registrant as specified in its charter)

          Ohio                           6711                   31-1455721
 (State or other juris-            (Primary Standard         (I.R.S. Employer
diction of incorporation       Industrial Classification    Identification No.)
    or organization)                   Code No.)

                              4555 Montgomery Road
                             Cincinnati, Ohio 45212
                                 (513) 351-6666
               (Address, including zip code and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                                 John R. Reusing
                      President and Chief Executive Officer
                        Fidelity Financial of Ohio, Inc.
                              4555 Montgomery Road
                             Cincinnati, Ohio 45212
                                 (513) 351-6666
(Name, address, including zip code, and telephone number, including area code, of agent for service) with a copy to:


Jeffrey D. Haas, Esq.                       Donald H. Rolf, Jr.              Raymond T. Sawyer, Esq.
Philip R. Bevan, Esq.                       Chairman and President           Thompson Hine & Flory P.L.L.
Elias, Matz, Tiernan & Herrick L.L.P.       Circle Financial Corporation     127 Public Square
734 15th Street, N.W.                       11100 Reading Road               Cleveland, Ohio  44114-1216
Washington, D.C.  20005                     Sharonville, Ohio  45241-1904    (216) 566-5500
(202) 347-0300                              (513) 563-6231


         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]



                                          Calculation of Registration Fee
===========================================================================================================================
 Title of Each Class                                    Proposed Maximum       Proposed Maximum
 of Securities to be    Amount to be Registered(1)     Offering Price Per     Aggregate Offering          Amount of
     Registered                                         Share or Unit(2)           Price(2)          Registration Fee(2)
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.10 per share          1,974,965 shares               $35.50             $70,111,257.50            $27,176.30
===========================================================================================================================


(1) This Registration Statement covers the maximum number of shares of common stock of the Registrant issuable upon consummation of the merger of Circle Financial Corporation ("CFC") with and into a wholly owned subsidiary of the Registrant (the "Merger").
(2) Estimated solely for the purpose of calculation of the registration fee. Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, the registration fee is based on the average of the high and low prices of the CFC Common Stock as reported on the Nasdaq Stock Market's National Market on June 12, 1996, and computed based on the maximum number of shares (415,782) that may be exchanged for the securities being registered.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        FIDELITY FINANCIAL OF OHIO, INC.

                              CROSS-REFERENCE SHEET



                        Item of Form S-4                                 Location in Prospectus

1.          Forepart of Registration Statement                     Facing Page; Cross Reference Sheet;
            and Outside Front Cover Page of                        Outside Front Cover Page of
            Prospectus                                             Prospectus/Joint Proxy Statement

2.          Inside Front and Outside Back Cover                    Inside Front Cover Page of Prospectus;
            Pages of Prospectus                                    Table of Contents; Available
                                                                   Information; Incorporation of Certain
                                                                   Documents by Reference

3.          Risk Factors, Ratio of Earnings to                     Summary; Market for Common Stock
            Fixed Charges and Other Information                    and Dividends; Comparative Per Share
                                                                   Data; Selected Consolidated Financial
                                                                   Data of FFOH; Selected Consolidated
                                                                   Financial Data of CFC

4.          Terms of the Transaction                               Summary; The Merger; Description of
                                                                   FFOH Capital Stock; Comparison of
                                                                   the Rights of Shareholders

5.          Pro Forma Financial Information                        Pro Forma Combined Consolidated
                                                                   Financial Information

6.          Material Contracts with the Company                    The Merger
            Being Acquired

7.          Additional Information Required for                    Not Applicable
            Reoffering by Persons and Parties
            Deemed to be Underwriters

8.          Interests of Named Experts and                         Not Applicable
            Counsel

9.          Disclosure of Commission's Position                    Not Applicable
            on Indemnification for Securities Act
            Liabilities

10.         Information with Respect to S-3                        Not Applicable
            Registrants

11.         Incorporation of Certain Information                   Not Applicable
            by Reference


Item of Form S-4                                                         Location in Prospectus

12.         Information with Respect to S-2 or                     Incorporation of Certain Documents by
            S-3 Registrants                                        Reference; Summary

13.         Incorporation of Certain Information                   Incorporation of Certain Documents by
            by Reference                                           Reference

14.         Information with Respect to                            Not Applicable
            Registrants Other than S-2 or S-3
            Registrants

15.         Information with Respect to S-3                        Not Applicable
            Companies

16.         Information with Respect to S-2 or                     Incorporation of Certain Documents by
            S-3 Companies                                          Reference; Summary

17.         Information with Respect to                            Not Applicable
            Companies other than S-2 or S-3
            Companies

18.         Information if Proxies, Consents or                    Summary; The Special Meetings; The
            Authorizations are to be Solicited                     Merger; Incorporation of Certain
                                                                   Documents by Reference; Management
                                                                   of FFOH after the Merger

19.         Information if Proxies, Consents or                    Not Applicable
            Authorizations are not to be Solicited,
            or in an Exchange Offer



                        FIDELITY FINANCIAL OF OHIO, INC.
                              4555 Montgomery Road
                             Cincinnati, Ohio 45212
                                 (513) 351-6666

                                _______ __, 1996

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Fidelity Financial of Ohio, Inc. ("FFOH") at __:__ a.m., Eastern Time, on _________ __, 1996 at __________________, Cincinnati, Ohio (the "Special
Meeting"). This is a very important meeting regarding your investment in FFOH.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a newly formed Ohio corporation and a wholly owned subsidiary of FFOH, and Circle Financial Corporation ("CFC"), an Ohio corporation, pursuant to which, among other things, CFC will be merged with and into FAC (the "Merger"). If the Agreement is adopted and the Merger is consummated, each outstanding share of CFC Common Stock will be converted into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH Common Stock which will be determined by applying a formula (the "Exchange Ratio"), set forth in the Agreement, which is based on the average market price ("Average FFOH Price") of the FFOH Common Stock over a 20 trading day period (the "pricing period") ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger or, under certain circumstances, a combination of cash and shares of FFOH Common Stock. If, over the pricing period, the Average FFOH Price is equal to or greater than $9.00 but equal to or less than $11.00, shareholders of CFC electing to receive stock will receive for each share of CFC Common Stock that number of shares of FFOH Common Stock equal to the ratio determined by dividing $38.00 by the Average FFOH Price. If the Average FFOH Price is greater than
$11.00, shareholders of CFC will receive 3.45 shares of FFOH Common Stock for each share of CFC Common Stock, while if the Average FFOH Price is less than $9.00, they will receive 4.22 shares for each such share.

         If the Average FFOH Price is less than $8.00 per share, CFC may terminate the Agreement, provided that in the event CFC elects to exercise this termination right and upon notice, FFOH will have the right to adjust the Exchange Ratio to an amount equal to 4.75 shares of FFOH Common Stock, in which case the Agreement will not be terminated.

         Your Board of Directors has determined the Merger to be in the best interests of FFOH and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors unanimously recommends that shareholders vote "FOR" adoption of the Agreement.

         At the Special Meeting, you will also be asked to consider and vote upon a proposal to adopt an amendment to FFOH's Articles of Incorporation in order to increase the authorized number of shares of FFOH Common Stock and Preferred Stock. The Board of Directors unanimously recommends that shareholders vote "FOR" adoption of the amendment to FFOH's Articles of Incorporation.

         Enclosed are a proxy card, a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/ Joint Proxy Statement. Also enclosed are, for both FFOH and CFC, their respective 1995 Annual Reports to Shareholders and Quarterly Reports on Form 10-Q or Form 10-QSB for the quarter ended March 31, 1996. You are urged to read all of these materials carefully.

         It is very important that your shares be represented at the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the proposal to amend FFOH's Articles of Incorporation. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

         On behalf of the Board, I thank you for your attention to this important matter.

                                Very truly yours,


                                John R. Reusing
                                President and  Chief Executive Officer

                        FIDELITY FINANCIAL OF OHIO, INC.
                              4555 Montgomery Road
                             Cincinnati, Ohio 45212
                                 (513) 351-6666

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on ________ __, 1996

         NOTICE  IS  HEREBY  GIVEN  that  a  Special   Meeting  of  Shareholders
(including any adjournment or postponements thereof, the "Special Meeting") of Fidelity Financial of Ohio, Inc. ("FFOH") will be held at __:__ _.m., Eastern Time, on ___________ __, 1996 at __________________________, Cincinnati, Ohio
for the following purposes:

         1. To consider and vote upon a proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 ("Agreement"), by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and Circle Financial Corporation ("CFC"), which provides, among other things, for (i) the merger of CFC with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of CFC outstanding immediately prior to the Merger (other than any dissenting shares under Ohio law and any shares held by either FFOH or CFC) into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH common stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH common stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger or, under certain circumstances, a combination of cash and shares of FFOH Common Stock.

         2. To consider and vote upon a proposal to adopt an amendment to FFOH's Articles of Incorporation in order to increase the authorized number of shares of common stock and preferred stock of FFOH.

         3. To transact such other business, if any, as may properly come before the Special Meeting.

         Pursuant to the Code of Regulations of FFOH, the Board of Directors has fixed the close of business on ________ __, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of FFOH of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

         The Board of Directors of FFOH has determined the Merger to be in the best interests of FFOH and its shareholders and unanimously recommends that shareholders vote "FOR" adoption of the Agreement. In addition, the Board of Directors unanimously recommends that shareholders vote "FOR" adoption of the proposed amendment to FFOH's Articles of Incorporation.


                                   By Order of the Board of Directors



                                   John R. Reusing
                                   President and Chief Executive Officer

Cincinnati, Ohio
________ __, 1996

- --------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.
FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT
THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST
THE PROPOSAL TO AMEND FFOH'S ARTICLES OF INCORPORATION.
ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT AT THE SPECIAL
MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND
RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE
AS SOON AS POSSIBLE.  IF YOU ATTEND THE SPECIAL MEETING, YOU
MAY VOTE EITHER IN PERSON OR BY PROXY.  ANY PROXY GIVEN MAY
BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR
TO THE EXERCISE THEREOF.
- --------------------------------------------------------------------------------

                          CIRCLE FINANCIAL CORPORATION
                               11100 Reading Road
                          Sharonville, Ohio 45241-1904
                                 (513) 563-6231

                                _______ __, 1996

Dear Shareholder:

         You are cordially invited to attend a Special Meeting of Shareholders of Circle Financial Corporation ("CFC") at __:__ _.m., Eastern Time, on ________ __, 1996 at _______________, Sharonville, Ohio (the "Special Meeting"). This is a very important meeting regarding your investment in CFC.

         At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and among Fidelity Financial of Ohio, Inc. ("FFOH"), an Ohio corporation, Fidelity Acquisition Corporation ("FAC"), a newly formed Ohio corporation and a wholly owned subsidiary of FFOH and CFC, pursuant to which, among other things, CFC will be merged with and into FAC (the "Merger"). If the Agreement is adopted and the Merger is consummated, each outstanding share of CFC Common Stock will be converted into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH Common Stock which will be determined by applying a formula (the "Exchange Ratio"), set forth in the Agreement, which is based on the average market price ("Average FFOH Price") of the FFOH Common Stock over a 20 trading day period (the "pricing period") ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger or, under certain circumstances, a combination of cash and shares of FFOH Common Stock. If, over the pricing period, the Average FFOH Price is equal to or greater than $9.00 but equal to or less than $11.00, shareholders of CFC electing to receive stock will receive for each share of CFC Common Stock that number of shares of FFOH Common Stock equal to the ratio determined by dividing $38.00 by the Average FFOH Price. If the Average FFOH Price is greater than
$11.00, shareholders of CFC will receive 3.45 shares of FFOH Common Stock for each share of CFC Common Stock, while if the Average FFOH Price is less than $9.00, they will receive 4.22 shares for each such share.

         If the Average FFOH Price is less than $8.00 per share, CFC may terminate the Agreement, provided that in the event CFC elects to exercise this termination right and upon notice, FFOH will have the right to adjust the Exchange Ratio to an amount equal to 4.75 shares of FFOH Common Stock, in which case the Agreement will not be terminated.

         Your Board of Directors has determined the Merger to be in the best interests of CFC and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. The Board of Directors unanimously recommends that shareholders vote "FOR" adoption of the Agreement.

         Enclosed are a proxy card, a Notice of Special Meeting of Shareholders and a Prospectus/Joint Proxy Statement which describes the Merger, its effects and the background of the transaction. A copy of the Agreement is included as Annex I to the enclosed Prospectus/ Joint Proxy Statement. Also enclosed are, for both CFC and FFOH, their respective 1995 Annual Reports to Shareholders and Quarterly Reports on Form 10-Q or Form 10-QSB for the quarter ended March 31, 1996 . You are urged to read all of these materials carefully.

         It is very important that your shares be represented at the Special Meeting. Failure to return a properly executed proxy card or to vote at the Special Meeting will have the same effect as a vote against the Agreement. Accordingly, even if you plan to be present at the Special Meeting, you are requested to complete, date, sign, and return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Special Meeting, you may vote your shares in person whether or not you have previously submitted a proxy.

         On behalf of the Board, I thank you for your attention to this important matter.

                                                     Very truly yours,


                                                     Donald H. Rolf, Jr.
                                                     Chairman and President

                          CIRCLE FINANCIAL CORPORATION
                               11100 Reading Road
                          Sharonville, Ohio 45241-1904
                                 (513) 563-6231

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on ________ __, 1996

         NOTICE  IS  HEREBY  GIVEN  that  a  Special   Meeting  of  Shareholders
(including any adjournment or postponements thereof, the "Special Meeting") of Circle Financial Corporation ("CFC") will be held at __:__ _.m., Eastern Time, on _________ __, 1996 at _________________________, Sharonville, Ohio for the
following purposes:

         1. To consider and vote upon a proposal to adopt an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Agreement"), by and among Fidelity Financial of Ohio, Inc. ("FFOH"), Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and CFC, which provides, among other things, for (i) the merger of CFC with and into FAC (the "Merger") and (ii) the conversion of each share of common stock of CFC outstanding immediately prior to the Merger (other than any dissenting shares under Ohio law and any shares held by either FFOH or CFC) into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH common stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH common stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger or, under certain circumstances, a combination of cash and shares of FFOH Common Stock.

         2. To transact such other business, if any, as may properly come before the Special Meeting.

         Pursuant to the Code of Regulations of CFC, the Board of Directors has fixed the close of business on __________ __, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. Only holders of common stock of CFC of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting.

         If the Merger is approved and consummated, holders of CFC common stock will have the right to dissent from the Merger and to obtain payment of the fair cash value of their shares by complying with Section 1701.85 of the Ohio General Corporation Law. A copy of Section 1701.85 of the Ohio General Corporation Law is attached as Annex VIII to the accompanying Prospectus/Joint Proxy Statement.

         The Board of Directors of CFC has determined the Merger to be in the best interests of CFC and its shareholders and unanimously recommends that shareholders vote "FOR" adoption of the Agreement.

                               By Order of the Board of Directors



                               Donald H. Rolf, Jr.
                               Chairman and President

Sharonville, Ohio
_______ __, 1996

- --------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING.
FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT
THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST
THE AGREEMENT.  ACCORDINGLY, EVEN IF YOU PLAN TO BE PRESENT
AT THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE,
SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID
ENVELOPE AS SOON AS POSSIBLE.  IF YOU ATTEND THE SPECIAL
MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  ANY
PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT
ANY TIME PRIOR TO THE EXERCISE THEREOF.
- --------------------------------------------------------------------------------




                   Prospectus                                                 Joint Proxy Statement

        FIDELITY FINANCIAL OF OHIO, INC.                                FIDELITY FINANCIAL OF OHIO, INC.
                     ------                                                            and
                  Common Stock                                            CIRCLE FINANCIAL CORPORATION
           (Par Value $.10 Per Share)                                                ------
                                                                     Special Meetings of Shareholders to be
                                                                           held on __________ __, 1996




         This Prospectus/Joint Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Fidelity Financial of Ohio, Inc. ("FFOH") and the Board of Directors of Circle Financial Corporation ("CFC") to be used at special meetings of shareholders of FFOH and CFC, respectively, to be held on __________ __, 1996 (including any adjournments or postponements thereof, the "FFOH Special Meeting" and the "CFC Special Meeting," respectively, and together the "Special Meetings"). The purpose of the Special Meetings is to consider and vote upon the adoption of an Amended and Restated Agreement of Merger, dated as of June 13, 1996, by and among FFOH, Fidelity Acquisition Corporation ("FAC"), a wholly owned subsidiary of FFOH, and CFC (the "Agreement"), which amends and restates the Agreement of Merger, dated as of April 29, 1996, by and between FFOH and CFC, and provides, among other things, for the merger of CFC with and into FAC (the "Merger"). In addition, shareholders of FFOH are also being asked to consider and vote upon a proposal to adopt an amendment to FFOH's Articles of Incorporation in order to increase the authorized number of shares of common stock and preferred stock of FFOH.

         Upon consummation of the Merger, each share of common stock of CFC, par value $1.00 per share ("CFC Common Stock") (other than (i) any dissenting shares under Ohio law and (ii) any shares held by FFOH or CFC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement and described herein, either $38.00 in cash or a number of shares of common stock of FFOH, par value $.10 per share ("FFOH Common Stock"), which will be determined by applying a formula (the "Exchange Ratio"), set forth in the Agreement, which is based on the average market price ("Average FFOH Price") of the FFOH Common Stock over a 20 trading day period (the "pricing period") ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger. If, over the pricing period, the Average FFOH Price is equal to or greater than $9.00 but equal to or less than $11.00, shareholders of CFC electing to receive stock will receive for each share of CFC Common Stock that number of shares of FFOH Common Stock equal to the ratio determined by dividing $38.00 by the Average FFOH Price. If the Average FFOH

Price is greater than $11.00, shareholders of CFC will receive 3.45 shares of FFOH Common Stock for each share of CFC Common Stock, while if the Average FFOH Price is less than $9.00, they will receive 4.22 shares for each such share. See "Summary," "The Merger" and Annex I.

         If the Average FFOH Price is less than $8.00 per share, CFC may terminate the Agreement, provided that in the event CFC elects to exercise this termination right and upon notice, FFOH will have the right to adjust the Exchange Ratio to an amount equal to 4.75 shares of FFOH Common Stock, in which case the Agreement will not be terminated.
See "Summary," "The Merger" and Annex I.

         This Prospectus/Joint Proxy Statement also constitutes a prospectus of FFOH relating to the shares of FFOH Common Stock issuable to holders of CFC Common Stock upon consummation of the Merger.




       THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED
        BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
               ACCURACY OR ADEQUACY OF THIS PROSPECTUS/JOINT PROXY
                      STATEMENT. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus/Joint Proxy Statement is
                               _______ __, 1996.

                              AVAILABLE INFORMATION

         Each of FFOH and CFC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Reports, proxy statements and other information filed with the SEC by FFOH and CFC can be inspected and copied at Room 1024 of the SEC's office at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and Chicago (The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661), and copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Each of the FFOH Common Stock and the CFC Common Stock is quoted on the Nasdaq Stock Market's National Market ("NASDAQ"). Consequently, reports, proxy statements and other information relating to FFOH and CFC also may be inspected at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006.

         This Prospectus/Joint Proxy Statement does not contain all of the information set forth in the Registration Statement on Form S-4 of which this Prospectus/Joint Proxy Statement is a part and exhibits thereto (together with amendments thereto, the "Registration Statement"), which has been filed by FFOH with the SEC under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), certain portions of which have been omitted pursuant to the rules and regulations of the SEC and to which reference is hereby made for further information.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by FFOH (File No. 0-27868) and CFC (File No. 0- 19430) with the SEC pursuant to the Exchange Act are hereby incorporated by reference in this Prospectus/Joint Proxy Statement:

                  (1) FFOH's Annual Report on Form 10-K for the year ended December 31, 1995; and

                  (2) FFOH's Quarterly Report on Form 10-Q for the three month period ended March 31, 1996; and

                  (3) FFOH's Current Reports on Form 8-K, dated February 29, 1996 and April 29, 1996; and

                  (4) The following portions of FFOH's Annual Report to Shareholders for the year ended December 31, 1995: selected financial and other data (pages 3 and 4); management's discussion and analysis of financial condition and results of operations (pages 5 through 13); and audited financial statements and notes thereto (pages 14 through 33).

                  (5) CFC's Annual Report on Form 10-KSB for the year ended June 30, 1995; and

                  (6) CFC's Quarterly Reports on Form 10-QSB for the three month periods ended September 30, 1995, December 31, 1995 and March 31, 1996; and

                  (7) The following portions of CFC's Annual Report to Shareholders for the year ended June 30, 1995: selected consolidated financial and other data (page 4); management's discussion and analysis of financial condition and results of operations (pages 5 through 14); and audited consolidated financial statements and notes thereto (pages 15 through 38).

         Accompanying this Prospectus/Joint Proxy Statement are FFOH's 1995 Annual Report to Shareholders and Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and CFC's 1995 Annual Report to Shareholders and Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996.

         All documents and reports filed by FFOH and CFC, respectively, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Special Meetings also are hereby incorporated herein by reference into this Prospectus/Joint Proxy Statement and shall be deemed a part hereof from the date of filing of such documents or reports. Any statement contained herein, in any supplement hereto or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus/Joint Proxy Statement to the extent that a statement contained herein, in any supplement hereto or in any subsequently filed document or report which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Prospectus/Joint Proxy Statement or any supplement hereto.

         This Prospectus/Joint Proxy Statement incorporates documents of FFOH and CFC by reference which are not presented herein or delivered herewith. All such documents with respect to FFOH are available without charge (other than certain exhibits to such documents) upon written or oral request from: Fidelity Financial of Ohio, Inc., 4555 Montgomery Road, Cincinnati, Ohio 45212,
Attention: Paul D. Staubach, Secretary (telephone number (513) 351-6666). All such documents with respect to CFC are available without charge (other than certain exhibits to such documents) upon written or oral request from: Circle Financial Corporation, 11100 Reading Road, Sharonville, Ohio 45241-1904, Attention: Theresa M. Barlow, Secretary (telephone number (513) 563-6231). In order to ensure timely delivery of such documents, any request should be made by ________ __, 1996.

         No person has been authorized to give any information or to make any representation other than those contained in this Prospectus/Joint Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by FFOH or CFC. Neither the delivery of this Prospectus/Joint Proxy Statement nor any distribution of the securities to which this Prospectus/Joint Proxy Statement relates shall, under any circumstances, create any implication that there has been no change in the affairs of FFOH or CFC since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus/Joint Proxy Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates or an offer to sell or solicitation of an offer to buy such securities or the solicitation of a proxy in any circumstances in which such an offer or solicitation is not lawful.



                                TABLE OF CONTENTS
                                                                                                           Page
Available Information...................................................................................            3
Incorporation of Certain Documents by Reference.........................................................            3
Summary.................................................................................................            9
Market for Common Stock and Dividends...................................................................           21
Unaudited Comparative Per Share Data....................................................................           22
Selected Consolidated Financial Data of FFOH............................................................           24
Selected Consolidated Financial Data of CFC.............................................................           26
General Information.....................................................................................           28
The Special Meetings....................................................................................           28
  Time, Date and Place..................................................................................           28
  Matters to be Considered..............................................................................           28
  Shares Outstanding and Entitled to Vote; Record Date..................................................           28
  Votes Required........................................................................................           29
  Voting and Revocation of Proxies......................................................................           29
  Solicitation of Proxies...............................................................................           30
Amendment to Articles of Incorporation..................................................................           30
The Merger..............................................................................................           31
  General...............................................................................................           31
  Background of the Merger..............................................................................           32
  Reasons for the Merger; Recommendations of the Boards of Directors....................................           35
  Opinions of Financial Advisors........................................................................           38
  Effects of the Merger.................................................................................           48
  The Merger Consideration..............................................................................           49
  Conditions to the Merger..............................................................................           52
  Regulatory Approvals..................................................................................           54
  Business Pending the Merger...........................................................................           55
  No Solicitation.......................................................................................           57
  Effective Time of the Merger; Termination and Amendment...............................................           58
  Interests of Certain Persons in the Merger............................................................           59
  Certain Employee Matters..............................................................................           61
  Resale of FFOH Common Stock..........................................................................            62
  Certain Federal Income Tax Consequences...............................................................           63
  Accounting Treatment of the Merger....................................................................           64
  Expenses of the Merger................................................................................           64
  Stock Option Agreements...............................................................................           64
  Stockholder Agreements................................................................................           67
  Dissenters' Rights....................................................................................           68
Management of FFOH after the Merger.....................................................................           71
Pro Forma Combined Consolidated Financial Information...................................................           72
Description of FFOH Capital Stock.......................................................................           79
  FFOH Common Stock.....................................................................................           79
  FFOH Preferred Stock..................................................................................           80
  Other Provisions......................................................................................           80
  Transfer Agent........................................................................................           81





Comparison of the Rights of Shareholders................................................................           81
  Authorized Capital Stock..............................................................................           81
  Issuance of Capital Stock.............................................................................           82
  Voting Rights.........................................................................................           82
  Payment of Dividends..................................................................................           82
  Board of Directors....................................................................................           82
  Limitations on Liability..............................................................................           83
  Indemnification of Directors, Officers, Employees and Agents..........................................           84
  Special Meetings of Shareholders......................................................................           84
  Shareholder Nominations and Proposals.................................................................           84
  Shareholder Action without a Meeting..................................................................           86
  Shareholder's Right to Examine Books and Records......................................................           86
  Limitations on Acquisitions of Voting Stock and Voting Rights.........................................           86
  Mergers, Consolidations and Sales of Assets...........................................................           87
  Business Combinations with Interested Shareholders....................................................           87
  Amendment of Governing Instruments....................................................................           88
Certain Beneficial Owners of FFOH Common Stock..........................................................           90
  Security Ownership of Management......................................................................           90
  Security Ownership of Certain Beneficial Owners.......................................................           92
Certain Beneficial Owners of CFC Common Stock...........................................................           93
  Security Ownership of Management......................................................................           93
  Security Ownership of Certain Beneficial Owners.......................................................           95
Legal Opinion...........................................................................................           97
Experts.................................................................................................           97
Proposals for the 1996 Annual Meetings..................................................................           97


Annexes:

  Annex I -               Amended and Restated Agreement of Merger, dated as
                          of June 13, 1996, by and among FFOH, FAC and CFC,
                          including an Amended and Restated Agreement of
                          Merger, dated as of June 13, 1996, by and between
                          Fidelity Federal and People's Savings, and attached as
                          Exhibit A thereto

  Annex II -              Stock Option Agreement, dated as of April 29, 1996,
                          between CFC (as issuer) and FFOH (as grantee)

  Annex III -             Stock Option Agreement, dated as of April 29, 1996,
                          between FFOH (as issuer) and CFC (as grantee)

  Annex IV -              Stockholder Agreement, dated as of April 29, 1996,
                          between FFOH and certain stockholders of CFC

  Annex V- Stockholder Agreement, dated as of April 29, 1996, between CFC and certain stockholders of FFOH

  Annex VI-               Opinion of Stifel, Nicolaus & Company, Incorporated

  Annex VII-              Opinion of RP Financial, LC.

  Annex VIII-             Section 1701.85 of the Ohio General Corporation Law


Accompanying Documents:

         1. FFOH's 1995 Annual Report to Shareholders

         2. FFOH's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996

         3. CFC's 1995 Annual Report to Shareholders

         4. CFC's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996

                                     SUMMARY

         The following summary of certain information contained elsewhere in this Prospectus/Joint Proxy Statement and in the documents incorporated herein by reference is not intended to be a complete statement of the matters described herein or therein. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus/Joint Proxy Statement and in the Annexes attached hereto, including the Agreement, a copy of which is attached hereto as Annex I, and the information incorporated herein by reference. Shareholders are urged to carefully read all such information.

The Special Meetings

         The FFOH Special Meeting will be held at __:__ _.m., Eastern Time, on ________ __, 1996 at ___________________, Cincinnati, Ohio, and the CFC Special
Meeting will be held at the same time and on the same date at ______________________, Sharonville, Ohio. Only the holders of record of outstanding shares of FFOH Common Stock and CFC Common Stock at the close of business on _______ __, 1996 (the "Record Date") are entitled to notice of and to vote at the FFOH Special Meeting and the CFC Special Meeting, respectively. On the Record Date, __________ shares of FFOH Common Stock and _________ shares of CFC Common Stock were outstanding and entitled to be voted at the FFOH Special Meeting and the CFC Special Meeting, respectively. Each share of FFOH Common Stock and each share of CFC Common Stock is entitled to one vote upon each matter properly submitted at the FFOH Special Meeting and the CFC Special Meeting, respectively.

         At the Special Meetings, shareholders of FFOH and CFC will consider and vote upon a proposal to adopt the Agreement. In addition, shareholders of FFOH will also consider and vote upon a proposal to adopt an amendment to FFOH's Articles of Incorporation in order to increase the authorized number of shares of FFOH Common Stock and FFOH preferred stock, par value $.10 per share ("FFOH Preferred Stock"). Subject to the presence of a quorum at each of the Special Meetings, a majority of the votes cast at the FFOH Special Meeting by holders of FFOH Common Stock, voting in person or by proxy, is necessary to adopt the Agreement on behalf of FFOH, and the affirmative vote of the holders of a majority of the outstanding shares of FFOH Common Stock, voting in person or by proxy, is necessary to adopt the amendment to FFOH's Articles of Incorporation. The affirmative vote of the holders of a majority of the outstanding shares of CFC Common Stock, voting in person or by proxy, is necessary to adopt the Agreement on behalf of CFC. Because adoption of the Agreement on behalf of CFC and the adoption of the amendment to FFOH's Articles of Incorporation will be based on the number of shares outstanding, rather than the number of shares voting, the failure to vote, either in person or by proxy, or the abstention from voting, by a shareholder of FFOH and/or CFC will have the same effect as a vote against such proposals. Under applicable stock exchange rules, brokers who hold shares in street name for customers are prohibited from giving a proxy to vote such customers' shares with respect to adoption of the Agreement and the amendment to FFOH's

Articles of Incorporation in the absence of specific instructions from such customers. Accordingly, such broker nonvotes also will have the same effect as votes against adoption of such proposals.

         As of the Record Date, the directors and executive officers of FFOH and their affiliates in the aggregate beneficially owned _______ shares, or ____%, of the outstanding FFOH Common Stock, excluding shares subject to options. In connection with the execution of the Agreement, CFC and certain shareholders of FFOH entered into an agreement pursuant to which, among other things, such shareholders agreed to vote their shares of FFOH Common Stock (which amount to ____% of the shares of such stock outstanding) in favor of the Agreement. See "Certain Beneficial Owners of FFOH Common Stock" and "The Merger - Stockholder Agreements."

         As of the Record Date, the directors and executive officers of CFC and their affiliates in the aggregate beneficially owned _______ shares, or ____%, of the outstanding CFC Common Stock, excluding shares subject to options. In connection with the execution of the Agreement, FFOH and certain shareholders of CFC entered into an agreement pursuant to which, among other things, such shareholders agreed to vote their shares of CFC Common Stock (which amount to ____% of the shares of such stock outstanding) in favor of the Agreement. See "Certain Beneficial Owners of CFC Stock" and "The Merger Stockholder Agreements."

Parties to the Merger

         FFOH. FFOH is an Ohio corporation and a unitary savings and loan holding company registered under the Home Owners' Loan Act, as amended (the "HOLA"). FFOH is the parent holding company of Fidelity Federal Savings Bank, a federally chartered savings bank ("Fidelity Federal"). Fidelity Federal conducts business through three full-service offices located in the Cincinnati, Ohio metropolitan area. The deposits of Fidelity Federal are insured to the maximum extent provided by law by the Savings Association Insurance Fund ("SAIF"), which is administered by the Federal Deposit Insurance Corporation ("FDIC"). The principal business of Fidelity Federal consists of attracting retail deposits from the general public and using such deposits and other funds to originate loans secured by first mortgage liens on existing single-family (one-to-four units) residential properties located primarily in southwestern Ohio. To a lesser extent, Fidelity Federal originates loans secured by existing multi-family residential and nonresidential real estate as well as construction and consumer loans. Fidelity Federal also invests in U.S. Government and federal agency obligations and mortgage-backed securities which are insured or guaranteed by federal agencies. FFOH's principal executive offices are located at 4555 Montgomery Road, Cincinnati, Ohio 45212, and its telephone number is
(513) 351- 6666. At March 31, 1996, Fidelity Federal had, on a consolidated basis, total assets of $249.4 million, total liabilities of $198.6 million, including deposits of $182.2 million, and stockholders' equity of $50.8 million.

         For additional information concerning FFOH, its business, financial condition and results of operations, see "Available Information," "Incorporation of Certain Documents by Reference" and "Selected Consolidated Financial Data of FFOH."

         FAC. FAC is a newly formed Ohio corporation which is a wholly owned subsidiary of FFOH. To date, FAC has not conducted any operations or activities and was incorporated in order to facilitate the proposed acquisition of CFC. Upon the receipt of all requisite regulatory and corporate approvals and immediately prior to the Merger, FFOH will contribute all of the outstanding capital stock of Fidelity Federal to FAC such that Fidelity Federal will be a wholly owned subsidiary of FAC and FAC will be a unitary savings and loan holding company registered under the HOLA. FAC's principal executive offices are located at 4555 Montgomery Road, Cincinnati, Ohio 45212, and its telephone number is (513) 351-6666.

         CFC. CFC is an Ohio corporation and a unitary savings and loan holding company registered under the HOLA. CFC is the parent holding company of People's Savings Association, an Ohio-chartered savings association ("People's Savings"). People's Savings conducts business through seven full-service offices located in the Cincinnati, Ohio metropolitan area. The deposits of People's Savings are insured to the maximum extent provided by law by the SAIF, which is administered by the FDIC. The principal business of People's Savings consists of attracting retail deposits from the general public and using such deposits and other funds to originate loans secured by first mortgage liens on existing single-family residential properties located primarily in southwestern Ohio. To a lesser extent, People's Savings originates loans secured by existing multi-family residential and commercial real estate as well as construction (including acquisition and development loans and land loans) and consumer and other loans. People's Savings also invests in U.S. Government and federal agency obligations, corporate notes and mortgage-backed securities, a substantial portion of which are insured or guaranteed by federal agencies. CFC's principal executive offices are located at 11100 Reading Road, Sharonville, Ohio 45241, and its telephone number is (513) 563-6231. At March 31, 1996, People's Savings had, on a consolidated basis, total assets of $229.4 million, total liabilities of $205.0 million, including deposits of $201.3 million, and stockholders' equity of $24.4 million.

         For additional information concerning CFC, its business, financial condition and results of operations, see "Available Information," "Incorporation of Certain Documents by Reference" and "Selected Consolidated Financial Data of CFC."

The Merger and the Bank Merger

         In accordance with the terms of and subject to the conditions set forth in the Agreement, CFC will be merged with and into FAC, a wholly owned subsidiary of FFOH, with FAC as the surviving corporation of the Merger. The Agreement provides that at the effective time of the Merger, each outstanding share of CFC Common Stock (other than (i) any dissenting shares under Ohio law and (ii) any shares held by either FFOH or CFC) will be converted into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement and described herein, either $38.00 in cash or a number of shares of FFOH Common Stock (the "Merger Consideration") which will be determined by applying a formula (the "Exchange Ratio"), set forth in the Agreement and described herein. If, over the pricing period, the Average FFOH Price is equal to or greater than $9.00 but equal to or less than $11.00, shareholders of CFC electing to receive stock will receive for each share of CFC Common Stock that number of shares of FFOH Common Stock equal to the ratio determined by dividing $38.00 by the Average FFOH Price. If the Average FFOH Price is greater than $11.00, shareholders of CFC will receive 3.45 shares of FFOH Common Stock for each share of CFC Common Stock, while if the Average FFOH Price is less than $9.00, they will receive 4.22 shares for each such share. See "The Merger."

         If the Average FFOH Price is less than $8.00 per share, CFC may terminate the Agreement, provided that in the event CFC elects to exercise this termination right and upon notice, FFOH will have the right to adjust the Exchange Ratio to an amount equal to 4.75 shares of FFOH Common Stock, in which case the Agreement will not be terminated.

         In connection with the execution of the Agreement, Fidelity Federal and People's Savings entered into an Amended and Restated Agreement of Merger, dated as of June 13, 1996 (the "Bank Agreement"), which amends and restates the Agreement of Merger, dated as of April 29, 1996, by and between Fidelity Federal and People's Savings. The Bank Agreement sets forth the terms and conditions, which include consummation of the Merger, pursuant to which People's Savings will merge with and into Fidelity Federal substantially concurrently with the Merger (the "Bank Merger").

Recommendations of the Boards of Directors of FFOH and CFC

         FFOH. The Board of Directors of FFOH (the "FFOH Board") has determined the Merger to be in the best interests of FFOH and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the FFOH Board unanimously recommends that shareholders of FFOH vote "FOR" adoption of the Agreement.

         The FFOH Board also unanimously recommends that shareholders of FFOH vote "FOR" the proposal to amend FFOH's Articles of Incorporation.

         CFC. The Board of Directors of CFC (the "CFC Board") has determined the Merger to be in the best interests of CFC and its shareholders and has unanimously approved the Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the CFC Board unanimously recommends that shareholders vote "FOR" adoption of the Agreement.

         See "The Merger - Reasons for the Merger; Recommendations of the Boards of Directors."

Opinions of Financial Advisors

         Stifel, Nicolaus & Company, Incorporated ("Stifel Nicolaus"), CFC's financial advisor, has delivered to the CFC Board its oral opinion of April 29, 1996, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Merger Consideration was fair, from a financial point of view, to the holders of CFC Common Stock. RP Financial, LC. ("RP Financial"), FFOH's financial advisor, has delivered to the FFOH Board its written opinion dated as of April 29, 1996, and its written opinion dated the date of this Prospectus/Joint Proxy Statement, each to the effect that, as of the date of such opinions, the Merger Consideration was fair, from a financial point of view, to the holders of FFOH Common Stock.

         For information on the assumptions made, matters considered and limits of the reviews by Stifel Nicolaus and RP Financial, see "The Merger - Opinions of Financial Advisors." Shareholders are urged to read in their entirety the opinions of Stifel, Nicolaus and RP Financial, dated as of the date of this Prospectus/Joint Proxy Statement, which are attached as Annexes VI and VII hereto, respectively.

Regulatory Approvals

         Consummation of the Merger is subject to the prior receipt of all required approvals and consents of the Merger and the Bank Merger by all applicable federal and state regulatory authorities, including the Office of Thrift Supervision ("OTS") and the Ohio Department of Commerce, Division of Financial Institutions ("Department"). Applications have been filed with such regulatory authorities for approval of the Merger and the Bank Merger. There can be no assurance that the necessary regulatory approvals will be obtained or as to the timing or conditions of such approvals. See "The Merger - Regulatory Approvals."

Conditions to the Merger

         The obligations of FFOH and CFC to consummate the Merger are subject to, among other things, the following conditions: (i) all corporate action (including without limitation approval by the requisite votes of the respective shareholders of FFOH, FAC and CFC) necessary to authroize the execution and delivery of the Agreement and the Bank Agreement and consummation of the transaction contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regualtory approvals and consents required to consummate the Merger and the Bank Merger by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto, provided, however, that no required approval or consent shall include any condition or requirement that, individually or in the aggregate, would result in a material adverse effect on the financial condition, results of operations or business of FFOH on a consolidated basis or would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to FFOH that had such condition or requirement been known FFOH, in its reasonable judgment, would not have entered into the Agreement; (iii) none of FFOH or CFC or their respective subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which prohibits, restricts or makes illegal the consummation of the Merger or the Bank Merger or any of the other transactions contemplated thereby; (iv) the Registration Statement shall have become effective under the Securities Act, and FFOH shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue FFOH Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority; (v) the shares of FFOH Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; and (vi) each of FFOH and CFC shall have received an opinion to the effect that the Merger qualifies as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and with respect to certain other related federal income tax considerations. In addition, the obligation of each of FFOH and CFC to consummate the Merger are subject to the accuracy of the other party's representations and warranties as of certain dates, the performance by the other party of its obligations under the Agreement in all material respects and the other party's delivery of an officer's certificate and legal opinions covering certain matters. Furthermore, the obligations of FFOH to consummate the Merger are conditioned on holders of not more than 10% of the outstanding CFC Common Stock electing to exercise dissenters' rights. See "The Merger - Conditions to the Merger." Substantially all of the conditions to consummation of the Merger and the Bank Merger (except for required shareholder and regulatory approvals) may be waived at any time by the party for whose benefit they were created, and the Agreement may be amended at any time by written agreement of the parties, except that no waiver or amendment occurring after approval of the Agreement by the shareholders of FFOH or CFC shall change the amount or form of the consideration which CFC's shareholders are entitled to receive in the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected. If the Merger is not consummated on or before April 29, 1997, FFOH or CFC may terminate the Agreement.

Effective Time of the Merger

         The Merger shall become effective upon the filing of a certificate of merger with the Secretary of State of the State of Ohio, unless a later date and time is specified as the effective time in such certificate of merger. The effective time of the Merger (the "Effective Time") shall be as set forth in such certificate of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Agreement by the requisite votes of the shareholders of FFOH and CFC and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger set forth in the Agreement. In addition, the Agreement may be terminated, either before or after approval by shareholders of FFOH or CFC, under certain circumstances. See "The Merger - Effective Time of the Merger; Termination and Amendment."

Price-Based Termination; Possible Adjustment of Exchange Ratio

         If the Average FFOH Price is less than $8.00 per share, CFC may terminate the Agreement, provided that in the event CFC elects to exercise this termination right and upon notice, FFOH will have the right to adjust the Exchange Ratio to an amount equal to 4.75 shares of FFOH Common Stock, in which case the Agreement will not be terminated. See "The Merger - Effective Time of the Merger; Termination and Amendment."

Certain Federal Income Tax Consequences

         Consummation of the Merger is conditioned upon delivery of an opinion of counsel to both FFOH and CFC to the effect that the Merger (i) will constitute a reorganization within the meaning of Section 368(a) of the Code and that no taxable gain will be recognized by FFOH, FAC or CFC in connection with the Merger; (ii) no gain or loss will be recognized by the shareholders of CFC upon the exchange of their shares of CFC Common Stock solely for shares of FFOH Common Stock, except for cash received in lieu of fractional shares; and (iii) a CFC shareholder who exchanges shares of CFC Common stock for cash will recognize gain, but not in excess of the amount of cash received. The opinion of counsel is summarized under "The Merger - Certain Federal Income Tax Consequences" and is filed as an exhibit to the Registration Statement of which this Prospectus/Joint Proxy Statement is a part. See "The Merger - Certain Federal Income Tax Consequences."

         Each shareholder is urged to consult his or her own tax advisor concerning the federal and any applicable foreign, state and local income tax and other tax consequences of the Merger.

Accounting Treatment of the Merger

         The Merger will be accounted for as a purchase for accounting purposes. See "The Merger - Accounting Treatment of the Merger."

Interests of Certain Persons in the Merger

         Pursuant to the Agreement, FFOH agreed (i) to take such action as is necessary to cause Donald H. Rolf, Jr., Chairman and President of CFC, Joseph D. Hughes, Senior Vice President and a director of CFC, and Thomas N. Spaeth, a director of CFC, to be elected as directors of FFOH as of the Effective Time and for terms expiring at FFOH's 1999 annual meeting of shareholders; (ii) that effective as of the Effective Time, Paul D. Staubach shall resign as a director of Fidelity Federal, and that the resulting vacancy shall be filled by Donald H. Rolf, Jr.; (iii) to cause FFOH and Fidelity Federal to elect Mr. Rolf as Chairman of such entities pursuant to the terms of an employment agreement, in a form previously agreed to by FFOH, CFC and Mr. Rolf, to be entered into as of the Effective Time; (iv) to cause FFOH and Fidelity Federal to elect Joseph D. Hughes as Executive Vice President and Chief Lending Officer of such entities pursuant to the terms of an employment agreement, in a form previously agreed to by FFOH, CFC and Mr. Hughes, to be entered into as of the Effective Time; (v) to cause FFOH and Fidelity Federal to enter into severance agreements, each in a form previously agreed to by FFOH and CFC, with certain other specified officers of CFC, effective as of the Effective Time;
(vi) to assume and satisfy CFC's obligations under an amended employment agreement with a former officer of People's Savings; and (vii) to continue rights to indemnification and liability insurance for directors and officers of CFC and People's Savings for specified periods. Other than as set forth above, no director or executive officer of CFC has any direct or indirect material interest in the Merger, except insofar as ownership of CFC Common Stock and existing options to purchase such stock might be deemed such an interest. See "The Merger Interests of Certain Persons in the Merger."

Description of FFOH Common Stock

         Subject to the rights of the holders of any class of Preferred Stock of FFOH if and when outstanding, the holders of FFOH Common Stock possess exclusive voting rights in FFOH, are entitled to such dividends as may be declared from time to time by the Board of Directors of FFOH and would be entitled to receive all assets of FFOH available for distribution in the event of any liquidation, dissolution or winding up of FFOH. Holders of FFOH Common Stock do not have any preemptive rights with respect to any shares which may be issued by FFOH in the future. Each share of FFOH Common Stock offered hereby will be fully paid and non-assessable. See "Description of FFOH Capital Stock."

Differences in Shareholders' Rights

         Shareholders of CFC who receive FFOH Common Stock in the Merger will become shareholders of FFOH and their rights as shareholders of FFOH will be governed by FFOH's Articles of Incorporation, Code of Regulations and Bylaws and the Ohio General Corporation Law ("OGCL"). The rights of shareholders of FFOH differ in certain respects from the rights of shareholders of CFC. See "Comparison of the Rights of Shareholders."

Resale of FFOH Common Stock

         The shares of FFOH Common Stock to be issued in connection with the Merger will be freely tradeable by the holders of such shares, except for those shares held by persons who may be deemed to be "affiliates" of FFOH or CFC under applicable federal securities laws. See "The Merger - Resale of FFOH Common Stock."

Stock Option Agreements

         As an inducement and a condition to FFOH's entering into the Agreement, FFOH and CFC also entered into a Stock Option Agreement, dated as of April 29, 1996 (the "CFC Option Agreement"), pursuant to which CFC granted FFOH an option (the "CFC Option"), exercisable upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of FFOH and CFC), to purchase up to 140,911 shares of CFC Common Stock, representing 19.9% of the outstanding shares of CFC Common Stock, at a price of $30.00 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to CFC's entering into the Agreement, FFOH and CFC also entered into a Stock Option Agreement, dated as of April 29, 1996 (the "FFOH Option Agreement," and together with the CFC Option Agreement, the "Stock Option Agreements"), pursuant to which FFOH granted CFC an option (the "FFOH Option"), exercisable upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of FFOH and CFC), to purchase up to 403,285 shares of FFOH Common Stock, representing approximately 9.9% of the outstanding shares of FFOH Common Stock, at a price of $11.00 per share, subject to adjustment in certain circumstances and termination within certain periods. The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger. Copies of the CFC Option Agreement and the FFOH Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof. See "The Merger - Stock Option Agreements."

Stockholder Agreements

         In connection with the execution of the Agreement, FFOH entered into a Stockholder Agreement, dated as of April 29, 1996, with ten shareholders of CFC solely in their capacities as such (the "CFC Stockholder Agreement"). Pursuant to the CFC Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such shareholders agreed, among other things, to vote his or her shares of CFC Common Stock in favor of the Agreement. In addition, in connection with the execution of the Agreement, CFC entered into a Stockholder Agreement, dated as of April 29, 1996, with ten shareholders of FFOH solely in their capacities as such (the "FFOH Stockholder Agreement.") Pursuant to the FFOH Stockholder Agreement, a copy of which is included as Annex V hereto, each of such shareholders agreed, among other things, to vote his or her shares of FFOH Common Stock in favor of the Agreement. See "The Merger - Stockholder Agreements."

Dissenters' Rights

         Pursuant to Section 1701.85 of the OGCL, holders of CFC Common Stock who (i) file with such respective company not later than ten days after shareholders vote on the Agreement at the respective Special Meetings, a written demand for payment to them of the fair cash value of their shares if the Merger is effected and (ii) have not voted in favor of the Agreement, will be entitled to be paid the fair cash value of their shares as agreed upon, or if the fair value remains unsettled, as determined by an Ohio court, provided that the Merger is consummated and such shareholders properly comply with certain statutory procedures. The written demand required to be delivered to CFC by a dissenting shareholder is in addition to and separate from any proxy or vote against the Merger. The further procedures which must be followed in connection with the exercise of dissenters' rights by dissenting shareholders are described herein under "The Merger - Dissenters' Rights" and in Section 1701.85 of the OGCL, a copy of which is attached as Annex VIII to this Prospectus/Joint Proxy Statement. Failure to take any step in connection with the exercise of such rights may result in termination or waiver thereof.

         Dissenters' Rights are not available to holders of FFOH Common Stock regardless of how they vote on the adoption of the Agreement.

Pro Forma Combined Consolidated Financial Information

         The unaudited pro forma consolidated condensed combined summary financial information set forth below gives effect to the Merger under the purchase accounting method. The pro forma consolidated condensed combined summary statements of earnings treat the Merger as if it had been consummated at the beginning of the respective periods, and the pro forma consolidated condensed combined summary statement of financial condition treats the Merger as if it had been consummated on March 31, 1996. The pro forma combined per share data gives effect to an assumed Exchange Ratio of 3.80 shares (which assumes on Average FFOH Price of $10.00 per share) and assumes that none of the outstanding stock options to purchase CFC Common Stock are exercised. For a description of the bases for the pro forma adjustments, see "Pro Forma Combined Consolidated Financial Information."

         This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed for purposes hereof, nor is it necessarily indicative of future operating results or financial position. See "Pro Forma Combined Consolidated Financial Information."


                                                                  Balance Sheet Data as of March 31, 1996
                                              --------------------------------------------------------------------

                                                                                                               Pro Forma
                                                                                          Acquisition         Consolidated
                                                                                          Adjustments          Condensed
                                                    FFOH                 CFC               Dr. (Cr.)            Combined
                                              ---------------     ---------------      ---------------     ---------------

                                                                              (In Thousands)

  Cash and cash equivalents(1)                       $ 18,071             $ 23,245          $(13,351)              $  27,965
  Investment and mortgage-
    backed securities held to
    maturity and available for sale(2)                 39,829               52,359                353                 92,541
  Loans receivable, net                               187,109              144,903              (358)                331,654
  Total assets                                        249,366              229,406            (9,157)                469,615
  Savings deposits                                    182,217              201,303              (728)                384,248
  Borrowed funds                                       14,041                2,500                 --                 16,541
  Total liabilities                                   198,586              204,969              (480)                404,035
  Retained income                                      25,889               18,798             18,798                 25,889
  Total stockholders' equity                           50,780               24,437              9,637                 65,580




(1)      Includes interest-bearing deposits in other institutions.

(2)      Includes Federal Home Loan Bank stock.



                                                                       Statement of Earnings For the
                                                                     Three Months Ended March 31, 1996
                                              --------------------------------------------------------------------

                                                                                                               Pro Forma
                                                                                          Acquisition         Consolidated
                                                                                          Adjustments          Condensed
                                                    FFOH                 CFC               Dr. (Cr.)            Combined
                                              ---------------     ---------------      ---------------     ---------------

                                                             (In Thousands, except shares and per share data)

  Interest income                                 $     4,508             $  3,891             $   18             $    8,381
  Interest expense                                      2,649                2,338               (61)                  4,926
  Net interest income                                   1,859                1,553               (43)                  3,455
  Earnings before income taxes                            837                  431               (69)                  1,337
  Net earnings                                            555                  285               (22)                    862
  Earnings per share:
       Primary                                    $      0.14           $     0.39            $    --            $      0.16
       Fully diluted                              $      0.14           $     0.39            $    --            $      0.16

  Weighted average shares
   and share equivalents
   outstanding:
       Primary                                      3,900,014              724,857                 --              5,379,935
       Fully diluted                                3,904,619              724,857                 --              5,384,540


                                                                       Statement of Earnings For the
                                                                       Year Ended December 31, 1995
                                              --------------------------------------------------------------------

                                                                                                               Pro Forma
                                                                                          Acquisition         Consolidated
                                                                                          Adjustments          Condensed
                                                    FFOH                 CFC               Dr. (Cr.)            Combined
                                              ---------------     ---------------      ---------------     ---------------

                                                             (In Thousands, except shares and per share data)

  Interest income                                  $   17,001            $  13,627            $    72             $   30,556
  Interest expense                                     10,167                8,055              (243)                 17,979
  Net interest income                                   6,834                5,572              (171)                 12,577
  Earnings before income taxes                          2,733                1,659              (276)                  4,668
  Net earnings                                          1,814                1,061               (87)                  2,962
  Earnings per share:
    Primary                                        $     0.44            $    1.46            $    --             $     0.53
    Fully diluted                                  $     0.44            $    1.46            $    --             $     0.53
  Weighted average shares
    and share equivalents
    outstanding:
       Primary                                      4,077,750              727,455                 --              5,557,671
       Fully diluted                                4,090,062              727,455                 --              5,569,983

                      MARKET FOR COMMON STOCK AND DIVIDENDS

         Each of the FFOH Common Stock and the CFC Common Stock is listed and traded in the over-the-counter market on NASDAQ under the symbol "FFOH" and "CRCL," respectively. Application will be made to list the FFOH Common Stock to be issued in connection with the Merger on NASDAQ. As of the Record Date, there were 4,073,589 shares of FFOH Common Stock outstanding, which were held by approximately 1,000 shareholders of record, and there were 708,096 shares of CFC Common Stock outstanding, which were held by approximately 300 share-holders of record. Such numbers of shareholders do not reflect the number of individuals or institutional investors holding stock in nominee name through banks, brokerage firms and others.

         The following table sets forth during the periods indicated the high and low prices of the FFOH Common Stock and the CFC Common Stock as reported on NASDAQ and the dividends declared per share of FFOH Common Stock and CFC Common Stock.


                                                  FFOH                                               CFC
                            ----------------------------------------           ----------------------------------------

                                    Market Price(1)                                     Market Price
                            --------------------------                         --------------------------
                                                            Dividends Declared                                 Dividends Declared
          1996                   High             Low          Per Share(2)         High             Low           Per Share
- ----------------------      ------------     ------------     ------------     ------------     ------------     ------------


First Quarter                      $11.00           $9.75            $.094           $29.00           $25.00             $.17
 Second Quarter (through
  __________ __, 1996)

          1995
- ----------------------


First Quarter                          --              --             .075            27.50            22.00              .15
Second Quarter                         --              --             .075            27.50            25.00              .15
Third Quarter                          --              --             .075            30.50            27.00              .15
Fourth Quarter                         --              --             .075            29.50            27.00              .15

          1994
- ----------------------


First Quarter                          --              --             .058            26.00            23.00              .12
Second Quarter                         --              --             .058            26.00            22.00              .12
Third Quarter                          --              --             .058            28.50            24.00              .12
Fourth Quarter                         --              --             .067            27.50            22.38              .12



(1) The FFOH Common Stock has been traded on the NASDAQ since March 4, 1996. Prior to March 4, 1996, the common stock of Fidelity Federal was traded in the over-the-counter market; however, there was not an active and liquid market for Fidelity Federal's common stock.

(2) As adjusted to reflect subsequent stock splits and the exchange ratio with respect to Fidelity Federal's reorganization into the stock holding company form of organization on March 4, 1996 (whereby each share of Fidelity Federal common stock held by public shareholders of Fidelity Federal was converted into 2.25 shares of FFOH Common Stock).

         Set forth below is information regarding the price per share of FFOH Common Stock and CFC Common Stock on April 29, 1996, the last trading day preceding public announcement of the Agreement following the close of business on that date. The historical prices are as reported on NASDAQ.

                                                  Historical Market
                                                   Value Per Share
                                    ----------------------------------------
                                                                                          Equivalent Market Value
              Date                          FFOH                     CFC                      Per Share of CFC
- -------------------------------     -------------------     -------------------     ---------------------------------


April 29, 1996                                  $10.625                   $27.50                           $38.00



         Shareholders are advised to obtain current market quotations for the FFOH Common Stock and the CFC Common Stock. The market price of the FFOH Common Stock at the Effective Time may be higher or lower than the market price at the time the Agreement was executed, at the date of mailing of this Prospectus/Joint Proxy Statement or at the time of the Special Meetings.


                      UNAUDITED COMPARATIVE PER SHARE DATA

         Set forth below is selected earnings, book value and cash dividends declared per common shares data on an historical basis for FFOH and CFC, on a pro forma combined basis for FFOH and on a pro forma equivalent basis for CFC. The pro forma combined per share information assumes an Exchange Ratio of 3.80 shares in the Merger and assumes that none of the outstanding options to purchase CFC Common Stock are exercised. In addition, per share information at and for the year ended December 31, 1995 with respect to FFOH has been adjusted to reflect the exchange ratio with respect to Fidelity Federal's reorganization into the stock holding company form of organization. The information set forth below should be read in conjunction with the respective financial statements of FFOH and CFC incorporated by reference in this Prospectus/Joint Proxy Statement and with the unaudited pro forma combined consolidated financial information included under "Pro Forma Combined Consolidated Financial Information." Also see "Selected Consolidated Financial Data of FFOH" and "Selected Consolidated Financial Data of CFC."



                                                            FFOH Common Stock                      CFC Common Stock
                                                   -----------------------------         -------------------------------

                                                                         Pro Forma                              Pro Forma
                                                      Historical          Combined         Historical(4)        Equivalent
                                                   -------------      -------------      ---------------     -------------


Net earnings per share(1):
    Three months ended March 31, 1996                       $0.14              $0.14               $0.39              $0.53
    Year ended December 31, 1995                             0.44               0.47                1.46               1.79

Dividends declared per share(2):
    Three months ended March 31, 1996                        0.09               0.09                0.17               0.34
    Year ended December 31, 1995                             0.30               0.30                0.60               1.14

Book value per share(3):
    March 31, 1996                                          12.47              11.81               34.51              44.88
    December 31, 1995                                        7.39               8.05               34.30              30.59


- --------------

(1) The pro forma combined net earnings per share of FFOH Common Stock are based upon the combined historical net earnings for FFOH and CFC, divided by the pro forma combined average number of shares of FFOH Common Stock outstanding. The pro forma equivalent net earnings per share of CFC Common Stock represents the pro forma combined net earnings per share of FFOH Common Stock multiplied by an assumed Exchange Ratio of 3.80 shares.

 (2) The pro forma combined dividends declared per share of FFOH Common Stock is determined by dividing FFOH and CFC combined cash dividends declared by the pro forma combined average number of shares of FFOH Common Stock outstanding. The pro forma equivalent dividends declared per share of CFC Common Stock represent the FFOH pro forma combined dividend rates multiplied by an assumed Exchange Ratio of 3.80 shares. The current annualized dividend rate per share of FFOH Common Stock, based upon the most recent quarterly dividend rate of $0.05 per share payable on July 3, 1996, would be $0.20. On a pro forma equivalent basis per share of CFC Common Stock, such current annualized FFOH dividend per share of CFC Common Stock would be $0.89, based on an assumed Exchange Ratio of 3.80 shares.

(3) The pro forma combined book value per share of FFOH Common Stock is based upon the historical total stockholder's equity for FFOH and CFC less acquisition adjustments, divided by the pro forma combined period-end shares of FFOH Common Stock outstanding. The pro forma equivalent book value per share of CFC Common Stock represents the pro forma combined book value per share of FFOH Common Stock multiplied by an assumed Exchange Ratio of 3.80 shares.

(4) FFOH's fiscal year end is December 31 while CFC's fiscal year end is June 30. For purposes of the table above, CFC financial data is presented consistent with the fiscal year end of FFOH.

                  SELECTED CONSOLIDATED FINANCIAL DATA OF FFOH
                  (Dollars in Thousands, Except Per Share Data)

         The following selected historical consolidated financial data of FFOH for the five years ended December 31, 1995 is derived in part from the audited consolidated financial statements of FFOH. The historical consolidated financial data for the three months ended March 31, 1996 and 1995 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which FFOH considers necessary for a fair presentation of the financial condition and the results of operations for these periods. Operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending December 31, 1996. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of FFOH, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."



                                          March 31,                                         December 31,
                                                         --------------------------------------------------------------------

                                             1996             1995             1994             1993         1992         1991
                                        ------------     ------------     ------------     ------------  ------------  ------------

                                         (Unaudited)

Selected Financial Condition Data(1):
Total assets                                 $249,366         $231,137         $216,168         $202,991    $194,631   $183,748
Interest-bearing deposits in other
  financial institutions                       16,258            2,784            1,766            6,002       4,271      4,627
Investment securities - at cost                    --               --               --            4,023       3,030      2,000
Investment securities available for
  sale - at market(2)                           9,566            6,044            4,267               --          --         --
Mortgage-backed securities - at cost               --               --           20,792           23,873      26,573     20,839
Mortgage-backed securities available
  for sale - at market(2)                      28,377           29,378            6,280               --          --         --
Loans receivable - net(3)                     187,109          185,132          175,222          162,392     153,409    150,299
Deposits                                      182,217          180,697          173,198          157,642     154,659    161,094
FHLB advances                                  14,041           17,653           12,089           15,954      13,605      3,500
Stockholders' equity(4)                        50,780           30,113           28,540           26,905      24,270     17,832



                                          Three Months Ended
                                              March 31,                                    Year Ended December 31,
                                    ------------------------     --------------------------------------------------------------

                                         1996            1995        1995         1994            1993            1992        1991
                                    -----------     -----------  ----------  -----------      -----------     -----------  ---------

                                             (Unaudited)
Selected Operating Data(1):
Total interest income                   $  4,508      $  4,106     $17,001      $15,748         $16,310         $17,142     $17,150
Total interest expense                     2,649         2,368      10,167        8,331           8,106           9,659      11,423
                                         -------       -------      ------       ------          ------          ------      ------
  Net interest income                      1,859         1,738       6,834        7,417           8,204           7,483       5,727
Provision for losses on loans                 17            14          71           44              52              72         474
                                         -------       -------     -------       ------          ------          ------      ------
Net interest income after
  provision for losses on loans            1,842         1,724       6,763        7,373           8,152           7,411       5,253
Other income                                 114            87         355          347             250             324         419
General, administrative and
  other expense                          (1,119)       (1,073)     (4,385)      (4,172)         (4,000)         (3,692)     (3,401)
                                        -------       -------      ------       ------          ------          ------      ------
Earnings before income taxes
  and cumulative effect of
  changes in accounting methods              837           738       2,733        3,548           4,402           4,043       2,271
Federal income taxes                       (282)         (252)       (919)      (1,176)         (1,464)         (1,371)       (850)
                                        -------         -------      ------       ------          ------         -------      ------
Earnings before cumulative
  effect of changes in accounting
  methods                                    555           486       1,814        2,372           2,938           2,672       1,421
Cumulative effect of changes
  in accounting methods                       --            --          --           --              --           (229)          --
                                        --------      --------     -------      -------          ------         ------       ------
Net earnings                            $    555      $    486     $ 1,814      $ 2,372         $ 2,938         $ 2,443     $ 1,421
                                         =======       =======      ======       ======          ======          ======      ======
Earnings per share(5)                   $    .14      $    .12     $   .45      $   .58         $   .73         $   .44     $   N/A
                                        ========      ========     =======      =======         =======          ======       =====






                                         At or For the Three
                                        Months Ended March 31,                          At or For the Year Ended December 31,
                                    ------------------------     --------------------------------------------------------------

                                         1996            1995        1995        1994         1993            1992          1991
                                    -----------     -----------  ----------    --------   -----------     -----------   -----------

                                             (Unaudited)
Selected Operating Ratios(1)(6):
Return on average assets                    .93%            .90%       .82%       1.14%         1.47%           1.29%         0.81%
Return on average equity                    6.10            6.75       6.17        8.51         11.41           11.22          8.26
Equity to assets at end of period          20.36           13.29      13.03       13.20         13.25           12.47          9.70
Interest rate spread(7)                     2.44            2.61       2.44        3.04          3.63            3.42          2.65
Net interest margin(7)                      3.18            3.27       3.13        3.63          4.20            4.03          3.30
Non-performing loans to total
  loans at end of period(8)                  .53             .38        .54         .47           .88             .27           .50
Non-performing assets to total
  assets at end of period(8)                 .40             .36        .44         .43           .77             .46           .42
Allowance for loan losses to non-
  performing loans at end of period        80.88          115.34      81.23       95.71         51.50          171.03         33.55
Average interest-earning assets to
  average interest-bearing liabilities    116.54          114.75     114.74      114.49        113.91          111.87        110.01
Net interest income after provision
  for loan losses to total general,
  administrative and other expenses       164.61          160.67     154.23      176.73        203.80          200.73        154.46
General, administrative and other
  expenses to average total assets          1.87            1.98       1.97        2.00          2.01            1.95          1.93
Full service offices                           3               4          4           4             3               3             3


- ----------------------

(1) Financial condition data and operating data as of and for the year ended December 31, 1991 are those of Fidelity Federal in mutual form.

(2) FFOH adopted SFAS No. 115 as of January 1, 1994. In connection therewith, the Savings Bank classified certain of its securities as available for sale.

(3)      At  March  31,  1996 and  December  31,  1995,  included  $171,000  and
         $646,000, respectively, of loans classified as held for sale. At December 31, 1994, 1993, 1992 and 1991, FFOH did not have any loans classified as held for sale.

(4) Comprised of retained earnings only for the year ended December 31, 1991.

(5) Earnings per share is not applicable for the year ended December 31, 1991, as Fidelity Federal converted to the stock form of ownership on May 11, 1992. Earnings per share for the year ended December 31, 1992 has been computed on a pro forma basis based on the number of days that Fidelity Federal was a stock institution during the year. Earnings per share has been adjusted to reflect subsequent stock splits and the exchange ratio with respect to Fidelity Federal's reorganization into the stock holding company form of organization (whereby each share of Fidelity Federal common stock held by public shareholders of Fidelity Federal was converted into 2.25 shares of FFOH Common Stock).

(6) With the exception of end of period ratios, all ratios are based on average monthly balances during the periods and have been annualized where appropriate.

(7) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

(8) Non-performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

                   SELECTED CONSOLIDATED FINANCIAL DATA OF CFC
                  (Dollars in Thousands, Except Per Share Data)

         The following selected historical consolidated financial data of CFC for the five years ended June 30, 1995 is derived in part from the audited consolidated financial statements of CFC. The historical consolidated financial data for the nine months ended March 31, 1996 and 1995 is derived from unaudited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which CFC considers necessary for a fair presentation of the financial condition and the results of operations for these periods. Operating results for the nine months ended March 31, 1996 are not necessarily indicative of the results that may be expected for any other interim period or the entire year ending June 30, 1996. The selected historical consolidated financial data set forth below should be read in conjunction with, and is qualified in its entirety by, the historical consolidated financial statements of CFC, including the related notes, incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference."



                                              March 31,                                     June 30,
                                                         ------------------------------------------------------------------

                                                1996        1995             1994             1993        1992             1991
                                           ------------  ----------     ------------     ------------  ----------     ------------

                                             (Unaudited)
Selected Financial Condition Data:
Total assets                                    $229,406   $189,850         $173,932         $177,698      $186,011        $185,813
Interest-bearing deposits in other
  financial institutions                          21,779      4,373              862            5,856         6,617          33,712
Investment securities - at cost                    2,997     16,998           22,942           48,997        39,714           5,547
Investment securities available for
  sale - at market(1)                                987     11,877           28,696            3,970            --              --
Mortgage-backed securities - at cost              42,708     29,127           28,438           30,091        41,629          41,047
Mortgage-backed securities available
  for sale - at market(1)                          3,992      4,104            4,121               --            --              --
Loans receivable - net                           144,903    116,200           80,455           77,366        87,453          96,589
Deposits                                         201,303    151,661          145,875          152,691       162,914         170,950
FHLB advances                                      2,500     13,500            2,500               --            --              --
Stockholders' equity(2)                           24,436     23,821           24,909           24,351        22,779          14,409



                                            Nine Months Ended
                                                March 31,                                       Year Ended June 30,
                                      ------------------------     ----------------------------------------------------------------

                                           1996            1995        1995           1994         1993        1992         1991
                                      -----------      ----------- -----------    -----------   ----------  ----------  -----------

                                               (Unaudited)
Selected Operating Data:
Total interest income                      $11,222         $ 8,806     $12,026        $10,873      $12,788     $14,881      $16,002
Total interest expense                       6,802           4,632       6,537          5,714        7,017      10,096       12,104
                                            ------          ------      ------         ------       ------      ------       ------
  Net interest income                        4,420           4,174       5,489          5,159        5,771       4,785        3,898
Provision (credit) for losses on loans          --              --          --             --           --         (2)          245
                                            ------          ------     -------         ------       ------      ------       ------
Net interest income after
  provision (credit) for losses on
  loans                                      4,420           4,174       5,489          5,159        5,771       4,787        3,653
Other income                                   611             337         428            864          596         671          333
Other expenses                             (3,794)         (3,504)     (4,519)        (4,768)      (3,786)     (3,626)      (3,224)
                                          -------         -------      ------         ------       ------      ------       ------
Income before income taxes and
 cumulative effect of changes in
 accounting principles                       1,237           1,007       1,398          1,255        2,581       1,832          762
Federal income taxes                         (454)           (342)       (475)          (420)        (881)       (586)        (330)
                                          -------         -------      ------        -------      -------     -------       ------
Income before cumulative
  effect of changes in accounting
  principles                                   783             665         923            835        1,700       1,246          432
Cumulative effect of changes
  in accounting principles                      --              --          --            315           --          --           --
                                           -------          ------     -------        -------       ------      ------       ------
Net income                                $    783        $    665     $   923        $ 1,150      $ 1,700     $ 1,246      $   432
                                           =======         =======      ======         ======       ======      ======       ======
Income per share(3)                       $   1.08        $   0.87     $  1.22        $  1.44      $  2.16     $  1.62      $   N/A
                                           =======         =======      ======         ======       ======       =====        =====






                                          At or For the Nine Months
                                               Ended March 31,                            At or For the Year Ended June 30,
                                        ------------------------      -------------------------------------------------------------

                                            1996            1995         1995          1994          1993       1992        1991
                                        -----------     -----------   ----------   -----------  ------------ --------   -----------

                                                 (Unaudited)
Selected Operating Ratios(4):
Return on average assets                       .48%            .50%        .52%         .65%            .93%      .66%         .24%
Return on average equity(5)                    4.31            3.68        3.85         4.70            7.52      5.97         3.01
Equity to assets at end of period             10.65           12.90       12.55        14.32           13.70     12.25         7.75
Interest rate spread(6)                        2.45            2.81        2.75         2.54            2.95      2.18         1.83
Net interest margin(6)                         2.77            3.25        3.20         3.01            3.33      2.65         2.22
Non-performing loans to total
  loans at end of period(7)                     .10             .13         .12          .53             .25       .11          .08
Non-performing assets to total
  assets at end of period(7)                    .07             .08         .07          .24             .10       .05          .04
Allowance for loan losses to non-
  performing loans at end of period(7)       339.33          372.26      369.57       121.46          273.90    512.12       675.64
Average interest-earnings assets to
  average interest-bearing liabilities       107.38          112.20      111.72       114.25          109.53    108.40       105.67
Net interest income after provision
  for loan losses to other expenses          116.49          119.11      121.46       108.20          152.43    132.02       113.31
Other expenses to average total
  assets                                       2.31            2.65        2.53         2.70            2.07      1.92         1.77
Full service offices                              7               6           6            7               7         7            7


- ------------------------------

 (1) CFC adopted SFAS No. 115 as of June 30, 1994. In connection therewith, CFC classified certain of its securities as available for sale.

 (2)     Reflects retained earnings of People's Savings at June 30, 1991.

 (3) Income per share is not applicable for the year ended June 30, 1991, as People's Savings converted to the stock form of ownership on August 6, 1991.

 (4) With the exception of end of period ratios, all ratios are based on average monthly balances and have been annualized where appropriate.

 (5) Includes intangibles. Return on tangible equity for the nine months ended March 31, 1996 was 4.91%.

 (6) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities. Net interest margin represents net interest income as a percentage of average interest-earning assets.

 (7) Non performing loans consist of non-accrual loans and accruing loans that are contractually past due 90 days or more, and non-performing assets consist of non-performing loans and real estate acquired by foreclosure or deed-in-lieu thereof.

                               GENERAL INFORMATION

         This Prospectus/Joint Proxy Statement is being furnished to the holders of FFOH Common Stock and CFC Common Stock in connection with the solicitation of proxies by the Boards of Directors of FFOH and CFC for use at the FFOH Special Meeting and the CFC Special Meeting, respectively. This Prospectus/Joint Proxy Statement also serves as a prospectus of FFOH in connection with the issuance of FFOH Common Stock to holders of CFC Common Stock upon consummation of the Merger.

         All information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to FFOH has been supplied by FFOH, and all information contained or incorporated by reference in this Prospectus/Joint Proxy Statement with respect to CFC has been supplied by CFC.

         This Prospectus/Joint Proxy Statement and the other documents enclosed herewith are first being mailed to shareholders of FFOH and CFC on or about _______ __, 1996.


                              THE SPECIAL MEETINGS

Time, Date and Place

         The FFOH Special Meeting will be held at __:__ _.m., Eastern Time, on ________ __, 1996 at ________________________, Cincinnati, Ohio. The CFC Special
Meeting will be held at __:__ _.m., Eastern Time, on _________ __, 1996, at _______________, Sharonville, Ohio.

Matters to be Considered

         At the Special Meetings, shareholders of FFOH and CFC will each consider and vote upon a proposal to adopt the Agreement. In addition, at the FFOH Special Meeting, shareholders of FFOH will consider and vote upon a proposal to amend FFOH's Articles of Incorporation in order to increase the authorized shares of FFOH Common Stock and FFOH Preferred Stock. Pursuant to applicable law and the articles of incorporation, code of regulations and bylaws of FFOH and CFC, respectively, no other business may properly come before the FFOH Special Meeting and the CFC Special Meeting.

Shares Outstanding and Entitled to Vote; Record Date

         The close of business on _________ __, 1996 has been fixed by the FFOH Board as the Record Date for the determination of holders of FFOH Common Stock entitled to notice of and to vote at the FFOH Special Meeting. At the close of business on the Record Date, there were __________ shares of FFOH Common Stock outstanding and entitled to vote. Each share of FFOH Common Stock entitles the holder thereof to one vote on all matters properly presented at the FFOH Special Meeting.

         The close of business on _________ __, 1996 has been fixed by the CFC Board as the Record Date for the determination of holders of CFC Common Stock entitled to notice of and to vote at the CFC Special Meeting and any adjournment or adjournments thereof. At the close of business on the Record Date, there were _________ shares of CFC Common Stock outstanding and entitled to vote. Each share of CFC Common Stock entitles the holder thereof to one vote on all matters properly presented at the CFC Special Meeting.

Votes Required

         A quorum, consisting of the holders of a majority of the issued and outstanding shares of FFOH Common Stock or CFC Common Stock, as the case may be, must be present in person or by proxy before any action may be taken at the FFOH Special Meeting or the CFC Special Meeting, as the case may be. A majority of the votes cast at the FFOH Special Meeting by holders of FFOH Common Stock as of the Record Date, voting in person or by proxy, is necessary to adopt the Agreement on behalf of FFOH, and the affirmative vote of the holders of a majority of the shares of FFOH Common Stock outstanding as of the Record Date, voting in person or by proxy, is necessary to adopt the proposal to amend FFOH's Articles of Incorporation. The affirmative vote of the holders of a majority of the shares of CFC Common Stock outstanding as of the Record Date, voting in person or by proxy, is necessary to adopt the Agreement on behalf of CFC.

         The proposals to adopt the Agreement and the amendment to FFOH's Articles of Incorporation are considered "non-discretionary items" whereby brokerage firms may not vote in their discretion on behalf of their clients if such clients have not furnished voting instructions. Abstentions and such broker "non-votes" at the FFOH Special Meeting and the CFC Special Meeting will be considered in determining the presence of a quorum at the FFOH Special Meeting and the CFC Special Meeting, respectively, but will not be counted as votes cast at such Special Meetings. Because the proposal to adopt the Agreement by CFC's stockholders and the proposal to amend FFOH's Articles of Incorporation are required to be approved by the holders of a majority of the outstanding shares of CFC Common Stock and FFOH Common Stock, respectively, abstentions and broker "non-votes" will have the same effect as a vote against such proposals (although abstentions and broker non-votes will not have such an effect in the case of voting on the proposal to adopt the Agreement at the FFOH Special Meeting).

Voting and Revocation of Proxies

         Each copy of this Prospectus/Joint Proxy Statement mailed to holders of FFOH Common Stock and CFC Common Stock is accompanied by a form of proxy for use at the FFOH Special Meeting or the CFC Special Meeting, as the case may be. Any shareholder executing a proxy may revoke it at any time before it is voted by
(i) filing with the Secretary
of FFOH (in the case of a FFOH shareholder) or the Secretary of CFC (in the case of a CFC shareholder) at the address of FFOH or CFC set forth on its respective Notice of Special Meeting of Shareholders, written notice of such revocation;
(ii) executing and returning a later-dated proxy; or (iii) attending the FFOH Special Meeting or the CFC Special Meeting, as applicable, and giving notice of such revocation in person. Attendance at the applicable Special Meeting will not, in and of itself, constitute revocation of a proxy.

         Each proxy returned to FFOH or CFC (and not revoked) by a holder of FFOH Common Stock and CFC Common Stock, respectively, will be voted in accordance with the instructions indicated thereon. If no instructions are indicated, the proxy will be voted for adoption of the Agreement and, in the case of FFOH, for adoption of the amendment to FFOH's Articles of Incorporation.

Solicitation of Proxies

         Each of FFOH and CFC will bear its costs of mailing this Prospectus/Joint Proxy Statement to its shareholders, as well as all other costs incurred by it in connection with the solicitation of proxies from its shareholders on behalf of its Board of Directors, except that FFOH and CFC will share equally the fees for registration of the FFOH Common Stock offered hereby and the cost of printing this Prospectus/Joint Proxy Statement. In addition to solicitation by mail, the directors, officers and employees of each company and its subsidiaries may solicit proxies from shareholders of such company by telephone, telegram or in person without compensation other than reimbursement for their actual expenses. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and FFOH or CFC, as the case may be, will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

         FFOH has retained _____________________, a professional proxy solicitation firm, to assist it in the solicitation of proxies. The fee payable to such firm in connection with the Merger is $_____, plus reimbursement for reasonable out-of-pocket expenses.


                     AMENDMENT TO ARTICLES OF INCORPORATION

         The FFOH Board is also seeking shareholder adoption of an amendment to FFOH's Articles of Incorporation to increase the number of authorized shares of FFOH Common Stock from 7,000,000 to 15,000,000 and the number of authorized shares of FFOH Preferred Stock from 500,000 to 5,000,000.

         The newly authorized shares of FFOH Common Stock and FFOH Preferred Stock may be issued from time to time in the future for any proper purpose without further action of the shareholders of FFOH, except as required by the Articles of Incorporation, applicable law or the applicable listing requirements of NASDAQ. Each share of FFOH Common Stock to be authorized for issuance will have the same rights and will be identical in all respects with each other share of FFOH Common Stock. The newly authorized shares of FFOH Common Stock will not affect the rights, such as voting and liquidation rights, of the shares of FFOH Common Stock currently outstanding. Shareholders will not have preemptive rights to purchase any subsequently issued shares of FFOH Common Stock. FFOH has no current plans to issue the newly authorized shares of FFOH Common Stock. The FFOH Board is authorized to issue Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The FFOH Preferred Stock may be issued in distinctly designated series, may be convertible into FFOH Common Stock and may rank prior to the FFOH Common Stock as to dividend rights, liquidation preferences or both. FFOH has no current plans to issue the newly authorized shares of FFOH Preferred Stock. Nevertheless, the ability of the FFOH Board to issue additional shares of FFOH Common Stock or FFOH Preferred Stock without additional shareholder approval may be deemed to have an anti-takeover effect. See "Description of FFOH Capital Stock."

         Adoption of the proposed amendment to FFOH's Articles of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of FFOH Common Stock, voting in person or by proxy. The FFOH Board unanimously recommends that shareholders of FFOH vote "FOR" the proposal to amend FFOH's Articles of Incorporation.


                                   THE MERGER

         The following information relating to the Merger does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this Prospectus/Joint Proxy Statement as Annex I. All shareholders are urged to read carefully the Agreement and the exhibits thereto.

General

         In accordance with the terms of and subject to the conditions set forth in the Agreement, CFC will be merged with and into FAC, with FAC as the surviving corporation of the Merger. The Agreement provides that at the Effective Time each outstanding share of CFC Common Stock (other than (i) any dissenting shares under the OGCL and (ii) any shares held by FFOH or CFC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into, subject to certain terms, conditions, limitations and procedures set forth in the Agreement and described herein, either $38.00 in cash or a number of shares of FFOH Common Stock which will be determined by applying a formula, set forth in the Agreement. See "- Merger Consideration."

         In connection with the execution of the Agreement, Fidelity Federal and People's Savings entered into the Bank Agreement, which sets forth the terms and conditions, including consummation of the Merger, pursuant to which People's Savings will merge with and into Fidelity Federal substantially concurrently with the Merger.

         Each of the FFOH Board and the CFC Board has unanimously approved the Agreement and the transactions contemplated thereby and believes that the Merger is in the best interests of FFOH and CFC, respectively, and its respective shareholders. Accordingly, the Board of Directors of each of FFOH and CFC unanimously recommends that shareholders of FFOH and CFC, respectively, vote "FOR" adoption of the Agreement.

Background of the Merger

         In connection with its normal strategic planning process, CFC continuously reviews its strategic business alternatives, devoting particular attention to the continuing consolidation and increasing competition within the banking and financial services industries in the Cincinnati market area. The Cincinnati market is home to several large regional commercial banking entities which have substantially greater financial and marketing resources available to them as well as a significant number of commercial banks and savings institutions which are reasonably comparable to CFC and FFOH in size and resources. In recent years, competition within the local banking and financial services industries has intensified, especially for smaller institutions like CFC, leading to CFC's exploration of a possible business combination with FFOH.

         In the summer of 1995 and continuing through the fall of 1995, FFOH began a review of its strategic business alternatives, devoting particular attention to the limitations on its ability to pursue acquisitions as a result of its prior mutual holding company ("MHC") ownership structure. As a MHC institution, FFOH pursued acquisition opportunities with smaller local thrifts and thrift holding companies. None of such discussions ever advanced beyond preliminary discussions, in large part because of the ownership and capital structure limitations imposed by the MHC form of ownership. In the fall of 1995, the FFOH Board determined that it was in the best interests of FFOH and its shareholders to convert from the MHC ownership structure to a full stock corporation. Among other things, the benefits of such a transaction included increased flexibility to pursue strategic acquisitions by eliminating the capital stock ownership limitations of the MHC form of ownership. In conjunction with its conversion to the stock form of organization, the FFOH Board adopted a business plan that called for FFOH to pursue asset growth through internal deposit growth, branch purchases and optionally through one or more strategic acquisitions. Such growth strategies would be pursued with the broad objectives of leveraging FFOH's excess capital position anticipated as a result of the conversion and increasing shareholder returns. On March 4, 1996, FFOH completed its conversion from the mutual to the stock form of organization and, by means of an offering of FFOH Common Stock in connection with such conversion, raised approximately $22.1 million of additional capital.

         On March 5, 1996, a representative of CFC approached senior management of FFOH, indicating that CFC was interested in meeting with representatives of FFOH to discuss a possible transaction between the two companies. As a result of this indication of interest, John R. Reusing, President and Chief Executive
Officer of FFOH, Paul D. Staubach, Senior Vice President and Chief Financial Officer and Secretary of FFOH, Donald H. Rolf, Jr., Chairman and President of CFC, and Joseph D. Hughes, Senior Vice President of CFC, met on March 6, 1996 to discuss the respective companies, the competitive challenges faced by each, consolidation within the banking industry and the rationale for a potential business combination between FFOH and CFC. Additional telephone conversations and meetings among the parties continued over the next several days, during which the parties continued to discuss the rationale for a potential business combination, as well as the management and staffing of the combined company. On March 8, 1996, FFOH and CFC entered into mutual confidentiality agreements.

         On March 12, 1996, the FFOH Board met with RP Financial to discuss the financial rationale for a potential business combination between FFOH and CFC. At a meeting on March 13, 1996, the FFOH representatives, along with a representative from RP Financial, met with the CFC representatives, along with representatives from Stifel Nicolaus. At that meeting, FFOH, CFC and the financial advisors reviewed certain financial and operational information of the respective companies and conducted interviews of the respective management teams to ascertain whether or not the transaction rationale merited further discussions. At the March 13 meeting, it was agreed that FFOH and CFC would exchange additional financial information, with the objective of determining whether or not mutually agreeable financial terms could be reached.

         On March 20, 1996, the FFOH representatives, the CFC representatives and the financial advisors met to discuss the possible financial terms under which a strategic transaction could be effected. On the basis of its analysis, FFOH and its financial advisor discussed FFOH's financial objectives should a strategic transaction be pursued, and outlined, in general, the terms under which FFOH would be willing to proceed with discussions. During the following weeks, senior management and the financial advisors of each of FFOH and CFC continued to discuss the financial and other terms of the proposed strategic transaction, including the form and amount of consideration to be offered, the Exchange Ratio, the treatment of CFC stock options, the form of the Stock Option Agreements, and issues relating to the management and operations of FFOH following the proposed transaction, including the election of each of Donald H. Rolf, Jr., Joseph D. Hughes and Thomas N. Spaeth to the FFOH Board and the employment of Donald H. Rolf, Jr., Chairman and President of CFC and Chairman of People's Savings, as Chairman of the Boards of Directors of FFOH and Fidelity Federal, and Joseph D. Hughes, Senior Vice President of CFC and President of People's Savings, as Executive Vice President of FFOH and Executive Vice President and Chief Lending Officer of Fidelity Federal. During this period, FFOH, CFC, and their respective legal counsel and financial advisors conducted reciprocal due diligence analyses. The form and amount of consideration and the Exchange Ratio was negotiated on an arm's length basis between the FFOH representatives, the CFC representatives and the financial advisors. On March 21, 1996 and April 18, 1996, the CFC Board met with CFC's senior management, financial advisor and legal counsel to review the status of discussions with FFOH and the rationale for the potential business combination.

         On April 29, 1996, at a meeting of the FFOH Board, Messrs. Reusing and Staubach reviewed with the FFOH Board the reasons for, and the potential benefits of the Merger; FFOH's legal counsel reviewed the terms of the Agreement, the Bank Agreement, the Stock Option Agreements and the Stockholder Agreements and the transactions contemplated thereby, including the election of each of Donald H. Rolf, Jr., Joseph D. Hughes and Thomas N. Spaeth to the FFOh Board and the employment of Donald H. Rolf, Jr., Chairman and President of CFC and Chairman of People's Savings, as Chairman of the Boards of Directors of FFOH and Fidelity Federal, and Mr. Joseph D. Hughes, Senior Vice President of CFC and President of People's Savings, as Executive Vice President of FFOH and Executive Vice President and Chief Lending Officer of Fidelity Federal.; and FFOH's financial advisor made a presentation regarding the financial terms of the Agreement and the fairness, from a financial point of view, of the Merger Consideration to holders of FFOH Common Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger - Reasons for the Merger; Recommendations of the Boards of Directors - FFOH", the FFOH Board unanimously approved the Agreement and the transactions contemplated thereby (including the Bank Merger), and authorized the execution of the Agreement, the Bank Agreement, the Stock Option Agreements and the Stockholder Agreements.

         On April 29, 1996, at a meeting of the CFC Board, Messrs. Rolf and Hughes reviewed with the CFC Board the reasons for, and the potential benefits of the Merger; CFC's legal counsel reviewed the terms of the Agreement, the Bank Agreement, the Stock Option Agreements and the Stockholder Agreements and the transactions contemplated thereby, including the election of each of Donald H. Rolf, Jr., Joseph D. Hughes and Thomas N. Spaeth to the FFOH Board and the employment of Donald H. Rolf, Jr., Chairman and President of CFC and Chairman of People's Savings, as Chairman of the Boards of Directors of FFOH and Fidelity Federal, and Joseph D. Hughes, Senior Vice President of CFC and President of People's Savings, as Executive Vice President of FFOH and Executive Vice President and Chief Lending Officer of Fidelity Federal; and CFC's financial advisor made a presentation regarding the financial terms of the Agreement and the fairness, from a financial point of view, of the Merger Consideration to holders of CFC Common Stock. After a thorough discussion and consideration of the factors discussed below under "The Merger - Reasons for the Merger; Recommendations of the Boards of Directors - CFC", the CFC Board unanimously approved the Agreement and the transactions contemplated thereby (including the Bank Merger), and authorized the execution of the Agreement, the Bank Agreement, the Stock Option Agreements and the Stockholder Agreements. The Agreement, the Bank Agreement, the Stock Option Agreements and the Stockholder Agreements were entered into on April 29, 1996 and on June 13, 1993, the parties amended and restated the Agreement and the Bank Agreement.

Reasons for the Merger; Recommendations of the Boards of Directors

         CFC. In reaching its determination to approve and recommend to shareholders the adoption of the Agreement and the transactions contemplated thereby, the CFC Board considered a number of factors, including, without limitation, the following:

                  (i) the  CFC  Board's  review  of the  operating  environment, including, but not limited to, the continued consolidation and increasing competition in the banking and financial services industries in southwestern Ohio, the prospect for further changes in these industries and the increasing importance of access to financial resources to a savings institution's ability to capitalize on opportunities in these industries;

                  (ii) the CFC Board's review, with the assistance of management and Stifel Nicolaus, of the financial condition, results of operations, business and overall prospects of FFOH, as well as management's best estimates of CFC's prospects;

                  (iii) the CFC Board's assessment, based on the analysis of and presentations to the CFC Board by the management of CFC and Stifel Nicolaus of CFC's strategic position, that the Merger was consistent with CFC's strategic objectives (see "The Merger - Background of the Merger");

                  (iv) the financial presentation of Stifel Nicolaus and the opinion of Stifel Nicolaus as to the fairness from a financial point of view of the Merger Consideration to CFC and its shareholders (see "The Merger - Opinions of Financial Advisors - CFC");

                  (v) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

                  (vi) the CFC Board's belief that the terms of the Agreement are attractive in that the Agreement allows CFC shareholders to become shareholders in a combined institution which would represent the largest public savings institution within the Cincinnati market area and provides the combined institution with greater ability to expand its presence in southwestern Ohio;

                  (vii) the general structure of the transaction and the high degree of compatibility of the management and business philosophies of CFC and FFOH;

                  (viii) the CFC Board's assessment that CFC would be able to continue its high level of personal service to the customers and the communities that it serves through an affiliation with another community-based institution;

                  (ix) the election upon consummation of the Merger of each of Donald H. Rolf, Jr., Joseph D. Hughes and Thomas N. Spaeth to the FFOH Board, the execution upon consummation of the Merger of employment agreements pursuant to which Donald H. Rolf, Jr., Chairman and President of CFC and Chairman of People's Savings, will serve as Chairman of the Boards of Directors of FFOH and Fidelity Federal, and Joseph D. Hughes, Senior Vice President of CFC and President of People's Savings, will serve as Executive Vice President of FFOH and Executive Vice President and Chief Lending Officer of Fidelity Federal;

                  (x) in accordance with its Articles of Incorporation, CFC's Board also considered other relevant factors, including, without limitation, the financial and managerial resources and future prospects of FFOH and the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which CFC and its subsidiaries operate or are located and on the business and properties of CFC and its subsidiaries; and

                  (xi) the expectation that the Merger will generally be a tax-free transaction to CFC and, with respect to the stock portion of the Merger Consideration, its shareholders (see "The Merger - Certain Federal Income Tax Consequences").

         The foregoing discussion of the information and factors discussed by the CFC Board is not meant to be exhaustive but is believed to include all material factors considered by CFC's Board. The CFC Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of CFC and its shareholders.

         FOR THE REASONS DESCRIBED ABOVE, THE CFC BOARD HAS DETERMINED THE MERGER TO BE IN THE BEST INTERESTS OF CFC AND ITS SHAREHOLDERS AND HAS
UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE CFC BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AGREEMENT.

         FFOH. In reaching its determination to approve and recommend to shareholders the adoption of the Agreement and the transactions contemplated thereby, the FFOH Board considered a number of factors, including, without limitation, the following:

                  (i) the FFOH Board's review, with the assistance of management and of RP Financial, of the financial condition, results of operations, business and overall prospects of FFOH and CFC;

                  (ii) the fact that CFC's strong banking franchise is contiguous to FFOH's existing banking franchise in Cincinnati, Ohio and that the Merger would improve the combined institution's franchise value as a result of the combined institution's enhanced branch network;

                  (iii) the enhanced ability of the combined entity to compete against larger competitors and the enhanced ability to expand the combined entity's presence in southwestern Ohio;

                  (iv) the financial presentations of senior management and RP Financial and the opinion of RP Financial as to the fairness of the Merger Consideration from a financial point of view to the FFOH shareholders (see "The Merger - Opinions of Financial Advisors - FFOH");

                  (v) the anticipated cost savings and operating efficiencies available to the combined institution from the Merger;

                  (vi) the  expectation  that  each of the  Merger  and the Bank
         Merger will generally be a tax-free transaction to FFOH and Fidelity Federal;

                  (vii) the general structure of the transaction and the compatibility of management and business philosophy;

                  (viii) the ability of the combined enterprise to compete in the relevant banking and non-banking markets; and

                  (ix)  the  nature  of,  and   likelihood  of  obtaining,   the
         regulatory approvals that would be required with respect to the Merger and the Bank Merger.

         The foregoing discussion of the information and factors discussed by the FFOH Board is not meant to be exhaustive but is believed to include all material factors considered by FFOH's Board. The FFOH Board did not quantify or attach any particular weight to the various factors that it considered in reaching its determination that the Merger is in the best interests of FFOH and its shareholders.

         FOR THE REASONS DESCRIBED ABOVE, THE FFOH BOARD HAS DETERMINED THE MERGER TO BE IN THE BEST INTERESTS OF FFOH AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, THE FFOH BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ADOPTION OF THE AGREEMENT.

Opinions of Financial Advisors

         CFC. CFC has retained Stifel Nicolaus to act as its financial advisor in connection with rendering a fairness opinion with respect to the Merger. Stifel Nicolaus is an investment banking and securities firm with membership on all principal U.S. securities exchanges. As part of its investment banking activities, Stifel Nicolaus is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In requesting Stifel Nicolaus' advice and opinion, the CFC Board did not give any special instructions to, or impose any limitations upon the scope of the investigation which Stifel Nicolaus might wish to conduct to enable it to give its opinion. Stifel Nicolaus has rendered its opinion that, based upon and subject to the various considerations set forth therein, as of April 29, 1996 and the date of this Prospectus/Joint Proxy Statement, the Merger Consideration to be paid for each share of CFC Common Stock resulted in consideration that was fair, from a financial point of view, to the holders of CFC Common Stock. Stifel Nicolaus is familiar with CFC, having acted as its financial advisor in connection with, and having participated in, the negotiations leading to the Agreement. Representatives of Stifel Nicolaus participated in certain portions of the meeting of CFC's Board of Directors on April 29, 1996 at which the proposed Merger was considered and certain officers of CFC were authorized to enter into the Agreement.

         The full text of Stifel Nicolaus' opinion as of the date hereof, which sets forth the assumptions made, matters considered and limitations of the review undertaken, is attached as Annex VI to this Prospectus/Joint Proxy Statement and is incorporated herein by reference, and should be read in its entirety in connection with the Prospectus/Joint Proxy Statement. The summary of the opinion of Stifel Nicolaus set forth in this Prospectus/Joint Proxy Statement is qualified in its entirety by reference to the full text of such opinion. The April 29, 1996 oral opinion was substantially identical to the opinion attached hereto. In connection with its written opinion dated as of the date of this Prospectus/Joint Proxy Statement, Stifel Nicolaus performed procedures to update certain of its analyses and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith. In updating its opinion, Stifel Nicolaus did not utilize any methods of analysis in addition to those described.

         THE OPINION OF STIFEL NICOLAUS IS DIRECTED TO THE CFC BOARD IN ITS CONSIDERATION OF THE MERGER CONSIDERATION AS DESCRIBED IN THE AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF CFC AS TO ANY ACTION THAT SUCH SHAREHOLDER SHOULD TAKE IN CONNECTION WITH THE AGREEMENT, OR OTHERWISE. IT IS FURTHER UNDERSTOOD THAT THE OPINION OF STIFEL NICOLAUS IS BASED ON MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING ON APRIL 29, 1996 AND THE DATE HEREOF.



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



         In connection with its opinion dated the date hereof, Stifel Nicolaus reviewed and analyzed material bearing upon the financial and operating condition of CFC and FFOH and material prepared in connection with the Merger, including among other things: (a) the Agreement and the Stock Option Agreements;
(b) publicly available reports filed with the SEC by CFC and by FFOH; (c) certain other publicly available financial and other information concerning CFC and FFOH and the trading markets for the publicly traded securities of CFC and FFOH; (d) certain other internal information, including projections for CFC and FFOH, relating to CFC and FFOH prepared by the managements of CFC and FFOH and furnished to Stifel Nicolaus for purposes of its analysis; and (e) publicly available information concerning certain other banks and bank holding companies, savings banks and savings and loan associations, savings and loan holding companies, the trading markets for their securities and the nature and terms of certain other merger and acquisition transactions believed relevant to its inquiry. Stifel Nicolaus also met with certain officers and representatives of CFC and FFOH to discuss the foregoing as well as other matters relevant to its inquiry, including the past and current business operations, results of regulatory examinations, financial condition and future prospects of CFC and FFOH, both separately and on a combined basis. In addition, Stifel Nicolaus reviewed the reported price and trading activity for CFC Common Stock and FFOH Common Stock, compared certain financial and stock market information for CFC and FFOH with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial banking and thrift industries, and performed such other studies and analyses as it considered appropriate. Stifel Nicolaus also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking and thrift industries generally.

         In conducting its review and arriving at its opinion, Stifel Nicolaus relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available and did not attempt independently to verify the same. Stifel Nicolaus has relied upon the managements of CFC and FFOH as to the reasonableness and achievability of the projections (and the assumptions and basis therefor) provided to Stifel Nicolaus, and assumed that such projections, including, without limitation, projected cost savings and operating synergies resulting from the Merger, reflected the best currently available estimates and judgments of such CFC management and FFOH representatives and that such projections would be realized in the amounts and time periods estimated. Stifel Nicolaus also assumed, without independent verification, that the aggregate allowances for loan losses for CFC and FFOH were adequate to cover such losses. Stifel Nicolaus did not conduct physical inspections of any of the properties or assets of CFC or FFOH, and Stifel Nicolaus did not make or obtain, and was not furnished with, any evaluations or appraisals of any properties, assets or liabilities of CFC and FFOH. Stifel Nicolaus was retained by the CFC Board to express an opinion as to the fairness, from a financial point of view, to the holders of CFC Common Stock of the Merger Consideration.

         In connection with rendering its opinion to the CFC Board, Stifel Nicolaus performed a variety of financial analyses that are summarized below. The summary of the presentations by Stifel Nicolaus to the CFC Board as set forth herein does not purport to be a complete description of such presentations. Stifel Nicolaus believes that its analysis and the summary set forth herein must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and processes underlying its opinions. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Stifel Nicolaus made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of CFC or FFOH. Any estimates contained in Stifel Nicolaus' analyses are not necessarily indicative of actual future values or results, which may be significantly more or less favorable than suggested by such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the actual prices at which companies or their securities actually may be sold. No company or transaction utilized in Stifel Nicolaus' analyses was identical to CFC or FFOH or the Merger. Accordingly, such analyses are not based solely on arithmatic calculations; rather, they involve complex considerations and judgments concerning differences in financial and operating characteristics of the relevant companies, the timing of the relevant transactions, and prospective buyer interest, as well as other factors that could affect the public trading values of the company or companies to which they are being compared. None of the analyses performed by Stifel Nicolaus was assigned a greater significance by Stifel Nicolaus than any other.

         The following is a summary of the financial analyses performed by Stifel Nicolaus in connection with providing its oral opinion to CFC's Board of Directors on April 29, 1996, which was updated as of the date hereof and is attached to this Prospectus/Joint Proxy Statement as Annex VI and is incorporated herein by reference.

         Contribution Analysis. Stifel Nicolaus reviewed certain estimated future operating and financial information developed by both CFC and FFOH for the projected twelve month period ended December 31, 1996 (the assumed closing date of the Merger) including total assets, total loans, and total deposits and compared the percentage contribution of CFC to the pro forma combined figures for CFC and FFOH and to the percentage of total outstanding FFOH Common Stock that would be owned by the CFC stockholders as a result of the Merger. The contribution analysis showed, among other things, that CFC would contribute 47.7% of combined total assets, 43.4% of combined total loans, and 52.0% of combined total deposits, while receiving 25.9% of the outstanding shares in the combined institution assuming that the Merger Consideration paid to CFC shareholders is comprised of 45% cash consideration and 55% stock consideration as contemplated by the Agreement.

         Accretion/Dilution Summary. Stifel Nicolaus reviewed certain estimated future operating and financial information developed by both CFC and FFOH for the pro forma combined entity resulting from the Merger for the projected twelve month period ended December 31, 1997. Based on this analysis, Stifel Nicolaus compared CFC's estimated future stand-alone per share earnings with such projected figures for the pro forma combined entity for this twelve month period. The Merger is projected to be accretive to shareholders electing to receive stock on a projected pro forma basis with respect to earnings per share. Stifel Nicolaus also reviewed certain estimated future operating and financial information developed by both CFC and FFOH for the pro forma combined entity resulting from the Merger for the twelve month period ended December 31, 1996 (the assumed closing date of the Merger). Based on this analysis, Stifel Nicolaus compared CFC's projected stand-alone book value per share and projected stand-alone tangible book value per share with such calculated figures for the pro forma combined entity at December 31, 1996. The Merger is projected to be accretive to shareholders electing to receive stock on a pro forma basis with respect to book value per share and tangible book value per share.

         Present Value Analysis. Applying discounted cash flow analysis to the theoretical future earnings and dividends of CFC and FFOH, Stifel Nicolaus compared the calculated value of a CFC share to the calculated value of a share of the combined entity. The analysis was based upon a range of assumed returns on assets (consistent with management's budgets), an assumed annual asset growth rate, current dividend rates, a range of assumed price/earnings ratios, and a 10% discount rate. Stifel Nicolaus selected the range of terminal price/earnings ratios on the basis of past and current trading multiples for CFC and other thrift institutions. Based on this analysis, Stifel Nicolaus concluded that the Merger increases the calculated value of a share of CFC Common Stock. This analysis examines the per share impact on a shareholder electing to receive 100% stock consideration.

         Discounted Cash Flow Analysis. Based upon estimates provided by management of the future earnings and the range of profit improvements for the pro forma combined entity, Stifel Nicolaus estimated the present value of future dividends available to be paid to FFOH under various scenarios assuming CFC maintains a capital level of approximately 6.5% of assets. Based upon management's estimated profitability ranges and a range of discount rates, under FFOH ownership, CFC could theoretically produce future cash flows to FFOH with a present value ranging from $19 million to $33 million.

         Summary Analysis of Thrift Merger Transactions. Stifel Nicolaus analyzed certain information relating to transactions in the thrift industry, including median information for 101 acquisitions announced in the U.S. between April 17, 1995 and April 17, 1996. Stifel Nicolaus also analyzed 38 thrift acquisitions announced in the Midwest Region of the U.S. during that same time period (the "Midwest Transactions"). Stifel Nicolaus also analyzed 10 thrift acquisitions announced in the U.S. between January 1, 1994 and April 23, 1996 involving sellers with total assets between $100 million and $600 million, total equity to total assets ratios between 8% and 15% and return on average assets ratios between 0.25% and 0.75% (the "Selected Transactions"). Stifel Nicolaus calculated the following ratios with respect to the Merger and the Midwest Transactions.



                                                                                   Midwest Transactions
                                                                ------------------------------------------------------
                                                    CFC/
                                                    FFOH
Ratios                                             Merger            Mean            Median          Minimum          Maximum
- -----------------------------------------      ------------     ------------     ------------     ------------     ------------

Deal Price per share/Book Value                      113.99%          134.46%          126.85%           93.09%          207.59%
Deal Price per share/Tangible
  Book Value                                         131.42           135.41           127.01            99.36           207.59
Adjusted Deal Price/6.50% Equity                     122.93           168.75           160.17            90.06           265.79
Deal Price per share/Last 12 months
  earnings per share                                 26.39x           25.70x           20.20x           10.11x           60.26x
Deal Price/Assets                                     12.14            17.28            16.49             6.50            32.59
Premium over Tangible Book
  Value/Deposits                                       3.31             5.97             5.46           (0.08)            14.31
Deal Price/Deposits                                   13.84            23.30            22.91            10.61            50.32
                                                      =====            =====            =====            =====            =====



         Stifel Nicolaus calculated the following ratios with respect to the Merger and the Selected Transactions:


                                                                                 Selected Transactions
                                                                ------------------------------------------------------
                                                    CFC/
                                                    FFOH
Ratios                                             Merger            Mean            Median          Minimum          Maximum
- -----------------------------------------      ------------     ------------     ------------     ------------     ------------

Deal Price per share/Book Value                     113.99%          131.64%          128.94%          106.99%          163.36%
Deal price per share/Tangible                        131.42           138.52           133.13           107.04           191.63
  Book Value
Adjusted Deal Price/6.50% Equity                     122.93           155.85           149.10           129.80           217.92
Deal Price per share/Last 12 months
  earnings per share                                 26.39x           24.49x           26.06x           17.55x           29.80x
Deal Price/Assets                                     12.14            13.43            12.11            10.32            18.44
Premium over Tangible Book
  Value/Deposits                                       3.31             5.16             4.43             2.45             9.28
Deal Price/Deposits                                   13.84            17.59            17.52            11.92            23.06
                                                      =====            =====            =====            =====            =====



         No company or transaction used in the above analyses as a comparison is identical to FFOH, CFC, or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

         Premium to Market Price. Stifel Nicolaus examined a range of implied prices of each share of CFC Common Stock based on premiums to market trading prices paid in two groups of comparable merger transactions involving thrift institutions as sellers. Stifel Nicolaus analyzed the Midwest Transactions and Selected Transactions to determine the 25th, 50th, and 75th percentile range of announced acquisition premiums to market trading prices for the publicly traded thrift institutions. Stifel Nicolaus applied acquisition premiums ranging from 14.2% to 40.8% to the CFC market trading price of $26.00 and calculated an implied per share valuation range of $29.69 to $36.61 per share of CFC Common Stock.

         As described above, Stifel Nicolaus' opinion and presentation to the CFC Board of Directors were among the many factors taken into consideration by the CFC Board in making its determination to approve the Merger.

         For Stifel Nicolaus' services in connection with the Merger, CFC has paid Stifel Nicolaus $90,000 and will pay Stifel Nicolaus a total fee of 1% of the Merger Consideration (of which such $90,000 shall be deemed partial payment) upon the closing of the Merger pursuant to the terms of an engagement letter and has agreed to reimburse Stifel Nicolaus for certain out-of-pocket expenses. Pursuant to the engagement letter, CFC has agreed to indemnify Stifel Nicolaus, its affiliates and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

         In the ordinary course of its business, Stifel Nicolaus actively trades equity securities of CFC and FFOH for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         FFOH. The Board of Directors of FFOH retained RP Financial in March 1996 to provide certain financial advisory and investment banking services to FFOH in conjunction with the Merger, including the rendering of an opinion with respect to the fairness of the Merger Consideration from a financial point of view to FFOH shareholders. In requesting RP Financial's advice and opinion, the Board of Directors of FFOH did not give any special instructions to, or impose any limitations upon the scope of the investigation which RP Financial might wish to conduct to enable it to give its opinion. RP Financial was selected by FFOH to act as its financial advisor because of RP Financial's expertise in the valuation of businesses and their securities for a variety of purposes including its expertise in connection with mergers and acquisitions of savings and loan associations, savings banks and savings and loan holding companies. RP Financial previously acted as financial advisor to FFOH in a variety of planning and valuation matters not related to the Merger.

         On April 29, 1996, at the meeting in which the FFOH Board approved and adopted the Agreement and the transactions contemplated thereby, RP Financial rendered its opinion to the FFOH Board that, as of such date, the Merger Consideration was fair to FFOH shareholders from a financial point of view. That opinion was updated as of the date of this Prospectus/Joint Proxy Statement. In connection with its opinion dated the date of this Prospectus/Joint Proxy Statement, RP Financial also confirmed the appropriateness of its reliance on the analysis used to render its April 29, 1996 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions on which such analyses were based and the factors considered in connection therewith.

         The full text of the opinion of RP Financial, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached to this Prospectus/Joint Proxy Statement as Annex VII and is incorporated herein by reference. FFOH's shareholders are urged to read the opinion in its entirety.

         THE  OPINION  OF RP  FINANCIAL  IS  DIRECTED  TO THE FFOH  BOARD IN ITS
CONSIDERATION OF THE MERGER CONSIDERATION AS DESCRIBED IN THE AGREEMENT, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF FFOH AS TO ANY ACTION THAT SUCH SHAREHOLDER SHOULD TAKE IN CONNECTION WITH THE AGREEMENT, OR OTHERWISE. IT IS FURTHER UNDERSTOOD THAT THE OPINION OF RP FINANCIAL IS BASED ON MARKET CONDITIONS AND OTHER CIRCUMSTANCES EXISTING ON APRIL 29, 1996 AND THE DATE HEREOF.

         The opinion states that RP Financial reviewed and analyzed the following material in conjunction with its analysis of the Merger Consideration as described in the Agreement: (1) the Agreement of Merger, dated April 29, 1996, including all exhibits thereto; (2) the following information for CFC: (a) audited financial statements for the fiscal years ended June 30, 1992 through June 30, 1995, incorporated in CFC's annual reports to shareholders or Form 10-KSBs, shareholder and internal reports, and quarterly financial statements for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 incorporated in Form 10-QSBs; (b) the Prospectus utilized in connection with People's Savings' mutual-to-stock conversion dated June 25, 1991; (c) proxy statements for the last two years; and (d) unaudited internal and regulatory financial reports and analyses prepared by management of CFC regarding various aspects of CFC's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of CFC; and (3) the following information for FFOH: (a) audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1995, incorporated in FFOH's annual reports to shareholders or Form 10-Ks, and quarterly financial statements for the quarter ended March 31, 1996 incorporated in FFOH's Form 10-Q; (b) the Prospectus utilized in connection with FFOH's mutual-to-stock conversion dated January 11, 1996; (c) proxy statements for the last two years; and (d) unaudited internal and regulatory financial reports and analyses prepared by management of FFOH regarding various aspects of FFOH's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of FFOH.

         The opinion further states that RP Financial reviewed the trading activity of the CFC Common Stock, and compared it to similar information for thrift institutions with comparable resources, financial condition, earnings, operations and markets as well as for publicly-traded thrifts with comparable financial condition, earnings, operations and markets. The opinion further states that in the course of its evaluation and analyses, RP Financial conducted discussions with managements of FFOH and CFC regarding past and current business operations, financial condition, and future prospects. RP Financial reviewed CFC's financial, operational and market area characteristics compared to similar information for comparable thrift institutions, evaluated the potential for
growth  and  profitability  for  CFC  in  its  market,   specifically  regarding
competition by other banks, thrifts, mortgage banking companies and other financial services companies, economic projections in the local market area, the impact of the regulatory, legislative and economic environments on operations and the public perception of the thrift and banking industries, and the pro forma impact on FFOH's financial condition and operations of the Merger, including potential cost savings and earnings improvements available to FFOH as a result of the Merger.

         As set forth in the opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning FFOH and CFC furnished to RP Financial by the respective companies, as well as publicly-available information regarding other financial institutions and economic data. RP Financial relied upon the managements of FFOH and CFC as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to RP Financial, and assumed that such forecasts reflected the best currently available estimates and judgments of such managements and that such financial forecasts would be realized in the amounts and in the time periods estimated by such managements. RP Financial did not perform or obtain any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of FFOH or CFC. Moreover, RP Financial expressed no opinion on matters of a legal, accounting or tax nature or the ability of the Merger to be consummated as set forth in the Agreement.

         The financial forecasts reviewed by RP Financial were prepared by the managements of FFOH and CFC. Neither FFOH nor CFC publicly discloses internal management forecasts of the type provided to the FFOH Board and RP Financial in connection with the review of the Merger, and such financial forecasts were not prepared with a view towards public disclosure. The financial forecasts were based upon numerous variables and assumptions which are inherently uncertain, including without limitation factors related to general economic and competitive conditions, as well as trends in asset quality. Accordingly, actual results could vary significantly from those set forth in such financial forecasts.

         In connection with rendering its opinion dated April 29, 1996 and updated as of the date of this Prospectus/Joint Proxy Statement, RP Financial performed a variety of analyses, which are summarized below. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. RP Financial stated that its analyses must be considered as a whole and that selecting portions of such analyses and of the factors considered by RP Financial without considering all such analyses and factors could create an incomplete view of the process underlying RP Financial's opinion. In its analyses, RP Financial made numerous assumptions with respect to industry performance, business and economic conditions, applicable laws and regulations, and other matters, many of which are beyond the control of FFOH. Any estimates contained in RP Financial's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. No company or transaction utilized in RP Financial's analyses was identical to FFOH, CFC or the Merger. None of the analyses performed by RP Financial was assigned a greater significance by RP Financial than any other.

         The following is a summary of the material financial analyses performed by RP Financial in connection with providing its opinion of April 29, 1996 and does not purport to be a complete description of all analyses employed by RP Financial.

         (a) Transaction Summary. RP Financial summarized the terms of the Merger, including the conversion of each share of CFC Common Stock into the right to receive either cash or FFOH Common Stock. RP Financial also summarized the purchase accounting treatment of the Merger including the calculation of intangible assets, the collars and related provisions negotiated in conjunction with the issuance of FFOH Common Stock, and the pricing ratios indicated by the Merger Consideration relative to the book value, tangible book value, earnings and assets of CFC.

         (b) Comparable Transactions Analysis. In this analysis, RP Financial conducted an evaluation of the financial terms, financial and operating condition and market area of other recent business combinations among comparable thrift institutions both pending and completed. In conjunction with its analysis, RP Financial considered the multiples of book value, earnings and assets implied by the terms in such completed and pending comparable transactions involving: (i) selling companies whose financial characteristics were comparable to those of CFC including companies operating in the Midwest U.S. with total assets of between $100 and $400 million, equity to assets greater than 8.0 percent and return on equity of less than 8.0 percent ("Comparable Transactions"); and (ii) selling companies headquartered in the State of Ohio or Northern Kentucky ("Ohio/No. Kentucky Transactions"). The average price-to-book value ratios indicated by the Comparable Transactions and Ohio/No. Kentucky Transactions were 130% and 144%, respectively, versus a price-to-book value ratio of approximately 113% indicated by the Merger
Consideration based on March 31, 1996 financial data and 114% based on forecasted December 31, 1996 financial data. The average price-to-tangible book value ratios indicated by the Comparable Transactions and Ohio/No. Kentucky Transactions were 132% and 144%, respectively, versus a price-to-tangible book value ratio of approximately 130% indicated by the Merger Consideration based on March 31, 1996 financial data and 131% based on forecasted December 31, 1996 financial data. The average price-to-earnings multiples indicated by the Comparable Transactions and the Ohio/No. Kentucky Transactions were 24.85 times and 22.63 times, respectively, versus a price-to-earnings multiple of approximately 26.47 times indicated by the Merger Consideration based on March 31, 1996 financial data and 18.95 times based on forecasted December 31, 1996 financial data. The average price-to-assets ratios indicated by the Comparable Transactions and Ohio/No. Kentucky Transactions were 18.97% and 21.98%, respectively, versus a price- to-assets ratio of approximately 12.01% indicated by the Merger Consideration based on March 31, 1996 financial data and 12.02% based on forecasted December 31, 1996 financial data.

         (c) Ability to Pay Analysis. In this analysis, RP Financial analyzed certain balance sheet and income statement data for FFOH and CFC on a pro forma combined basis. Such analysis reviewed the pro forma and forecasted profitability, capital, tangible capital, credit quality, and asset size of FFOH and CFC. The analysis showed, among other things, that the combined company will have approximately $470 million in assets and stockholders' equity of $66 million on a pro forma combined basis after the Merger. Approximately $4.5 million of intangible assets will be created as a result of the Merger in addition to the approximately $3.1 million of existing intangible assets of CFC. Profitability was evaluated assuming expense savings of approximately $750,000 annually, and the forecasted financial information was evaluated utilizing a sensitivity analysis. The results of the Ability to Pay Analysis indicated that the financial terms of the Merger were forecasted to be dilutive to FFOH's tangible book value per share, with tangible book value per share realizing a decrease of between 14% and 19%, with the level of such dilution depending upon the issuance price of FFOH Common Stock at the date the Exchange Ratio is determined. The results of the Ability to Pay Analysis indicated that the financial terms of the Merger were forecasted to be accretive to FFOH's earnings per share, with fiscal 1997 earnings per share realizing an increase of between approximately 12% and 18%, depending upon the issuance price of FFOH Common Stock at the date the Exchange Ratio is determined, and fiscal 1998 earnings per share realizing an increase of between approximately 11% to 17%. The benefits to the holders of FFOH Common Stock of the earnings accretion were evaluated relative to the dilution in tangible book value. RP Financial also took into account such factors as FFOH's greater market capitalization and the greater liquidity of the FFOH Common Stock on a combined pro forma basis, as well as the competitive advantages anticipated to be realized by FFOH as a result of the Merger in terms of increased asset size, available economies of scale, expanded number of markets served through the expanded branch network, and future opportunities for expansion. The Ability to Pay Analysis was based on data available at the time performed and should not be construed as indicative of the actual impact of the Merger upon consummation or future impact of the Merger following consummation.

         (d) Alternative Strategies. RP Financial evaluated alternative strategies that could potentially be pursued by FFOH in lieu of the Merger to increase earnings per share. Evaluated were two alternative strategies. In the first alternative strategy, instead of the Merger, FFOH pursued a leverage strategy that sought to increase earnings per share by quickly adding new assets and liabilities at a positive yield-cost spread. Such leverage was assumed to be in addition to internal growth forecasted by FFOH, and was comprised of purchases of investment and mortgage-backed securities funded with borrowings (i.e. "wholesale growth") at a pre-tax spread of between 0.50% and 0.75%. In the second alternative strategy, FFOH pursued an aggressive stock repurchase strategy, repurchasing shares of FFOH Common Stock in the open market to increase earnings per share. Stock repurchases by FFOH were assumed at $10.12 per share with a pretax funding cost of 6.5% for the cash utilized to repurchase shares. To achieve an earnings per share accretion of approximately 15% (i.e., comparable to the anticipated midrange of earnings increases forecasted for the Merger) under the alternative strategies, FFOH would be required to either leverage the balance sheet with wholesale growth of between $80 to $120 million or would be required to repurchase approximately 30 percent of the existing outstanding shares of FFOH Common Stock. RP Financial concluded that such alternative strategies would likely face sufficient regulatory and market hurdles as to make them unfeasible to implement. In addition, RP Financial's analysis considered a comparative analysis of other such factors as market share, competitive considerations, and other benefits to FFOH provided by the Merger than would not be provided by such alternative strategies.

         On the basis of these analyses, RP Financial concluded that the Merger Consideration, as described in the Agreement, is fair to the shareholders of FFOH from a financial point of view. As described above, RP Financial's opinion and presentation to the FFOH Board was one of many factors taken into consideration by the FFOH Board in making its determination to approve the Agreement. Although the foregoing summary describes the material components of the analyses presented by RP Financial to the FFOH Board, it does not purport to be a complete description of all the analyses performed by RP Financial and is qualified by reference to the written opinion of RP Financial attached to this Prospectus/Joint Proxy Statement as Annex VII, which the FFOH shareholders are urged to read in its entirety.

         FFOH and RP Financial have entered into a letter agreement, dated April 5, 1996 (the "RP Financial Engagement Letter"), relating to the services to be provided by RP Financial in connection with the Merger. Pursuant to the RP Financial Engagement Letter, FFOH agreed to pay RP Financial total fees of $65,000, of which $40,000 has been paid to date, plus reimbursement of certain out-of-pocket expenses, for its services in connection with the Merger. In addition, pursuant to the RP Financial Engagement Letter, FFOH also agreed to indemnify RP Financial against certain liabilities, including liabilities under the federal securities laws.

Effects of the Merger

         Effect on CFC's Shareholders. Upon consummation of the Merger, each shareholder of CFC shall be entitled to receive either cash or shares of FFOH Common Stock, or, in certain circumstances, a combination of cash and shares of FFOH Common Stock, in consideration for each share of CFC Common Stock then held and thereupon shall cease to be a shareholder of CFC.

         Effect on CFC and People's Savings. Upon consummation of the Merger, FAC, as the surviving corporation of the Merger, shall succeed to all the rights, obligations and properties of CFC, the separate corporate existence of which shall cease. In addition, upon consummation of the Bank Merger, Fidelity Federal, as the surviving corporation of the Bank Merger, shall succeed to all the rights, obligations and properties of People's Savings, the separate corporate existence of which shall cease.

         Effect on FFOH. Upon consummation of the Merger, Messrs. Rolf, Hughes and Spaeth will become directors of FFOH, for terms expiring at FFOH's 1999 annual meeting of shareholders. In addition, upon consummation of the Merger, Mr. Staubach shall resign as a director of Fidelity Federal, and the resultant vacancy shall be filled by Mr. Rolf.

The Merger Consideration

         General. The Agreement provides that at the Effective Time, each share of CFC Common Stock (other than (i) any dissenting shares under the OGCL and (ii) any shares held by FFOH or CFC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH Common Stock which will be determined by applying a formula, set forth in the Agreement, which is based on the Average FFOH Price over a 20 trading day period (the "pricing period") ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger or, under certain circumstances, a combination of cash and shares of FFOH Common Stock. If, over the pricing period, the Average FFOH Price is equal to or greater than $9.00 but equal to or less than $11.00, shareholders of CFC electing to receive stock will receive for each share of CFC Common Stock that number of shares of FFOH Common Stock equal to the ratio determined by dividing $38.00 by the Average FFOH Price. If the Average FFOH Price is greater than
$11.00, shareholders of CFC will receive 3.45 shares of FFOH Common Stock for each share of CFC Common Stock, while if the Average FFOH Price is less than $9.00, they will receive 4.22 shares for each such share.

         If the Average FFOH Price is less than $8.00 per share, CFC may terminate the Agreement, provided that in the event CFC elects to exercise this termination right and upon notice, FFOH will have the right to adjust the Exchange Ratio to an amount equal to 4.75 shares of FFOH Common Stock, in which case the Agreement will not be terminated.

         If between the date of the Prospectus/Joint Proxy Statement and the Effective Time, the shares of FFOH Common Stock are changed into or exchanged for a different number or kind of shares by reason of any reorganization, reclassification, recapitalization, stock dividend, stock split, reverse stock split or other changes in FFOH's capitalization, the Merger Consideration as specified above shall be adjusted accordingly.

         Election and Exchange Procedures. As promptly as practicable after the Effective Time (and in no event later than seven business days following the Effective Time), FFOH shall cause a to-be-designated exchange agent ("Exchange Agent") to mail or make available to each holder of record of a certificate or certificates which immediately prior the Effective Time represented issued and outstanding shares of CFC Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of CFC Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the Merger Consideration and (ii) an election form in such form as FFOH and CFC shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive FFOH Common Stock with respect to all such holder's CFC Common Stock (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all such holder's CFC Common Stock (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of CFC Common Stock (the "No-Election Shares"). Any shares of CFC Common Stock with respect to which the holder thereof shall not, as of a to-be-specified deadline ("Election Deadline"), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares.

         Any election to receive FFOH Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of CFC Common Stock covered thereby, subject to certain limited exceptions in the case of lost or destroyed certificates. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing CFC Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         Within ten business days after the Election Deadline, the Exchange Agent will effect the allocation among holders of CFC Common Stock of rights to receive FFOH Common Stock or cash in accordance with the Election Form.

         If the number of Cash Election Shares times $38.00 is less than the product of the number of shares of CFC Common Stock (other than shares of CFC Common Stock owned by CFC (including treasury shares) or FFOH) outstanding at the Effective Time times .45 times $38.00 (the "Aggregate Cash Consideration"), then:

         (1) all Cash Election Shares will be converted into the right to receive cash,

         (2) the Exchange Agent will select first from among the holders of No-Election Shares and then (if necessary) will allocate among the holders of Stock Election Shares (by the method of allocation described below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times $38.00 equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

         (3) the No-Election Shares and Stock Election Shares which are not Reallocated Cash Shares will be converted into the right to receive Acquiror Common Stock.

         If the number of Cash Election Shares times $38.00 is greater than the Aggregate Cash Consideration, then:

         (1) all Stock Election Shares and all No-Election Shares will be converted into the right to receive FFOH Common Stock,

         (2) the Exchange Agent will allocate among the holders of Cash Election Shares (by the method of allocation described below), a sufficient number of Cash Election Shares ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares times $38.00 equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive FFOH Common Stock, and

         (3) the Cash Election Shares which are not Reallocated Stock Shares will be converted into the right to receive cash.

         After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of CFC Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of FFOH Common Stock or the amount of cash into which the aggregate number of shares of CFC Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to the Agreement and, if such holder's shares of CFC Common Stock have been converted into FFOH Common Stock, any other distribution theretofore paid with respect to the FFOH Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented CFC Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for in the Agreement shall, except as otherwise provided in the Agreement, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of FFOH Common Stock or the right to receive the amount of cash into which such CFC Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of CFC of certificates representing shares of CFC Common Stock and if such certificates are presented to FFOH for transfer, they shall be cancelled against delivery of certificates for FFOH Common Stock or cash as provided in the Agreement. No dividends which have been declared will be remitted to any person entitled to receive shares of FFOH Common Stock until such person surrenders the certificate or certificates representing CFC Common Stock, at which time such dividends shall be remitted to such person, without interest.

         No Fractional Shares of FFOH Common Stock to be Issued. No fractional shares of FFOH Common Stock shall be issued in the Merger to holders of shares of CFC Common Stock. Each holder of shares of CFC Common Stock who otherwise would have been entitled to a fraction of a shares of FFOH Common Stock shall receive in lieu thereof, at the time of surrender of the certificate or certificates representing such holder's shares of CFC Common Stock, an amount of cash (without interest) determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average FFOH Price.

         Treatment of Outstanding Stock Options for CFC Common Stock. The Agreement provides that immediately before the Effective Time, each option with respect to CFC Common Stock that is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from CFC, subject to required withholding taxes, if any, cash in an amount determined by multiplying (i) the excess, if any, of $38.00 over the applicable exercise price per share of such option by (ii) the number of shares of CFC Common Stock subject to such option.

Conditions to the Merger

         The Agreement provides that consummation of the Merger is subject to the satisfaction of certain conditions, or the waiver of such conditions by the party or parties entitled to do so, at or before the Effective Time. Each of the parties' obligations under the Agreement is subject to the following conditions:
(i) all corporate action (including without limitation approval by the requisite votes of the respective shareholders of FFOH, FAC and CFC) necessary to authorize the execution and delivery of the Agreement and the Bank Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken; (ii) the receipt of all necessary regulatory approvals and consents required to consummate the Merger and the Bank Merger by any governmental authority, and the expiration of all notice periods and waiting periods with respect thereto, provided, however, that no required approval or consent shall include any condition or requirement that, individually or in the aggregate, would result in a material adverse effect on the financial condition, results of operations or business of FFOH on a consolidated basis or would so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to FFOH that had such condition or requirement been known FFOH, in its reasonable judgment, would not have entered into the Agreement; (iii) none of FFOH or CFC or their respective subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which prohibits, restricts or makes illegal the consummation of the Merger or the Bank Merger or any of the other transactions contemplated thereby; (iv) the Registration Statement shall have become effective under the Securities Act, and FFOH shall have received all permits, authorizations or exemptions necessary under all state securities laws to issue FFOH Common Stock in connection with the Merger, and neither the Registration Statement nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by any governmental authority;
(v) the shares of FFOH Common Stock to be issued in connection with the Merger shall have been approved for quotation on NASDAQ; and (vi) each of FFOH and CFC shall have received an opinion to the effect that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code and with respect to certain other related federal income tax considerations.

         In addition to the foregoing conditions, the obligations of FFOH under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of CFC set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by CFC; (iii) the receipt of a certificate from specified officers of CFC with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of certain legal opinions from CFC's legal counsel; (v) the receipt by FFOH of such certificates of CFC's officers or others and such other documents to evidence fulfillment of the conditions relating to CFC as FFOH may reasonably request; and (vi) the holders of not more than 10% of the outstanding CFC Common Stock shall have elected to exercise dissenters' or appraisal rights under Section 1701.85 of the OGCL. Any of the foregoing conditions may be waived by FFOH.

         In addition to the other conditions set forth above, CFC's obligations under the Agreement are conditioned upon (i) the accuracy in all material respects as of the date of the Agreement and as of the Effective Time of the representations and warranties of FFOH set forth in the Agreement, except as to any representation or warranty which specifically relates to an earlier date and except as otherwise contemplated by the Agreement; (ii) the performance in all material respects of all covenants and obligations required to be complied with and satisfied by FFOH; (iii) the receipt of a certificate from specified officers of FFOH with respect to compliance with the conditions relating to (i) and (ii) immediately above as set forth in the Agreement; (iv) the receipt of certain legal opinions from legal counsel to FFOH; and (v) the receipt by CFC of such certificates of FFOH's officers or others and such other documents to evidence fulfillment of the conditions relating to them as CFC may reasonably request. Any of the foregoing conditions may be waived by CFC.

Regulatory Approvals

         Consummation of the Merger is subject to prior receipt of all required approvals and consents of the Merger and the Bank Merger by all applicable federal and state regulatory authorities. In order to consummate the Merger and the Bank Merger, FFOH must obtain the prior consent and approval, as applicable, of the OTS and the Department.

         The Merger is subject to the prior approval of the OTS under the HOLA and the Bank Merger is subject to the prior approval of the OTS under the Bank Merger Act ("BMA") provisions of the Federal Deposit Insurance Act. Pursuant to the applicable provisions of the HOLA and the BMA, the OTS may not approve the Merger or the Bank Merger if (i) such transaction would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States; or (ii) the effect of such transaction, in any section of the country, may be to substantially lessen competition, or tend to create a monopoly, or in any other manner to restrain trade, in each case unless the OTS finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interests by the probable effect of the transaction in meeting the convenience and needs of the community to be served. In conducting its review of any application for approval, the OTS is required to consider whether the financial and managerial resources of the acquiring savings and loan holding company and acquiring savings institution are adequate (including consideration by a variety of means of the competence, experience and integrity of the applicant's directors, officers and principal shareholders and compliance with, among other things, fair lending laws). The OTS has the authority to deny an application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act of 1977, as amended.

         Each of the HOLA and the BMA provides that a transaction approved by the OTS generally may not be consummated until 30 days after approval by such agency. If the U.S. Department of Justice and the OTS otherwise agree, this 30-day period may be reduced to as few as 15 days. During such period, the U.S. Department of Justice may commence a legal action challenging the transaction under the antitrust laws. The commencement of an action would stay the effectiveness of the approval of the OTS unless a court specifically orders otherwise. If, however, the U.S. Department of Justice does not commence a legal action during such waiting period, it may not thereafter challenge the transaction except in an action commenced under Section 2 of the Sherman Antitrust Act.

         The approval of the Department also is required for consummation of the Merger. Under Ohio law, the Department shall not approve an application for such a transaction unless it determines, after a consideration of all relevant evidence, that the rights of all interested parties are protected. The factors to be considered by the Department in this regard are substantially similar to those to be considered by the OTS, as discussed above.

         Applications have been filed with applicable regulatory authorities for approval of the Merger and the Bank Merger. Although neither FFOH nor CFC is aware of any basis for disapproving the Merger and the Bank Merger, there can be no assurance that all requisite approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements which, individually or in the aggregate, would (i) result in a material adverse effect on the financial condition, results of operations or business of FFOH on a consolidated basis or (ii) so materially reduce the economic or business benefits of the transactions contemplated by the Agreement to FFOH that had such condition or requirement been known FFOH, in its reasonable judgment, would not have entered into the Agreement. If any such condition or requirement is imposed, the Agreement permits the Board of Directors of FFOH to terminate the Agreement.

Business Pending the Merger

         Pursuant to the Agreement, CFC agreed that, except as contemplated by the Agreement or with the prior written consent of FFOH, during the period from the date of the Agreement and continuing until the Effective Time, CFC and CFC's subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. Pursuant to the Agreement, CFC also agreed to use all reasonable efforts to (i) preserve its business organization and that of its subsidiaries intact, (ii) keep available to itself and FFOH the present services of the employees of CFC and its subsidiaries and (iii) preserve for itself and FFOH the goodwill of the customers of CFC and its subsidiaries and others with whom business relationships exist. In addition, under the terms of the Agreement, CFC agreed, except as contemplated by the Agreement, not to take certain actions, nor permit its subsidiaries to take certain actions, without the prior written consent of FFOH, including, among other things, the following:
(i) declare, set aside, make or pay any dividend or other distribution in respect of CFC Common Stock, except for regular quarterly cash dividends at a rate per share of CFC Common Stock not in excess of $.17 per share, which shall have the same record and payment dates as the record and payment dates relating to dividends on the FFOH Common Stock, it being the intention of the parties that the shareholders of CFC receive dividends for any particular quarter on either the CFC Common Stock or the FFOH Common Stock but not both; (ii) issue, grant or authorize any capital stock or rights to acquire the same, other than in each case pursuant to the CFC Option Agreement; purchase any shares of CFC Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization; (iii) amend its articles of incorporation, code of regulations or bylaws; impose, or suffer the imposition of, any material lien, charge or encumbrance on any share of stock held by CFC in any of its subsidiaries, or permit any such lien to exist; or waive or release any material right or cancel or compromise any material debt or claim; (iv) increase the rate of compensation of, pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (a) as may be required pursuant to binding commitments existing on the date of the Agreement or as previously disclosed to FFOH, (b) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice and (c) in the case of Messrs. Rolf and Hughes, in the event the Merger is not consummated by January 1, 1997, such as may be granted in the ordinary course of business consistent with past practice; (v) enter into or, except as may be required by law, modify any employee benefit plan, or make any contributions to any defined benefit or defined contribution plan other than in the ordinary course of business consistent with past practice; (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by CFC or its subsidiaries or guarantee by CFC or its subsidiaries of any such obligation, except for deposits and certain other borrowings in the ordinary course of business consistent with past practice, (y) any employment, consulting or severance contracts or agreements, or amend any such existing agreement, or
(z) any contract, agreement or understanding with a labor union; (vii) change its methods of accounting or tax reporting, except as may be required by changes in generally accepted accounting principles or applicable law; (viii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies; (ix) make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date of the Agreement and other than expenditures necessary to maintain existing assets in good repair; (x) file any applications or make any contract with respect to branching or site location or relocation;
(xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; (xii) engage in any transaction with affiliated persons or affiliates other than loans to directors, officers and employees in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations; (xiii) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business; (xiv) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;
(xv) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging interest rate risk; (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights; (xvii) take any action that would result in any of the representations and warranties of CFC contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (xviii) agree to do any of the foregoing.

         Pursuant to the Agreement, FFOH agreed that during the period from the date of the Agreement to the Effective Time, except as expressly contemplated or permitted by the Agreement or with the prior written consent of CFC, FFOH and Fidelity Federal shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. In addition, under the terms of the Agreement, FFOH agreed, except as contemplated by the Agreement, not to take the following actions, nor permit Fidelity Federal to take the following actions, without the prior written consent of CFC: (i) declare, set aside, make or pay any dividend or other distribution in respect of FFOH Common Stock, except for regular quarterly cash dividends at a rate per share of FFOH Common Stock not in excess of $.05 per share; (ii) issue, grant or authorize any capital stock or rights to acquire the same, other than in each case pursuant to the FFOH Option Agreement or FFOH employee stock benefit plans;
(iii) effect any recapitalization, reclassification, stock split or like change in capitalization; (iv) amend its articles of incorporation, code of regulations or bylaws in a manner which would adversely affect the terms of the FFOH Common Stock or the ability of FFOH to consummate the transactions contemplated by the Agreement; (v) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity (including acquisitions of branch offices and related deposit liabilities); (vi) change its method of accounting in a manner which would have a material adverse effect on FFOH's financial condition or results of operations during fiscal 1996, except as may be required by changes in generally accepted accounting principles or applicable law; (vii) take any action that would result in any of the representations and warranties of FFOH contained in the Agreement not to be true and correct in any material respect at the Effective Time; or (viii) agree to do any of the foregoing.

         Pursuant to the Agreement, FFOH and CFC also agreed to provide the other party and its representatives with such financial data and other information with respect to its and its subsidiaries' business and properties as such party shall from time to time reasonably request. Each party will cause all non-public financial and business information obtained by it from the other to be treated confidentially. If the Merger is not consummated, each party will return to the other all non-public financial statements, documents and other materials previously furnished by such party.

No Solicitation

         Pursuant to the Agreement, neither CFC nor FFOH shall, and each of them shall cause its respective subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its subsidiaries, other than as contemplated by the Agreement, provided, however, that the Board of Directors of CFC or FFOH, on behalf of CFC and FFOH, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Each of CFC and FFOH has agreed to promptly inform the other party of any such request for information or of any such negotiations or discussions, as well to instruct its and its subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by the above-described restrictions.

Effective Time of the Merger; Termination and Amendment

         The Effective Time of the Merger shall be the date and time of the filing of a certificate of merger with the Secretary of State of Ohio, unless a different date and time is specified as the effective time in such certificate of merger. The Effective Time shall be as set forth in such certificate of merger, which will be filed only after the receipt of all requisite regulatory approvals of the Merger and the Bank Merger, approval of the Agreement by the requisite votes of the shareholders of CFC and FFOH and the satisfaction or waiver of all other conditions to the Merger and the Bank Merger set forth in the Agreement.

         A closing (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day following the satisfaction or waiver (to the extent permitted) of all the conditions to consummation of the Merger specified in the Agreement (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), or on such other date as the parties may mutually agree upon.

         The Agreement may be terminated as follows: (i) at any time on or prior to the Effective Time by the mutual consent in writing of the parties; (ii) at any time on or prior to the Effective Time in the event of a material breach by the other party of any representation, warranty, material covenant or undertaking, which breach has not been cured within the time period specified in the Agreement; (iii) at any time by any party in writing if any application for any required federal or state regulatory approval has been denied or is approved with any condition or requirement which would prevent satisfaction of this condition to FFOH's obligation to consummate the Merger, and the time period for appeals and requests for reconsideration has run; (iv) at any time by any party in writing if the shareholders of FFOH or CFC fail to approve the Agreement at a meeting duly called for the purpose, unless the failure of such occurrence is due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth in the Agreement; (v) by any party in writing in the event that the Merger is not consummated by April 29, 1997, provided that this right to terminate shall not be available to any party whose failure to perform an obligation under the Agreement resulted in the failure of the Merger to be consummated by such date; (vi) at any time by either FFOH or CFC if such party is not in default and such party determines in good faith that any condition precedent to such party's obligations to consummate the Merger is or would be impossible to satisfy, and such condition is not waived by the other party; and (vii) by CFC if the Average FFOH Price is less than $8.00, subject, however, to the following three sentences. If CFC elects to exercise its termination right pursuant to clause (vii) above, it


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



shall give written notice to FFOH. During the five-day period commencing with its receipt of such notice, FFOH shall have the option to increase the stock portion of the consideration to be received by the holders of CFC Common Stock under the Agreement by adjusting the Exchange Ratio to 4.75 shares. If FFOH so elects within such five-day period, it shall give prompt written notice to CFC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to clause (vii) above and the Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified).

         In the event of termination, the Agreement shall become null and void, except that certain provisions thereof relating to expenses and confidentiality shall survive any such termination and any such termination shall not relieve any breaching party from liability for any willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

         To the extent permitted under applicable law, the Agreement may be amended or supplemented at any time by written agreement of the parties whether before or after the approval of the shareholders of FFOH or CFC, provided that after any such approval the Agreement may not be amended or supplemented in a manner which modifies either the amount or form of the consideration to be received by CFC's shareholders or otherwise materially adversely affects CFC shareholders without further approval by those shareholders who are so affected.

Interests of Certain Persons in the Merger

         Certain directors and executive officers of CFC may be deemed to have interests in the Merger in addition to their interests as shareholders generally. The Board of Directors of CFC was aware of these factors and considered them, among other matters, in approving the Agreement and the transactions contemplated thereby.

         Election of Directors. Pursuant to the Agreement, FFOH agreed that it will take such action as is necessary to cause each of Donald H. Rolf, Jr., Joseph D. Hughes and Thomas N. Spaeth to be elected as a director of FFOH for a term which expires at FFOH's 1999 annual meeting of shareholders. In addition, FFOH has agreed that effective as of the Effective Time, Paul D. Staubach shall resign as a director of Fidelity Federal, and the resultant vacancy shall be filled by Donald H. Rolf, Jr.

         Employment and Severance Arrangements. Pursuant to the Agreement, as of the Effective Time, FFOH and Fidelity Federal shall enter into an employment agreement with Donald H. Rolf, Jr., Chairman and President of CFC, and Joseph D. Hughes, Senior Vice President of CFC, pursuant to which Messrs. Rolf and Hughes shall serve as Chairman and Executive Vice President, respectively, of FFOH and Fidelity Federal for a period of three years from the Effective Time. In addition, subject to satisfactory reviews by the Boards of Directors of FFOH and Fidelity Federal (collectively, the "Employers"), the employment


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



agreements may be extended for additional one-year terms on each anniversary date so that the remaining term shall be three years. Pursuant to the employment agreements, Messrs. Rolf and Hughes shall be entitled to be compensated at a rate not less than the rate of compensation received by him from People's Savings immediately prior to the Effective Time.

         The employment agreements are terminable with or without cause by the Employers. Messrs. Rolf and Hughes shall have no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that either Mr. Rolf or Mr. Hughes terminates his employment because of failure of the Employers to comply with any material provision of the respective employment agreement or (ii) such employment agreement is terminated by the Employers other than for cause, disability, retirement or death or by Mr. Rolf or Mr. Hughes as a result of certain adverse actions which are taken with respect to Mr. Rolf's or Mr. Hughes' respective employment, in each case following a Change in Control of FFOH, as defined, Messrs. Rolf and Hughes will be entitled to a cash severance amount equal to three times his respective base salary. In addition, Messrs. Rolf and Hughes will be entitled to a continuation of benefits similar to those they are receiving at the time of such termination for the remaining term of the agreement or until such employee obtains full-time employment with another employer.

         A Change in Control is generally defined in the employment agreements to include any change in control required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the FFOH's outstanding voting securities and (ii) a change in majority of the directors of FFOH during any two-year period without the approval of at least two-thirds of the persons who were directors of FFOH at the beginning of such period.

         The employment agreements provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the employee, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipients average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.



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



         In connection with the Merger and pursuant to the Agreement, as of the Effective Time, the Employers will also enter into severance agreements with Anita G. Glasmeier, an existing officer of People's Savings, and Carolyn R. Watt, an existing officer of CFC and People's Savings, in order to assist the Employers in maintaining a stable and competent management base. The severance agreements provide for a two-year term, and subject to satisfactory performance reviews by the Boards of Directors, may be extended on each anniversary date for an additional year so that the remaining term will be two years. The severance agreements provide for severance payments in the event that certain adverse actions are taken with respect to an employee's employment following a Change in Control of FFOH, as defined, in an amount equal to two times the respective employee's annual compensation.

         Finally, pursuant to the Agreement, as of the Effective Time, FFOH will assume and satisfy CFC's obligations under an amended employment agreement with a former officer of CFC.

         Indemnification and Insurance. Pursuant to the Agreement, FFOH agreed, from and after the Effective Time through the third anniversary of the Effective Time, to indemnify and hold harmless each present and former director, officer and employee of CFC or its subsidiaries determined as of the Effective Time against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such indemnified parties were entitled under the articles of incorporation, code of regulations and bylaws of CFC and any subsidiary of CFC as in effect as of the date of execution of the Agreement.

         Pursuant to the Agreement, FFOH also agreed to permit CFC to purchase directors' and officers' liability insurance (on substantially the same terms and conditions as the liability insurance currently provided for CFC's directors and officers as of the date of the Agreement) for acts or omissions occurring prior to the Effective Time for a period of three years following the Effective Time, subject to certain limitations with respect to the cost of such insurance coverage.

         Other than as set forth above, no director or executive officer of CFC has any direct or indirect material interest in the Merger, except insofar as ownership of CFC Common Stock and existing options to purchase such stock might be deemed such an interest.

Certain Employee Matters

         The  Agreement   provides  that  current   employees  of  CFC  and  its
subsidiaries shall be entitled to participate in FFOH's employee benefit plans on the same terms and to the same extent as similarly situated employees of FFOH and its subsidiaries. For purposes of


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



determining eligibility to participate in and the vesting of benefits under FFOH's employee benefit plans, FFOH shall recognize years of service with CFC and its subsidiaries as such service is recognized by CFC and its subsidiaries.

Resale of FFOH Common Stock

         The FFOH Common Stock issued pursuant to the Merger will be freely transferable under the Securities Act, except for shares issued to any CFC shareholder who may be deemed to be an affiliate of FFOH for purposes of Rule 144 promulgated under the Securities Act ("Rule 144") or an affiliate of CFC for purposes of Rule 145 promulgated under the Securities Act ("Rule 145") (each an "Affiliate"). Affiliates will include persons (generally executive officers, directors and 10% shareholders) who control, are controlled by or are under common control with (i) FFOH or CFC at the time of the CFC Special Meeting or
(ii) FFOH at or after the Effective Time.

         Rules 144 and 145 will restrict the sale of FFOH Common Stock received in the Merger by Affiliates and certain of their family members and related interests. Generally speaking, during the two years following the Effective Time, those persons who are Affiliates of CFC at the time of the CFC Special Meeting, provided they are not Affiliates of FFOH at or following the Effective Time, may publicly resell any FFOH Common Stock received by them in the Merger, subject to certain limitations as to, among other things, the amount of FFOH Common Stock sold by them in any three-month period and as to the manner of sale. After the two-year period, such Affiliates may resell their shares without such restrictions so long as there is adequate current public information with respect to FFOH as required by Rule 144. Persons who are Affiliates of FFOH after the Effective Time may publicly resell the FFOH Common Stock received by them in the Merger subject to similar limitations and subject to certain filing requirements specified in Rule 144.

         The ability of Affiliates to resell shares of FFOH Common Stock received in the Merger under Rule 144 or 145 as summarized herein generally will be subject to FFOH's having satisfied its Exchange Act reporting requirements for specified periods prior to the time of sale. Affiliates also would be permitted to resell FFOH Common Stock received in the Merger pursuant to an effective registration statement under the Securities Act or another available exemption from the Securities Act registration requirements. This Prospectus/Joint Proxy Statement does not cover any resales of FFOH Common Stock received by persons who may be deemed to be Affiliates of FFOH or CFC in the Merger.

         FFOH has received from each person who may be deemed to be an Affiliate (for purposes of Rule 145) of CFC a letter agreement intended to ensure compliance with the foregoing provisions of the Securities Act.



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Certain Federal Income Tax Consequences

         The  following  summary  discusses  the  material  federal  income  tax consequences of the Merger. The summary is based on the Code, applicable Treasury Regulations thereunder, and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. This summary is not a complete description of all of the consequences of the Merger and, in particular, may not address federal income tax considerations that may affect the treatment of a shareholder which, at the Effective Time, already owns FFOH Common Stock, is not a U.S. citizen, is a tax-exempt entity or an individual who acquired CFC Common Stock pursuant to an employee stock option, or exercises some form of control over CFC. In addition, no information is provided herein with respect to the tax consequences of the Merger under applicable foreign, state, or local laws.

         Thompson Hine & Flory, P.L.L. has rendered an opinion to FFOH and CFC, based upon the assumptions set forth therein, that the Merger will have the federal income tax consequences as discussed below.

         The Merger  will  constitute  a  reorganization  within the  meaning of
Section 368(a)(1)(A) and Section 368(a)(2)(D) of the Code, and FFOH, FAC and CFC will each be a party to a reorganization. Accordingly, neither FFOH, FAC nor CFC will recognize any gain or loss as a result of the Merger. In addition, no gain or loss will be recognized by a shareholder of CFC upon the exchange of shares of CFC Common Stock solely for shares of FFOH Common Stock except for any gain recognized with respect to cash received by a shareholder of CFC in lieu of fractional shares of FFOH Common Stock. A shareholder of CFC who receives cash in lieu of a fractional interest in FFOH Common Stock will be treated as if a fractional share were distributed as part of the Merger exchange, immediately redeemed, and then as having received a cash distribution in full payment of the stock thus redeemed as provided in Section 302 of the Code. Any shareholder of CFC who receives cash in exchange for their shares of CFC Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any FFOH Common Stock received in the Merger over the shareholder's adjusted tax basis in their CFC Common Stock, or (ii) the amount of cash received. The adjusted tax basis of the FFOH Common Stock received by shareholders of CFC who exchange all of their CFC Common Stock solely for FFOH Common Stock in the Merger will be the same as the adjusted tax basis of the shares of CFC Common Stock surrendered in exchange therefor, decreased by any amount allocable to a fractional share interest for which cash is received. The holding period of the FFOH Common Stock received by shareholders of CFC who exchange all of their CFC Common Stock solely for FFOH Common Stock in the Merger will include the holding period of the shares of CFC Common Stock surrendered in exchange therefor, provided that such CFC Common Stock is held as a capital asset by the CFC shareholder at the consummation of the Merger.



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



         THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS OF THE MERGER AND DOES NOT CONSIDER THE PARTICULAR FACTS OR CIRCUMSTANCES OF ANY SHAREHOLDER. THUS, CFC SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER.

Accounting Treatment of the Merger

         The Merger will be accounted for as a purchase for financial reporting purposes. Under this method of accounting, FFOH will record the acquisition of CFC at its cost at the Effective Time of the Merger, which cost would include the cash paid in the Merger, the fair value of the shares of FFOH Common Stock issued in the Merger and all direct acquisition costs. The acquisition cost will be allocated to the acquired assets and liabilities of CFC based upon their fair values at the Effective Time of the Merger in accordance with generally accepted accounting principles. Acquisition cost in excess of the fair values of the net assets acquired, if any, will be recorded as an intangible asset and amortized over a period of 15 years for financial accounting purposes. The reported income of FFOH will include the operations of CFC after the Effective Time of the Merger. See "Pro Forma Combined Consolidated Financial Information."

Expenses of the Merger

         The Agreement provides that each party thereto shall each bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Registration Statement and the registration fee to be paid to the SEC in connection therewith shall be shared equally between FFOH and CFC.

Stock Option Agreements

         As an inducement and a condition to FFOH's entering into the Agreement, FFOH and CFC also entered into the CFC Option Agreement, pursuant to which CFC, as issuer, granted FFOH, as grantee, the CFC Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of FFOH and CFC), to purchase up to 140,911 shares of CFC Common Stock, representing 19.9% of the outstanding shares of CFC Common Stock, at a price of $30.00 per share, subject to adjustment in certain circumstances and termination within certain periods. As an inducement and a condition to CFC's entering into the Agreement, FFOH and CFC also entered into the FFOH Option Agreement, pursuant to which FFOH, as issuer, granted CFC, as grantee, the FFOH Option, upon the occurrence of certain events (none of which has occurred as of the date hereof to the best of the knowledge of FFOH and CFC), to purchase up to 403,285 shares of FFOH Common Stock, representing approximately 9.9% of the outstanding shares of FFOH Common Stock, at a price of $11.00 per share, subject


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to adjustment in certain  circumstances and termination  within certain periods.
With the exception of the number and percentage of shares of common stock of the Issuer ("Issuer Common Stock") subject to an Option ("Option Shares") and the per share price at which an Option may be exercised, the terms of the CFC Stock
Option  Agreement  and  the  FFOH  Stock  Option  Agreement  are   substantially
identical.

         For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means CFC with respect to the CFC Option Agreement and FFOH with respect to the FFOH Option Agreement, (ii) "Grantee" means FFOH with respect to the CFC Option Agreement and CFC with respect to the FFOH Option Agreement and (iii) "Option" means the CFC Option or the FFOH Option, as applicable.

         Provided that the holder of an Option (which is initially the Grantee thereof) is not in material breach of the Agreement or the applicable Stock Option Agreement and there is no applicable injunction or order in effect, the holder of the Option may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined), provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time, (ii) termination of the Agreement in accordance with its terms prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined), other than a termination of the Agreement by Grantee as a result of the Issuer having breached a material covenant or obligation in the Agreement (a "Default Termination"); (iii) 12 months after termination of the Agreement by Grantee pursuant to a Default Termination and (iv) 12 months after termination of the Agreement (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event. The purchase of any shares of Issuer Common
Stock pursuant to a Stock Option Agreement is subject to compliance with applicable law, including the receipt of necessary approvals under the change in Bank Control Act of 1978, as amended (the "CBC Act").

         Each Stock Option Agreement defines a "Purchase Event" to mean any of the following events:

                  (i) without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or



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                  (ii) any  person  (other  than  Grantee or any  subsidiary  of
         Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

         Each Stock Option Agreement defines a "Preliminary Purchase Event" to include any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to as a "Tender Offer" and an "Exchange Offer," respectively); or

                  (ii) (A) the holders of Issuer Common Stock shall not have approved the Agreement at the meeting of such shareholders held for the purpose of voting on the Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement, or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Agreement, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction,
         (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under certain banking laws for approval to engage in an Acquisition Transaction; or

                  (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Agreement and such breach would entitle Grantee to terminate the Agreement in accordance with its terms (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Agreement), after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its shareholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its shareholders to make a proposal to engage in an Acquisition Transaction if the Agreement terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with an applicable governmental authority to engage in an Acquisition Transaction.



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         As used in the Stock Option Agreements, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         Each Stock Option Agreement provides that, subject to limitations set forth therein, the holder of the Option may demand that Issuer promptly prepare, file and keep current a registration statement under the Securities Act covering the Option Shares and use its reasonable efforts to cause such registration statement to become effective and remain current in order to permit the disposition of the Option Shares by such holder.

         Each Stock Option Agreement provides for adjustment in the number of Option Shares to reflect any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction. Each Stock Option Agreement also provides that upon the occurrence of certain events set forth therein the Option must be converted into, or exchanged for, an option, at the election of the holder of the Option, covering the stock of another corporation or Issuer (the "Substitute Option"). The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula set forth in each Stock Option Agreement.

         At the request of a holder of an Option at any time beginning on the first occurrence of certain events, including, among others, the acquisition by a third party of beneficial ownership of 50% or more of the outstanding Issuer Common Stock, and ending 12 months thereafter, Issuer will repurchase from the holder of the Option (i) the Option and (ii) all shares of Issuer Common Stock purchased by the holder of the Option pursuant to the applicable Stock Option Agreement with respect to which such holder then has beneficial ownership. The manner for determining the repurchase price of the Option and such shares of Issuer Common Stock is set forth in each Stock Option Agreement.

         The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Agreement and may have the effect of discouraging competing offers to the Merger.

         Copies of the CFC Option Agreement and the FFOH Option Agreement are included as Annexes II and III to this Prospectus/Joint Proxy Statement, respectively, and reference is made thereto for the complete terms thereof.

Stockholder Agreements

         In conjunction with the Agreement, FFOH also entered into the CFC Stockholder Agreement, dated as of April 29, 1996, with certain directors and executive officers of CFC. See "Certain Beneficial Owners of CFC Common Stock." Pursuant to the CFC Stockholder Agreement, a copy of which is included as Annex IV hereto, each of such persons, solely in his or her capacity as a shareholder of CFC, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of CFC Common Stock prior to the meeting of shareholders of CFC at which the Agreement is considered and to vote such shares of CFC Common Stock in favor of the Agreement. In addition, in conjunction with the Agreement, CFC also entered into the FFOH Stockholder Agreement, dated as of April 29, 1996, with certain directors and executive officers of FFOH. See "Certain Beneficial Owners of FFOH Common Stock." Pursuant to the FFOH Stockholder Agreement, a copy of which is included as Annex V hereto, each of such persons, solely in his or her capacity as a shareholder of FFOH, agreed, among other things, not to sell, pledge, transfer or otherwise dispose of his or her shares of FFOH Common Stock prior to the meeting of shareholders of FFOH at which the Agreement is considered and to vote such shares of FFOH Common Stock in favor of the Agreement.

Dissenters' Rights

         Pursuant to Section 1701.85 of the OGCL, in the event that the Merger is consummated, any holder of shares of CFC Common Stock who objects to the Merger is entitled to dissent from the Merger and to have the fair value of such shares ("Dissenting Stock") as determined by FFOH, CFC, or if necessary, judicially determined, paid to him or her, by complying with the provisions of
Section 1701.85 of the OGCL. Failure to take any steps set forth in Section 1701.85 in connection with the exercise of such rights may result in termination or waiver thereof.

         The following is a summary of the statutory procedures required to be followed by a holder of Dissenting Stock (a "dissenting shareholder") in order to exercise his or her rights under the OGCL. This summary is qualified in its entirety by reference to Section 1701.85 of the OGCL, the text of which is attached as Annex VIII to this Prospectus/Joint Proxy Statement.

         Under Section 1701.85 where a merger is to be submitted for approval at a meeting of shareholders, as in the case of the CFC Special Meeting, not later than ten days after such meeting, any holder of CFC Common Stock for which appraisal rights are available who wishes to assert his appraisal rights shall deliver to CFC a written demand for payment to him of the fair cash value of the shares for which he seeks relief. The demand shall include the dissenting shareholder's address, the number and class of such shares and the amount claimed by him as the fair cash value of the shares. ANY SUCH SHAREHOLDER WHO WISHES TO EXERCISE SUCH APPRAISAL RIGHTS SHOULD REVIEW CAREFULLY THE FOLLOWING DISCUSSION AND ANNEX VIII TO THIS PROSPECTUS/JOINT PROXY STATEMENT BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS UNDER SECTION 1701.85.

         A demand for appraisal rights must be in addition to and separate from any proxy or vote against the Merger. A vote against the Merger does not, by itself, constitute a demand for appraisal rights. Also, voting for the Merger will result in the loss of appraisal rights with respect to such shares.

         Only a holder of record of shares of CFC Common Stock is entitled to assert appraisal rights for the shares of CFC Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the holder of record fully and correctly, as his name appears on his stock certificates. If the shares of CFC Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of CFC Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for such owner or owners. A record holder such as a broker who holds shares of CFC Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of CFC Common Stock held for one or more beneficial owners while not exercising such rights with respect to the shares of CFC Common Stock held for other beneficial owners; in such case, the written demand should set forth the number of shares of CFC Common Stock as to which appraisal is sought and where no number of shares of CFC Common Stock is expressly mentioned the demand will be presumed to cover all shares of CFC Common Stock held in the name of the record owner. Shareholders who hold their shares of CFC Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights must take all necessary steps in order that a demand for appraisal is made by the record holder of such shares and are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the record holder and for surrendering the certificates for such shares for notation of appraisal rights as set forth below.

         All written demands for appraisal with respect to CFC Common Stock should be sent or delivered to Theresa M. Barlow, Secretary, Circle Financial Corporation, 11100 Reading Road, Sharonville, Ohio 45241, within ten days following the CFC Special Meeting.

         If CFC sends to a dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to CFC the certificates requested so that such institution may endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. CFC shall promptly return such endorsed certificates to the dissenting shareholder. Failure to deliver such certificates to CFC terminates, at the option of CFC, the dissenting shareholder's appraisal rights if CFC exercises such option by providing written notice to the dissenting shareholder within twenty days after the lapse of fifteen-day period unless a court for good cause shown otherwise directs.

         If CFC and any holder of CFC Common Stock who has complied with the foregoing procedures and who is entitled to appraisal rights under Section 1701.85 have not agreed as to the fair value of his shares within three months after the service of the demand by the dissenting shareholder, CFC, FFOH or the shareholder may file a complaint with the court of common pleas in the county in which the principal office of CFC is located. Other dissenting shareholders, within the three-month period, may join as plaintiffs.

         If a complaint requesting an appraisal is timely filed, after a hearing on such petition, the court may determine that the holders of shares of CFC Common Stock are entitled to appraisal rights and, in such a case, may order an appraisal of the "fair value" of the shares of such CFC Common Stock, as of the day prior to the day on which the vote by the shareholders was taken. Such appraisal may be conducted by an appraiser appointed by the court. The fair cash value for purposes of appraisal rights is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer under no compulsion to purchase would be willing to pay. Holders of shares of CFC Common Stock considering seeking appraisal rights should be aware that the fair value of their shares of CFC Common Stock as determined under Section 1701.85 could be more than, the same as, or less than the value of the consideration they would receive pursuant to the Agreement if they did not seek appraisal of their shares of CFC Common Stock.

         The costs of any appraisal proceeding may be apportioned and assessed by the court as it deems equitable against all or some of the parties. The final order of the court may be appealed as set forth in Section 1701.85.

         Any holder of shares of CFC Common Stock who has duly demanded an appraisal in compliance with Section 1701.85 will not, after the Effective Time, be entitled to vote the shares of CFC Common Stock subject to such demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares of FFOH Common Stock shall be paid to the holder of record as a credit upon the fair cash value of the shares).

         If any holder of CFC Common Stock who demands appraisal of his shares under Section 1701.85 fails to perfect, or effectively withdraws or loses his right to appraisal as provided in Section 1701.85, the shares of such shareholder will be converted into the right to receive the Merger Consideration in accordance with the terms of the Agreement. A holder may withdraw his demand for appraisal by delivering to CFC a written withdrawal of his demand for appraisal.

         Failure to follow the steps required by Section 1701.85 for perfecting appraisal rights may result in the loss of such rights.

                       MANAGEMENT OF FFOH AFTER THE MERGER

         Upon consummation of the Merger, the directors and executive officers of FFOH will be the directors and executive officers of FFOH immediately prior to the Merger, except three of the existing directors of CFC will become directors of FFOH. See "The Merger-Effects of the Merger."

         The following table sets forth certain information about each director of CFC who will become a director of FFOH upon consummation of the Merger.



                                                                Position with CFC and                 Director
                                                                 Principal Occupation                  of CFC
               Name                        Age                During the Past Five Years               Since(1)
               ----                       -----             -----------------------------            ----------

Donald H. Rolf, Jr.                        55                        Chairman of the Board and          1982
                                                                    President of CFC; Chairman
                                                                 of the Board and President of
                                                                People's Savings.  Mr. Rolf is
                                                                             also an attorney.




Joseph D. Hughes                           44                         Senior Vice President and         1995
                                                                     director of CFC; President
                                                                       and director of People's
                                                                     Savings; from January 1994
                                                                    through August 1994, served
                                                                  as Vice President of Mortgage
                                                                   Banking of Fidelity Federal;
                                                                    from 1989 through 1993, was
                                                                 employed as President of First
                                                                 Financial Savings Association,
                                                                         F.A., Cincinnati, Ohio


Thomas N. Spaeth                           58                      Director of CFC and People's         1992
                                                                   Savings; managing partner of
                                                                      Spaeth and Batterberry, a
                                                                    certified public accounting
                                                                                firm since 1983

- --------------

         (1)  Includes service with predecessor institutions.

         Additional information about the foregoing persons is contained in CFC's Proxy Statement for its 1995 annual meeting of shareholders, relevant portions of which are incorporated by reference in this Prospectus/Joint Proxy Statement pursuant to CFC's Annual Report on Form 10-KSB for the year ended June 30, 1995. See "Incorporation of Certain Documents by Reference" and "Available Information."


              PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

         The unaudited pro forma combined consolidated financial information set forth below should be read in conjunction with the audited consolidated financial statements, including the notes thereto, of FFOH and CFC that are incorporated by reference in this Prospectus/Joint Proxy Statement. See "Incorporation of Certain Documents by Reference," "FFOH Selected Consolidated Financial Data" and "CFC Selected Consolidated Financial Data." The unaudited pro forma combined consolidated financial information set forth below gives effect to the Merger under the purchase accounting method. The pro forma combined consolidated statement of financial condition treats the Merger as if it had been consummated on March 31, 1996, and the pro forma combined consolidated statements of earnings treat the Merger as if it has been consummated at the beginning of the respective periods. The pro forma combined per share data gives effect to an assumed Exchange Ratio of 3.80 shares of FFOH Common Stock for each share of CFC Common Stock not converted into the right to receive cash in the Merger and assumes that none of the outstanding stock options to purchase CFC Common Stock are exercised.

         This pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the dates assumed for purposes hereof, nor is it necessarily indicative of future operating results or financial position.


                                                                     Unaudited Pro Forma Combined
                                                             Consolidated Statement of Financial Condition
                                                                            March 31, 1996
                                       ---------------------------------------------------------------------------

                                                                                                 Pro Forma
                                                                           Acquisition         Consolidated
                                                                           Adjustments           Condensed           Footnote
                                            FFOH             CFC            Dr. (Cr.)            Combined           References
                                       ------------     ------------     -------------      -----------------     ------------

                                                                 (In Thousands, except per share data)
Assets:
  Cash and due from banks                  $  1,813         $  1,466           $  (101)              $  3,178              (A)
  Interest-bearing deposits in other
    institutions                             16,258           21,779           (13,250)                24,787              (A)
  Investment securities available for
    sale - at market                          9,566            2,997                 --                12,563
  Investment securities held to
    maturity - at cost                           --              987                 85                 1,072              (B)
  Mortgage-backed securities available
   for sale - at market                      28,377            3,992                 --                32,369
  Mortgage-backed securities held to
    maturity - at cost                           --           42,708                268                42,976              (B)
  Loans receivable, net                     187,109          144,903              (358)               331,654              (C)
  Federal Home Loan Bank stock                1,886            1,675                 --                 3,561
  Goodwill and other intangible assets           --            3,240            (3,240)                    --              (D)
                                                 --               --              7,439                 7,439              (D)
  Other assets                                4,357            5,659                 --                10,016
                                            -------          -------            -------               -------

    Total assets                           $249,366         $229,406          $ (9,157)              $469,615
                                            =======          =======           =======                =======

Liabilities:
  Savings deposits                         $182,217         $201,303           $    728              $384,248              (E)
  Borrowed funds                             14,041            2,500                 --                16,541
  Other liabilities                           2,328            1,166              (248)                 3,246              (F)
                                            -------          -------           -------                -------

    Total liabilities                       198,586          204,969              (480)               404,035
                                            -------          -------           -------                -------

Stockholders' equity:
  Common stock                                  407              776                628                   555              (G)
  Additional paid-in capital                 26,782            6,606            (8,046)                41,434              (H)
  Retained income                            25,889           18,798             18,798                25,889              (I)
  Treasury stock, at cost                        --           (1,722)            (1,722)                    --              (I)
  Less shares acquired by Employee
    Stock Ownership Plan                    (2,135)               --                 --               (2,135)
  Less shares acquired by Management
    Recognition Plan                           (15)               --                 --                  (15)
  Unrealized losses on securities
    designated as available for
    sale - net                                (148)             (21)               (21)                 (148)              (I)
                                           -------          -------            -------               -------
    Total stockholders' equity               50,780           24,437              9,637                65,580
                                            -------          -------            -------               -------
    Total liabilities and stockholders'
      equity                               $249,366         $229,406           $  9,157              $469,615
                                            =======          =======            =======               =======

  Tangible book value per share            $  12.47         $  29.94                                 $  10.47
                                            =======          =======                                  =======


                                                  (Footnotes on following page)

- ------------------
(A) FFOH intends to utilize $13.3 million of interest-bearing deposits in other institutions and $100,000 of cash on hand and due from banks as sources of funds for the cash portion of the Merger Consideration.


Shares of CFC Common Stock outstanding at
  March 31, 1996 (708,096 x 45%)                                                    318,643

Cash payment per share                                                        $       38.00
                                                                               ------------

Cash portion of the Merger Consideration                                        $12,108,434

Cash to be paid to holders of the 47,871
  Options to purchase CFC Common Stock,
  net of tax benefits                                                               642,557

Estimated acquisition costs                                                         600,000
                                                                               ------------
Total estimated cash payments by FFOH                                           $13,350,991
                                                                               ============



         The Merger Consideration in the form of FFOH Common Stock will be as shown below:


Shares of CFC Common Stock outstanding at
  March 31, 1996 (708,096 x 55%)                                                    389,453

Exchange ratio                                                                        3.800
                                                                                  ---------
Total shares of FFOH Common Stock to be
  issued                                                                          1,479,921
                                                                                  =========

         Fractional shares are not determinable at this point in time. Cash will be paid in lieu of fractional shares at an assumed rate of $10.00 per full share (which assumes an Average FFOH Price of $10.00 per share).

(B) The adjustment to investment securities and mortgage-backed securities, designated as held to maturity, reflects the recording of CFC's respective portfolios to fair value at the date of acquisition.

(C) The adjustment to loans receivable, net of unearned interest, reflects the adjustment of CFC's loan portfolio to fair value by discounting the portfolio using the estimated remaining lives of the various types of loans and estimated current interest rates as of March 31, 1996.

 (D) This adjustment reflects the allocation to goodwill and other intangible assets as a result of the fair value adjustments set forth in Notes B, C, E and F herein. The calculation of this adjustment is shown below:


Total shares of FFOH Common Stock issued
  pursuant to the Agreement                                                       1,479,921

Market price of FFOH Common  Stock used for exchange of FFOH Common Stock (based upon the closing market price of FFOH at
  April 30, 1996)                                                                     10.00
                                                                                -----------

Market value of shares exchanged                                                $14,799,210

Cash payment by FFOH pursuant to Note A                                          13,350,991

Less CFC's March 31, 1996 tangible
  stockholders' equity                                                         (21,196,350)

Mark to market adjustments (1)                                                      485,000
                                                                                -----------

                                                                               $  7,438,851
                                                                               ============


         (1) Represents the net amount of the adjustments discussed in Notes B, C, D, E and F.


(E) The adjustment to savings deposits reflects the fair value of such deposits by discounting the deposits on the basis of the estimated remaining lives of the various types of savings deposits and their estimated current interest rates as of March 31, 1996.

(F) The $248,000 adjustment of other liabilities reflects the tax effect of the fair value adjustments set forth in Notes B, C and E.

(G) Represents the elimination of CFC's Common Stock and the issuance of 1,479,921 shares of FFOH Common Stock pursuant to the Agreement.

(H) Represents the elimination of CFC's Additional Paid-in Capital and the issuance of 1,479,921 shares of FFOH Common Stock at the current market value of $10.00 per share on April 30, 1996, less the $10.00 per share value.

(I) Represents the elimination of CFC's historical retained earnings, treasury stock and unrealized loss on investment securities.





                                                           Unaudited Pro Forma Consolidated Condensed
                                                                     Combined Statements of Earnings
                                                                    Three Months Ended March 31, 1996
                                        ---------------------------------------------------------------------------------------

                                                                                                  Pro Forma
                                                                                                 Consolidated
                                                                             Adjustments          Condensed           Footnote
                                             FFOH             CFC             Dr. (Cr.)            Combined          References
                                        ------------     ------------     ---------------     ---------------      ------------

                                                            (In Thousands, except shares and per share data)
Interest income:
  Loans                                       $3,782           $2,660             $   (6)               $6,448             (A)
  Mortgage-backed securities                     460              834                  13                1,281             (B)
  Investment securities                           93              242                  11                  324             (C)
  Interest-bearing deposits and other            173              155                 (1)                  329             (D)
                                               -----            -----               -----                -----
    Total interest income                      4,508            3,891                  17                8,382

Interest expense:
  Deposits                                     2,406            2,296                (61)                4,641             (E)
  Borrowings                                     243               42                  --                  285
                                               -----            -----               -----                -----
    Total interest expense                     2,649            2,338                (61)                4,926
                                               -----            -----              -----                 -----

    Net interest income                        1,859            1,553                (44)                3,456
  Provision for losses on loans                   17               --                  --                   17
                                               -----           ------               -----                -----
    Net interest income after provision
      for losses on loans                      1,842            1,553                (44)                3,439
  Other income                                   114              138                  --                  252
  General, administrative and other
    expenses                                   1,119            1,260               (103)                2,276             (F)
  Write-off of intangible assets                  --               --                  70                   70             (G)
                                              ------           ------              ------                -----
  Earnings before income taxes                   837              431                (77)                1,345
  Federal income taxes                           282              146                 50                   478             (H)
                                               -----            -----              ------                -----
  Net earnings                                $  555           $  285            $   (27)               $  867
                                               =====            =====             ======                 =====
  Earnings per share:                                                                                                      (I)
    Primary                                   $ 0.14           $ 0.39            $     --               $ 0.16
                                               =====            =====                                    =====
    Fully diluted                             $ 0.14           $ 0.39            $     --               $ 0.16
                                               =====            =====                                    =====

  Weighted average shares and
    share equivalents outstanding:
    Primary                                3,900,014          724,857                  --            5,379,935
    Fully diluted                          3,904,619          724,857                  --            5,384,540






                                                       Unaudited Pro Forma Consolidated Condensed
                                                               Combined Statements of Earnings
                                                                 Year Ended December 31, 1995
                                        -------------------------------------------------------------

                                                                                                  Pro Forma
                                                                                                 Consolidated
                                                                             Adjustments          Condensed           Footnote
                                             FFOH             CFC             Dr. (Cr.)            Combined          References
                                        ------------     ------------     ---------------     ---------------      ------------

                                                            (In Thousands, except shares and per share data)
Interest income:
  Loans                                      $14,697          $ 9,113              $ (24)              $23,834             (A)
  Mortgage-backed securities                   1,695            2,775                  53                4,417             (B)
  Investment securities                          307            1,501                  43                1,765             (C)
  Interest-bearing deposits and other            302              238               (346)                  886             (D)
                                              ------           ------               -----               ------
    Total interest income                     17,001           13,627               (274)               30,902

Interest expense:
  Deposits                                     9,267            7,648               (243)               16,672             (E)
  Borrowings                                     900              407                  --                1,307
                                              ------           ------               -----              -------
    Total interest expense                    10,167            8,055               (243)               17,979
                                              ------           ------              -----               -------

    Net interest income                        6,834            5,572               (517)               12,923
  Provision for losses on loans                   71               --                  --                   71
                                              ------          -------               -----               ------
    Net interest income after provision
      for losses on loans                      6,763            5,572               (517)               12,852
  Other income                                   355              675                  --                1,030
  General, administrative and other
    expenses                                   4,385            4,588               (257)                8,716             (F)
  Write-off of intangible assets                  --               --                 280                  280             (G)
                                             -------           ------                ----              -------
  Earnings before income taxes                 2,733            1,659               (494)                4,886
  Federal income taxes                           919              598                 263                1,780             (H)
                                              ------            -----               -----              -------
  Net earnings                               $ 1,814          $ 1,061             $ (231)              $ 3,106
                                              ======           ======              =====                ======
  Earnings per share:                                                                                                      (I)
    Primary                                  $  0.44          $  1.46             $    --              $  0.56
                                              ======           ======                                   ======
    Fully diluted                            $  0.44          $  1.46             $    --              $  0.56
                                              ======           ======                                   ======

  Weighted average shares and
    share equivalents outstanding:
    Primary                                4,077,750          727,455                  --            5,557,671
    Fully diluted                          4,090,062          727,455                  --            5,569,983


- ------------------
(A) Represents the current amortization of the adjustment to fair value of the loans receivable of CFC using the interest method over an estimated remaining life of approximately 15 years.

(B) Represents the current amortization of the adjustment to fair value of the mortgage-backed securities of CFC using the interest method over an estimated remaining life of approximately five years.

(C) Represents the current amortization of the adjustment to fair value of the investment securities of CFC using the interest method over an estimated remaining life of approximately two years.

(D) Represents earnings as a result of $19.5 million in net proceeds from FFOH's stock conversion on March 4, 1996, net of the $13.4 million of cash used to fund the Merger, at an average rate of 5.6%. The weighted average rate was derived from the historic yields on assets identified to fund the cash consideration of the Merger. This pro forma adjustment for the three months ended March 31, 1996, was prorated to take into account the completion of FFOH's stock offering on March 4, 1996.

(E) Represents the period accretion of the fair value adjustment applied to CFC deposits, using the interest method over an estimated remaining life of approximately three years.

(F) Represents direct cost reductions as a result of the Merger, primarily attributable to declines in employee compensation and benefits, net of additional expenses due to FFOH's stock conversion on March 4, 1996 as follows:

            Direct cost reductions                               $ 750,000
            Adjustments due to FFOH's stock conversion
              Ohio franchise tax adjustment                       (190,000)
              ESOP adjustment                                     (121,000)
              1996 Recognition Plan adjustment                    (182,000)
                                                                 ---------
                                                                 $ 257,000
                                                                 =========

         This pro forma adjustment for the three months ended March 31, 1996, was prorated to take into account the completion of FFOH's stock offering on March 4, 1996.

(G) Represents amortization of additional goodwill and other intangible assets over an estimate weighted average life of fifteen years.

(H) Represents the income tax effect with respect to the fair value and other adjustments described in Notes A through G above.

(I) Earnings per share are based upon the combined historical income of FFOH and CFC divided by the historical weighted average shares during the periods as presented above. Weighted average shares outstanding has been adjusted to reflect the exchange ratio with respect to FFOH's reorganization into the stock holding company form of organization on March 4, 1996 (whereby each share of Fidelity Federal common stock held by public shareholders of Fidelity Federal were converted into 2.25 shares of FFOH Common Stock). For purposes of calculating pro forma earnings per share, the weighted average shares gives effect to FFOH's historic weighted average shares outstanding plus the FFOH Common Stock to be issued as part of the Merger Consideration pursuant to the Agreement at the beginning of each of the periods presented.

                        DESCRIPTION OF FFOH CAPITAL STOCK

         FFOH is currently authorized to issue up to 7,000,000 shares of FFOH Common Stock and up to 500,000 shares of FFOH Preferred Stock. The FFOH Board is currently seeking shareholder approval of an amendment to FFOH's Articles of Incorporation to increase the number of authorized shares of FFOH Common Stock and FFOH Preferred Stock to 15,000,000 and 5,000,000, respectively. The capital stock of FFOH does not represent or constitute a deposit account and is not insured by the FDIC.

         The following description of the FFOH capital stock does not purport to be complete and is qualified in all respects by reference to the Articles of Incorporation ("Articles"), Code of Regulations and Bylaws of FFOH and the OGCL.

FFOH Common Stock

         General. Each share of FFOH Common Stock has the same relative rights and is identical in all respects with each other share of FFOH Common Stock. The FFOH Common Stock is not subject to call for redemption and, at the Effective Time of the Merger, each share of FFOH Common Stock offered hereby will be fully paid and non-assessable.

         Voting Rights. Except as provided in any resolution or resolutions adopted by the FFOH Board establishing any series of FFOH Preferred Stock, the holders of FFOH Common Stock possess exclusive voting rights in FFOH. Each holder of FFOH Common Stock is entitled to one vote for each share held on all matters voted upon by shareholders, and shareholders are not permitted to cumulate votes in elections of directors.

         Dividends. Subject to the rights of the holders of any series of FFOH Preferred Stock, the holders of the FFOH Common Stock are entitled to such dividends as may be declared from time to time by the FFOH Board out of funds legally available therefor.

         Preemptive Rights. Holders of FFOH Common Stock do not have any preemptive rights with respect to any shares which may be issued by FFOH in the future; thus, FFOH may issue and sell shares of FFOH Common Stock without first offering them to the then holders of the FFOH Common Stock.

         Liquidation. In the event of any liquidation, dissolution or winding up of FFOH, the holders of the FFOH Common Stock would be entitled to receive, after payment of all debts and liabilities of FFOH, all assets of FFOH available for distribution, subject to the rights of the holders of any FFOH Preferred Stock which may be issued with a priority in liquidation or dissolution over the holders of the FFOH Common Stock.

FFOH Preferred Stock

         The FFOH Board is authorized to issue FFOH Preferred Stock and to fix and state voting powers, designations, preferences or other special rights of such shares and the qualifications, limitations and restrictions thereof. The FFOH Preferred Stock may be issued in distinctly designated series, may be convertible into FFOH Common Stock and may rank prior to the FFOH Common Stock as to dividend rights, liquidation preferences, or both.

         The authorized but unissued shares of FFOH Preferred Stock (as well as the authorized but unissued and unreserved shares of FFOH Common Stock) are available for issuance in future mergers or acquisitions, in a future public offering or private placement or for other general corporate purposes. Except as otherwise required to approve the transaction in which the additional authorized shares of FFOH Preferred Stock (as well as FFOH Common Stock) would be issued, shareholder approval generally would not be required for the issuance of these shares. Depending on the circumstances, however, shareholder approval may be required pursuant to the requirements for continued listing of the FFOH Common Stock on the Nasdaq Stock Market's National Market or the requirements of any exchange on which the FFOH Common Stock may then be listed.

Other Provisions

         Certain provisions of FFOH's Articles, Code of Regulations and Bylaws which deal with matters of corporate governance and rights of shareholders might be deemed to have a potential anti-takeover effect. These provisions, which are described under "Comparison of the Rights of Shareholders" below, provide, among other things, (i) that the Board of Directors of FFOH shall be divided into up to three classes; (ii) that special meetings of shareholders may only be called by the Chairman of the Board, President or the Board of Directors of FFOH and upon written request by the holders of 50% or more of the outstanding voting shares; (iii) that shareholders generally must provide FFOH advance notice of shareholder proposals and nominations for director and provide certain specified related information; (iv) that no person may acquire more than 10% of the issued and outstanding shares of any class of an equity security of FFOH, subject to certain exceptions, until March 4, 2001; (v) for the authority of the FFOH Board to issue shares of authorized but unissued FFOH Common Stock and FFOH Preferred Stock and to establish the terms of any one or more series of FFOH Preferred Stock, including voting rights; and (vi) restrictions on FFOH's ability to engage in certain business combinations with "related persons." In addition to the foregoing, and also as described under "Comparison of the Rights of Shareholders" below, the OGCL generally restricts FFOH's ability to engage in certain business combinations with "interested shareholders" and restricts the voting rights of shares acquired by a person in excess of 20% of the outstanding shares.

         The foregoing provisions of the Articles, Code of Regulations and Bylaws of FFOH and the OGCL could have the effect of discouraging an acquisition of FFOH or purchases of shares of FFOH Common Stock in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions which might otherwise have a favorable effect on the price of the FFOH Common Stock.

Transfer Agent

         The transfer agent and registrar for the FFOH Common Stock is Fifth Third Bank, Cincinnati, Ohio.


                    COMPARISON OF THE RIGHTS OF SHAREHOLDERS

         The rights of holders of FFOH Common Stock are governed by the OGCL and FFOH's Articles, Code of Regulations and Bylaws, while the rights of holders of CFC Common Stock are governed by the OGCL and CFC's Articles of Incorporation ("Articles") and Code of Regulations. Upon consummation of the Merger, shareholders of CFC will become shareholders of FFOH and their rights as shareholders of FFOH will be governed by the Articles, Code of Regulations and Bylaws of FFOH and the OGCL.

         THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE DIFFERENCES AFFECTING THE RIGHTS OF CFC'S SHAREHOLDERS, BUT RATHER SUMMARIZES THE MORE SIGNIFICANT DIFFERENCES AFFECTING THE RIGHTS OF SUCH SHAREHOLDERS AND CERTAIN IMPORTANT SIMILARITIES; THE SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ARTICLES AND CODE OF REGULATIONS OF CFC, THE ARTICLES, CODE OF REGULATIONS AND BYLAWS OF FFOH AND APPLICABLE LAWS AND REGULATIONS.

Authorized Capital Stock

         FFOH's authorized capital stock consists of 7,000,000 shares of FFOH Common Stock, of which _______________ shares were outstanding as of the Record Date, and 500,000 shares of FFOH Preferred Stock, none of which are issued and outstanding. The FFOH Board is currently seeking shareholder approval of an amendment to FFOH's Articles to increase the number of authorized shares of FFOH Common Stock and FFOH Preferred Stock to 15,000,000 and 5,000,000, respectively. The FFOH Preferred Stock is issuable in series, each series having such rights and preferences as FFOH's Board may fix and determine.

         CFC's authorized capital stock consists of 5,000,000 shares of CFC Common Stock, of which _______________ shares were outstanding as of the Record Date, and 2,000,000 shares of preferred stock, par value $1.00 per share ("CFC Preferred Stock"), of which no shares are issued and outstanding. The CFC
Preferred Stock is issuable in series, each series having such rights and preferences as CFC's Board may fix and determine.

Issuance of Capital Stock

         Under the OGCL, FFOH and CFC may issue shares of their capital stock and rights or options for the purchase of shares of their capital stock on such terms and for such consideration as may be determined by the respective Boards. Neither the OGCL nor FFOH's Articles, Code of Regulations and Bylaws or CFC's Articles and Code of Regulations require shareholder approval of any such actions. However, the Bylaws of the National Association of Securities Dealers, Inc. ("NASD") generally require corporations, such as FFOH and CFC, with securities which are quoted on the Nasdaq Stock Market's National Market to obtain shareholder approval of certain issuances of common stock and most stock compensation plans for directors, officers and key employees of the corporation. Shareholder approval of stock-related compensation plans also may be sought in certain instances in order to qualify such plans for favorable federal income tax and securities law treatment under current laws and regulations.

Voting Rights

         Except as set forth in FFOH's and CFC's respective Articles, holders of both FFOH Common Stock and CFC Common Stock are entitled to one vote per share on all matters properly presented at meetings of shareholders. Neither FFOH's Articles nor CFC's Articles permit shareholders to cumulate their votes in an election of directors.

         For  additional   information   relating  to  voting  rights,   see  "-
Limitations on Acquisitions of Voting Stock and Voting Rights" and "Business Combinations with Interested Shareholders" below.

Payment of Dividends

         Both FFOH and CFC can pay dividends on their outstanding shares in accordance with the terms of the OGCL. The OGCL generally provides that, subject to any restrictions in the corporation's articles of incorporation, a corporation may make distributions to its shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation (defined generally as the excess of a corporation's assets plus stated capital over its liabilities); and provided further that no dividend or distribution shall be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when the corporation is insolvent or there is reasonable ground to believe that by such payment the corporation would be rendered insolvent.

Board of Directors

         The Articles of FFOH require that the FFOH Board consist of not less than five nor more than 15 members and be divided into two classes if the FFOH Board consists of six, seven or eight members, or into three classes if the FFOH Board consists of nine or more members. Each class must consist of no fewer than three members and the members of each class shall be elected for a term of two or three years and until their successors are elected and qualified. The Articles of CFC provide that the CFC Board shall consist of not less than six nor more than 15 members and that the CFC Board be divided into three classes as nearly equal in number as possible and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

         Under the Articles of both FFOH and CFC, any vacancies in the respective Boards may be filled by the affirmative vote of two-thirds of the remaining directors, whether or not a quorum. Persons elected to fill vacancies on FFOH's or CFC's Board may serve until the respective annual meeting of shareholders at which the term of the class to which the director has been elected expires.

         FFOH's Articles provide that any director may be removed without cause at a duly constituted meeting of shareholders called expressly for that purpose upon the vote of the holders of at least 75% of the total votes eligible to be cast by shareholders, and with cause by the affirmative vote of a majority of the total votes eligible to be cast by shareholders. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by order of a court, convicted of a felony or an offense punishable by imprisonment for a term of more than one year by a court of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such directors' duties to FFOH. Under the Articles of CFC, any director may be removed with or without cause by the holders of at least 80% of the outstanding voting shares entitled to vote generally in an election of directors at a meeting of shareholders called for that purpose.

Limitations on Liability

         The Articles of FFOH provide that a director of FFOH shall not be personally liable for monetary damages for any action taken, or for any failure to take any action, except to the extent that by law a director's liability for monetary damages may not be limited. The Articles of CFC do not contain a provision limiting the personal liability of directors. Section 1701.59 of the OGCL currently provides that directors generally will not be liable for any action taken as a director, or any failure to take any action, unless (i) the director has failed to perform the duties of the director's office in compliance with said section (i.e., in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner the director reasonably believes to be in the best interests of the corporation) and (ii) the breach or failure to act is undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. The foregoing limitation on the liability of directors does not apply to certain actions set forth in Sections 1701.60 and 1701.95 of the OGCL.

Indemnification of Directors, Officers, Employees and Agents

         The Articles of FFOH provide that FFOH shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed formal or informal action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of FFOH or any predecessor of FFOH, or is or was serving at the request of FFOH or any predecessor of FFOH as a director, officer, trustee, member, manager, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including court costs and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the fullest extent authorized by law. The Articles of CFC do not contain a provision providing for indemnification for officers, directors, employees or other related persons of CFC. Section 1701.13 of OGCL provides that such indemnity shall be made only if (i) such person's conduct was in good faith; (ii) such person acted in a manner he reasonably believed to be in or not opposed to the corporation's best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe that such person's conduct was unlawful, with certain exceptions in the case of actions by or in the right of the corporation.

Special Meetings of Shareholders

         The Articles of both FFOH and CFC contain a provision pursuant to which special meetings of shareholders only may be called by the Chairman, President (or, in the case of FFOH, in the President's absence, death or disability, a Vice-President authorized to exercise the authority of the President), the Board of Directors by action at a meeting or a majority of the Board of Directors acting without a meeting or by the Chairman, President or Secretary upon the written request of the holders of 50% or more of the outstanding capital stock entitled to vote at a meeting.

Shareholder Nominations and Proposals

         The Articles of FFOH provide that all nominations for election to the FFOH Board and proposals for any new business, other than those made by the FFOH Board or a committee thereof, shall be made by a shareholder who has complied with the notice provisions in the Articles. Written notice of a shareholder nomination or written notice of a shareholder proposal must be communicated to the attention of the Secretary and either delivered to, or mailed and received at, the principal executive offices of FFOH not less than 60 days prior to the anniversary date of the immediately preceding annual meeting. Each such notice given by a shareholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of FFOH which are beneficially owned by each such nominee. Furthermore, any notice given by a shareholder to the Secretary with respect to business proposals to be brought before a meeting shall set forth in writing as to each matter: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on FFOH's books, of the shareholder proposing such business; (iii) the class and number of shares of FFOH which are beneficially owned by the shareholder; and
(iv) any material interest of the shareholder in such business.

         The Code of Regulations of CFC provides that nominations for election as directors at any meeting of shareholders may be made (a) by, or at the direction of, a majority of the CFC Board, or (b) by any shareholder of record entitled to vote at such meeting. Nominations, other than those made by, or at the direction of, the CFC Board, may only be made pursuant to timely notice in writing to the Secretary of CFC. To be timely, a shareholder's notice shall be delivered to, or mailed and received by the Secretary, for an annual meeting, not less than 60 days nor more than 90 days in advance of the anniversary date (month and day) of the previous year's annual meeting, and for a special meeting, not less than 60 days nor more than 90 days in advance of the date (month and day) of the special meeting, regardless of any postponement or adjournments of that meeting to a later date. Such shareholder notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residential address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of CFC's stock which are beneficially owned by such person on the date of such shareholder notice and
(iv) any other information relating to such person that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D-G under the Exchange Act; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the CFC's books, of such shareholder and the name and principal business or residential address of any other beneficial shareholders known by such shareholder to support such nominee(s) and (ii) the class and number of shares of CFC's stock which are beneficially owned by such shareholder on the date of such shareholder notice and the number of shares owned beneficially by any other record or beneficial shareholders known by such shareholder to be supporting such nominee(s) on the date of such shareholder notice. Any new business to be conducted at the annual meeting of the shareholders shall be stated in writing and filed with the Secretary of CFC on or before thirty (30) days in advance of the anniversary date (month and day) of the previous year's annual meeting, and all business so stated, proposed and filed shall, unless prior action thereon is required by the CFC Board, be considered at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary of CFC on or before thirty (30) days in advance of the anniversary date (month and day) of the previous year's annual meeting, such proposal may only be voted upon at a meeting held at least thirty (30) days after the annual meeting at which it is presented.

Shareholder Action Without a Meeting

         The Articles of FFOH provide that any action permitted to be taken by the shareholders at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders entitled to vote.

         The Articles of CFC specifically provide that shareholders may not take action without a meeting and the power of shareholders to consent in writing to action without a meeting is denied.

Shareholder's Right to Examine Books and Records

         Neither FFOH's Articles nor Code of Regulations addresses a shareholder's right to examine books and records of FFOH. Nevertheless, the OGCL provides that a shareholder may inspect books and records for any reasonable and proper purpose upon written demand stating the purpose of the inspection.

         CFC's Code of Regulations provides a shareholder with the right to examine books and records of CFC upon written demand and a proper purpose.

Limitations on Acquisitions of Voting Stock and Voting Rights

         The Articles of FFOH provide that for a period of five years from March 4, 1996, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of FFOH, or (ii) any securities convertible into, or exercisable for, any equity securities of FFOH if, assuming conversion or exercise by such person of all securities of which such person is the beneficial owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such person is not the beneficial owner), such person would be the beneficial owner of more than 10% of any class of an equity security of FFOH. The term "person" is broadly defined in the Articles to prevent circumvention of this restriction.

         The foregoing restrictions do not apply to (i) any offer with a view toward public resale made exclusively to FFOH by underwriters or a selling group acting on its behalf, (ii) any employee benefit plan established by FFOH or Fidelity Federal, and (iii) any other offer or acquisition approved in advance by the affirmative vote of two-thirds of FFOH's Board. In the event that shares are acquired in violation of this restriction, all shares beneficially owned by any person in excess of 10% shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to shareholders for a vote.

         The Articles of CFC contain a similar provision. However, pursuant to its terms, the five year period will expire effective August 6, 1996 and, consequently, after such date such provision will no longer be applicable.

Mergers, Consolidations and Sales of Assets

         The OGCL requires the approval of the board of directors and, unless the articles of incorporation provide for a different vote (which cannot be less than a majority), the affirmative vote of the holders of two-thirds of the outstanding stock entitled to vote thereon for mergers or consolidations, and for sales, leases or exchanges of all or substantially all of a company's assets. The OGCL permits a company to merge with another corporation without obtaining the approval of shareholders if the company is the surviving corporation of such merger and if: (i) the articles of incorporation or code of regulations of the company do not require the company to obtain shareholder approval; (ii) the terms of the merger do not conflict with the company's articles of incorporation; (iii) the company's articles of incorporation will not differ from its articles of incorporation before the merger; and (iv) the number of voting shares issuable as a result of the merger will not exceed one-sixth of the shares of the company's common stock outstanding immediately prior to the merger.

         FFOH's Articles do not provide for a lesser vote in the case of mergers, consolidations or sales of assets. CFC's Articles, however, do provide that mergers, consolidations and sales of assets may be approved by a majority of the outstanding shares of stock (as opposed to two-thirds).

Business Combinations with Interested Shareholders

         The  Articles of FFOH  contain  certain  provisions  which  require the holders of at least 80% of FFOH's outstanding shares of voting stock and a majority of such shares not including shares deemed beneficially owned by a "related person" (generally defined to include any shareholder owning more than 10% of FFOH's outstanding voting stock) to approve certain "business combinations," as defined therein. FFOH's Articles require the approval of the shareholders in accordance with the increased voting requirements in connection with any such transactions, except in cases where the proposed transaction has been approved in advance by at least two-thirds of the Continuing Directors (generally, those members of the FFOH Board who are not affiliated with the related person and were directors before the related person became a related person). These provisions of FFOH's Articles apply to any "business combination," which generally is defined to include (i) any merger or consolidation of FFOH with or into a related person; (ii) any sale, lease, exchange, mortgage, transfer or other disposition of all or a substantial part of the assets of FFOH or of a subsidiary to a related person (the term "substantial part" is defined to include more than 25% of the FFOH's total assets); (iii) any merger or consolidation of a related person with or into FFOH or a subsidiary; (iv) any sale, lease, exchange, mortgage, transfer or other disposition of all or any substantial part of the assets of a related person to FFOH or a subsidiary; (v) the issuance of any securities of FFOH or a subsidiary to a related person; (vi) the acquisition by FFOH or a subsidiary of any securities of a related person; (vii) any reclassification of FFOH Common Stock, or any recapitalization involving the FFOH Common Stock; and (viii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

         The Articles of CFC also contain certain provisions which require the holders of at least 80% of CFC's outstanding shares of voting stock to approve certain transactions with a "related person" (generally defined to include any shareholder owning more than 5% of the outstanding voting stock). CFC's Articles require the approval of the shareholders in accordance with the increased voting requirements in connection with any such transactions, except in certain circumstances such as where the proposed transaction has been approved in advance by at least two-thirds of the CFC Board. These provisions apply to (i) the purchase by CFC of any of its shares from any related person who owned such shares for less than two years; (ii) any merger or consolidation of CFC with or into a related person; (iii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of CFC or a subsidiary of CFC to or with any related person; (iv) the purchase by CFC from a related person of any assets or securities having an aggregate fair market value in excess of $1.0 million; (v) the issuance or transfer of any securities of CFC to any related person for cash (except in connection with an employee benefit plan of CFC or a subsidiary thereof); (vi) the adoption of any plan or proposal for the voluntary dissolution, liquidation, spin-off or split-up of any kind of CFC or a subsidiary, or a recapitalization or reclassification of any securities of CFC, proposed by or on behalf of any related person; or (vii) any other material transaction involving CFC or a subsidiary of CFC with, or proposed by or on behalf of, any related person.

         In addition, Ohio law generally provides that an "interested shareholder" (generally defined to include any shareholder owning more than 10% of a company's outstanding voting stock) may not engage in a business combination and certain other specified transactions with the company for a period of three years following the date he became an interested shareholder unless the business combination or the transaction by which the interested shareholder became an interested shareholder was approved prior to such date by the company's Board of Directors. If such Board approval is not obtained, following the expiration of this three-year period, any business combination with the interested shareholder must be approved by a two-thirds vote of disinterested shareholders or meet certain fair price and other procedural requirements.

Amendment of Governing Instruments

         The Articles of FFOH generally provide that they may be amended by the affirmative vote of at least a majority of the voting power of FFOH, except that any amendment to Articles IV (number of directors), VII (indemnification), X (meetings of shareholders, director nominations and shareholder proposals), XI (directors), XII (removal of directors), XIII (duties of directors and limitation of liability), XIV (restrictions on share purchases),

XV (business combinations), XVI (amendments to the Code of Regulations) and XVII (amendments to the Articles) must be approved by the affirmative vote of the holders of not less than 75% of the voting power of FFOH entitled to vote thereon. The Code of Regulations of FFOH may only be amended by a vote of not less than two-thirds of the then outstanding voting power of FFOH entitled to vote at a meeting of shareholders called for that purpose and the Bylaws of FFOH may only be amended by a majority vote of the FFOH Board.

         The Articles of CFC may generally be amended upon the affirmative vote of a majority of the voting power of CFC except that, the provisions of Articles Eighth (the board of directors), Ninth (removal of directors), Tenth (restrictions on share purchases), Eleventh (supermajority vote for extraordinary transactions) and Thirteenth (amendments) may not be repealed, replaced, altered, amended or rescinded in any respect unless the same is approved by the affirmative vote of the holders of not less than 80 percent of the voting power of CFC entitled to vote at a meeting of shareholders called for that purpose. The Code of Regulations of CFC may be amended by the shareholders by the vote of the holders of not less than a majority of the voting power entitled to vote at a meeting of shareholders called for that purpose.

                 CERTAIN BENEFICIAL OWNERS OF FFOH COMMON STOCK

Security Ownership of Management

         The following table sets forth information as to the FFOH Common Stock beneficially owned as of March 31, 1996 by (i) each director and executive officer of FFOH and (ii) all directors and executive officers of FFOH as a group.



                                                                                        Shares Beneficially Owned
                                                                                         as of March 31, 1996(1)
                                                                                  --------------------------------

                           Name of Beneficial Owner                                       Amount              Percent
                     ------------------------------------                         ---------------------     ---------
Directors:
  Michael W. Jordan............................................................               12,925(2)              *
  David A. Luecke..............................................................               12,187(3)              *
  Constantine N. Papadakis.....................................................                10,000                *
  John R. Reusing..............................................................               87,944(4)           2.2%
  Paul D. Staubach.............................................................             60,072(5)              1.5
  Robert W. Zumbiel............................................................               26,875(6)              *

Executive Officers who are not Directors:
  Lloyd L. Kuster .............................................................               33,742(7)              *
  M. Robin Ruholl-Cassady......................................................               19,893(8)              *
  Gregory G. Eagan.............................................................                 2,000                *
  Jerald L. Jones..............................................................               36,682(9)              *
  Deborah A. Peter.............................................................               19,326(10)             *

All directors and executive officers of
 FFOH as a group (11 persons)..................................................              321,646(11)          7.8%


- ------------------------------------


*        Represents  less than 1.0% of the issued and  outstanding  FFOH  Common
         Stock.

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of FFOH Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) Includes 8,925 shares owned jointly with Mr. Jordan's wife and 4,000 shares held in Mr. Jordan's Individual Retirement Account ("IRA").

(3) Includes 11,687 shares owned jointly with Mr. Luecke's wife and 500 shares of Mr. Luecke's daughter for which Mr. Luecke is custodian.

(4) Includes 46,352 shares owned jointly with Mr. Reusing's wife, 337 shares owned by Mr. Reusing's wife, which shares may be deemed to be owned by Mr. Reusing, 337 shares held as custodian for Mr. Reusing's son, 2,576 shares which were awarded to Mr. Reusing pursuant to FFOH's Management Recognition Plan (and which vest at the rate of 20% per year), options to purchase 21,375 shares pursuant to FFOH's 1992 Stock Incentive Plan, 9,267 shares held by FFOH's Employee Stock Ownership Plan ("ESOP") for the account of Mr. Reusing and 7,700 shares held by FFOH's 401(k) Retirement Plan.

(5) Includes 36,307 shares owned jointly with Mr. Staubach's wife, 1,546 shares which were awarded to Mr. Staubach pursuant to FFOH's Management Recognition Plan (and which vest at the rate of 20% per year), options to purchase 13,500 shares pursuant to FFOH's 1992 Stock Incentive Plan, 4,979 shares held by FFOH's ESOP for the account of Mr. Staubach, 3,090 shares held by FFOH's 401(k) Retirement Plan, and 650 shares held in trust for Mr. Staubach's children, for which Mr.
         Staubach is custodian.

(6)      All of such shares are owned jointly with Mr. Zumbiel's wife.

(7) Includes 1,546 shares which were awarded to Mr. Kuster pursuant to FFOH's Management Recognition Plan (and which vest at the rate of 20% per year), options to purchase 3,038 shares pursuant to FFOH's 1992 Stock Incentive Plan, 4,563 shares held by FFOH's ESOP for the account of Mr. Kuster and 2,550 shares held by FFOH's 401(k) Retirement Plan.

(8) Includes options to purchase 10,687 shares pursuant to FFOH's 1992 Stock Incentive Plan, 3,479 shares held by FFOH's ESOP for the account of Ms. Ruholl-Cassady, and 2,352 shares held by FFOH's 401(k) Retirement Plan.

(9) Includes 25 shares for Mr. Jones' grandson for which Mr. Jones is custodian, options to purchase 2,250 shares pursuant to FFOH's 1992 Stock Incentive Plan, 4,059 shares held by FFOH's ESOP for the account of Mr. Jones, and 3,500 shares held by FFOH's 401(k) Retirement Plan.

(10) Includes options to purchase 7,578 shares pursuant to FFOH's 1992 Stock Incentive Plan, 3,159 shares held by FFOH's ESOP for the account of Ms. Peter, and 2,400 shares held by the FFOH's 401(k) Retirement Plan.

(11) Includes in the case of all directors and executive officers of FFOH as a group, options to purchase 58,428 shares granted pursuant to FFOH's 1992 Stock Incentive Plan, 5,668 shares which were awarded to certain officers of FFOH pursuant to

         FFOH's Management Recognition Plan, 21,592 shares held for the account of participating executive officers in FFOH's 401(k) Retirement Plan and 29,506 shares which are held by the trust established pursuant to FFOH's ESOP, which have been allocated to the accounts of participating officers.

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as to the FFOH Common Stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was known by FFOH to be the beneficial owner of 5% or more of the outstanding FFOH Common Stock as of March 31, 1996.


                                                                            Shares Beneficially Owned
                                                                               as of March 31, 1996
                                                                  -----------------------------------------

                      Name and Address of
                       Beneficial Owner                                  Amount                  Percent
- ------------------------------------------------------------      -------------------     -------------------

FFOH Employee Stock Ownership                                              329,854(1)                   8.1%
  Plan Trust
4555 Montgomery Road
Cincinnati, Ohio  45212

Jeffrey S. Halis, et al.                                                    406,400                      9.9
500 Park Avenue, Fifth Floor
New York, New York  10022


- ------------------------

(1) The FFOH Employee Stock Ownership Plan Trust ("Trust") was established pursuant to the FFOH ESOP by an agreement between FFOH and the six directors of FFOH, who act as trustees of the ESOP ("Trustees"). As of March 31, 1996, 262,741 shares held in the Trust were unallocated and 67,113 shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares and allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as to those shares for which instructions are given.

                  CERTAIN BENEFICIAL OWNERS OF CFC COMMON STOCK

Security Ownership of Management

         The following table sets forth information as to the CFC Common Stock beneficially owned as of March 31, 1996 by (i) each director and executive officer of CFC and (ii) all directors and executive officers of CFC as a group.


                                                                                       Shares Beneficially Owned
                                                                                        as of March 31, 1996(1)
                                                                               ------------------------------------

                          Name of Beneficial Owner                                       Amount               Percent
                    ------------------------------------                       ------------------------     ----------
Directors:
  Donald H. Rolf, Jr........................................................            59,000(2)(11)             8.16%
  David C. Greis............................................................              45,565(3)(11)            6.37
  Frederick A. Tobergte.....................................................              18,660(4)                2.64
  Theodore G. Hagen.........................................................              11,345(5)                1.60
  Catherine del Campo Hartman...............................................               1,000(6)                   *
  Joseph D. Hughes..........................................................              18,160(7)                2.57
  S. Patrick Raffel.........................................................               1,600(6)(8)                *
  Thomas N. Spaeth..........................................................               3,135(6)(9)                *
  Lloyd C. Sullivan.........................................................               7,545(10)               1.07

Executive Officers who are not Directors:
  Theresa M. Barlow.........................................................              12,025(11)(12)           1.69
  Carolyn R. Watt...........................................................               1,742(11)(13)              *

All directors and executive officers of
 CFC as a group (12 persons)................................................        179,777(5)(6)(11)(14)        24.32%


- ------------------------------------


*        Represents  less than 1.0% of the  issued  and  outstanding  CFC Common
         Stock.

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of CFC Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.

(2) Includes 14,559 shares held through the People's Savings and Investment Plan Trust (the "Savings Plan Trust") and 731 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting. Does not include the remaining 23,292 shares held by the Savings Plan Trust, as to which Mr. Rolf is a trustee and as such might be deemed to have shared power to vote or direct the voting of such shares and as to which Mr. Rolf disclaims beneficial ownership. See "- Securities Ownership of Certain Beneficial Owners." Does not include 2,821 shares owned by Mr. Rolf's spouse, as to which Mr. Rolf disclaims beneficial ownership.

(3) Includes 13,768 shares held through the Savings Plan Trust and 6,081 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting. Does not include 766 shares owned by Mr. Greis' spouse, as to which Mr. Greis disclaims beneficial ownership.

(4) Includes 7,803 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting. Does not include 313 shares owned by Mr. Tobergte's spouse, as to which Mr. Tobergte disclaims beneficial ownership.

(5) Includes options to purchase 750 shares granted pursuant to the CFC 1991 Nonstatutory Stock Option Plan, which are exercisable within 60 days by Mr. Hagen, and 10,595 shares held indirectly in trust. Does not include 750 shares owned by Mr. Hagen's wife in a trust, as to which Mr. Hagen disclaims beneficial ownership.

(6) Includes options in each case to purchase 1,000 shares granted pursuant to the CFC 1994 Non-employee Directors Stock Option Plan which are exercisable within 60 days by Ms. Hartman, Mr. Raffel and Mr. Spaeth, respectively.

(7) Includes 79 shares held through the Savings Plan Trust and 12,261 shares owned by his IRA account, for which he has the power to dispose or direct the disposition and to vote or direct the voting.

(8) Includes 500 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting. Does not include 500 shares owned by the IRA account of Mr. Raffel's spouse, as to which Mr. Raffel disclaims beneficial ownership.

(9) Includes 1,091 shares owned by his IRA account, for which Mr. Spaeth has power to dispose or direct the disposition and to vote or direct the voting and 1,044 shares held through his 401(k) plan.

(10) Includes 4,545 shares owned by his IRA account, for which Mr. Sullivan has power to dispose or direct the disposition and to vote or direct the voting.

(11)     Includes  options to  purchase  14,587,  6,937,  5,213,  769 and 27,506 shares granted pursuant to the CFC 1991 Incentive Stock Option Plan which are exercisable within 60 days by Mr. Rolf, Mr. Greis, Ms. Barlow, Ms. Watt and all directors and executive officers as a group, respectively.

(12) Includes 4,318 shares held through the Savings Plan Trust. Does not include 651 shares owned by Ms. Barlow's spouse, as to which Ms. Barlow disclaims beneficial ownership.

(13)     Includes 973 shares held through the Savings Plan Trust.

(14) Includes 3,640 unvested shares purchased by the People's Savings Management Recognition Plan and allocated to accounts of individual officers. Does not include any shares held in the Savings Plan Trust allocated to accounts of employees who are not directors or executive officers.

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as to the CFC Common Stock beneficially owned by each person or entity, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which was the beneficial owner of 5% or more of the outstanding CFC Common Stock as of March 31, 1996.



                                                                            Shares Beneficially Owned
                                                                             as of March 31, 1996(1)
                                                                  -----------------------------------------


                      Name and Address of
                       Beneficial Owner                                  Amount                  Percent
- ------------------------------------------------------------      -------------------     -------------------



Donald H. Rolf, Jr.                                                     59,000(1)(2)                   8.16%
11100 Reading Road
Sharonville, Ohio  45241

Barbara Vorjohan                                                        49,364(3)                       6.97
6510 Apache Circle
Cincinnati, Ohio  45243

David C. Greis                                                            45,565(4)                     6.37
11100 Reading Road
Cincinnati, Ohio  45241

Berkshire Asset Management, Inc.                                          39,149(5)                     5.53
Michael H. Cook
Suite 510
First Eastern Bank Building
11 West Market Street
Wilkes-Barre, Pennsylvania  18701


                                                   (Footnotes on following page)

- -----------------
(1) Donald H. Rolf, Jr. is one of the trustees of the Savings Plan Trust and as such might be deemed to share the power to vote the shares held in the Savings Plan Trust with the participants to whose accounts the shares are allocated. An aggregate of 37,851 shares is held by the Savings Plan Trust, which constituted approximately 5.35% of the outstanding shares of CFC Common Stock at March 31, 1996. Mr. Rolf disclaims beneficial ownership of the shares held by the Savings Plan Trust, except as to the 14,559 shares held in his account in the Savings Plan Trust and included in the number of shares listed above. The trustees of the Savings Plan Trust further disclaim that they are a "group" for the purposes of Section 13 of the Exchange Act.

(2) Includes 731 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting, and options to purchase 14,587 shares which are exercisable within 60 days by Mr. Rolf. Does not include 2,821 shares owned by Mr. Rolf's spouse, as to which Mr. Rolf disclaims beneficial ownership.

(3) Includes 39,364 shares held in the Frank H. Vorjohan Revocable Trust, dated August 18, 1995, of which Mrs. Vorjohan is the sole trustee with the power to dispose or direct the disposition and to vote or direct the voting.

(4) Includes 13,768 shares held through the Savings Plan Trust, 6,081 shares owned by his IRA account, for which he has power to dispose or direct the disposition and to vote or direct the voting, and options to purchase 6,937 shares which are exercisable within 60 days by Mr. Greis. Does not include 766 shares owned by Mr. Greis' spouse, as to which Mr. Greis disclaims beneficial ownership.

(5) Berkshire Asset Management, Inc. and Michael H. Cook, President of Berkshire Asset Management, Inc. filed with the SEC Amendment No. 1 to a Schedule 13D, dated February 3, 1993, pursuant to Section 13 of the Exchange Act. As stated in the Schedule 13D, Berkshire Asset Management, Inc. has sole power to dispose or direct the disposition of, and has sole power to vote or direct the voting of, 7,000 shares, and has shared power to dispose of or direct the disposition of, and shared power to vote or direct the voting of 32,149 shares. Michael H. Cook has sole power to dispose or direct the disposition of, and has sole power to vote or direct voting of, 7,000 shares and has shared power to dispose of, or direct the disposition of, and shared power to vote or direct voting of, 32,149 shares; Berkshire Asset Management, Inc. is a Pennsylvania corporation and an investment adviser registered as such under the Investment Advisers Act of 1940; and Michael H. Cook is the President, Chief Executive Officer and majority stockholder of Berkshire Asset Management, Inc.

                                  LEGAL OPINION

         The validity of the FFOH Common Stock offered hereby will be passed upon for FFOH by Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C.


                                     EXPERTS

         The consolidated financial statements of FFOH as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and elsewhere in the Registration Statement in reliance upon the report of Grant Thornton LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements of CFC as of June 30, 1995 and 1994, and for each of the years in the three-year period ended June 30, 1995 incorporated by reference herein and elsewhere in the Registration Statement, have been incorporated by reference herein and elsewhere in the Registration
Statement in reliance upon the report of Clark, Schaeffer, Hackett & Co., independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                             PROPOSALS FOR THE 1996
                                 ANNUAL MEETINGS

         In the case of CFC, the deadline set forth in Rule 14a-8 under the Exchange Act for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by CFC in connection with its 1996 annual meeting of shareholders has passed. In the case of FFOH, the deadline set forth in Rule 14a-8 under the Exchange Act for the submission of proposals by shareholders for inclusion in the proxy statement and form of proxy to be used by FFOH in connection with its 1997 annual meeting of shareholders is December 16, 1996.

                                                                     ANNEX I







                              AMENDED AND RESTATED
                               AGREEMENT OF MERGER

                                      among

                        FIDELITY FINANCIAL OF OHIO, INC.,

                        FIDELITY ACQUISITION CORPORATION
                                       and

                          CIRCLE FINANCIAL CORPORATION

                            dated as of June 13, 1996

                                                  AMENDED AND RESTATED
                                                  AGREEMENT OF MERGER
                                                  TABLE OF CONTENTS
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                                                                                                               Page


ARTICLE I            DEFINITIONS.............................................................................     2

ARTICLE II           THE MERGER AND THE BANK MERGER..........................................................     7

         2.1         The Merger.............................................................................      7
         2.2         Effective Time; Closing.................................................................     7
         2.3         Conversion of Shares ...................................................................     8
         2.4         Election and Exchange Procedures.......................................................      9
         2.5         No Fractional Shares...................................................................     13
         2.6         Stock Options..........................................................................     13
         2.7         Withholding Rights.....................................................................     14
         2.8         Dissenting Shares......................................................................     14
         2.9         Anti-Dilution Provisions...............................................................     14
         2.10        Additional Actions.....................................................................     15
         2.11        The Bank Merger........................................................................     15

ARTICLE III          REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................................   16

         3.1         Capital Structure........................................................................   16
         3.2         Organization, Standing and Authority of the Company......................................   16
         3.3         Ownership of the Company Subsidiaries....................................................   16
         3.4         Organization, Standing and Authority of the
                       Company Subsidiaries...................................................................   17
         3.5         Authorized and Effective Agreement.......................................................   17
         3.6         Securities Documents and Regulatory Reports..............................................   19
         3.7         Financial Statements.....................................................................   19
         3.8         Material Adverse Change..................................................................   20
         3.9         Environmental Matters....................................................................   20
         3.10        Allowance for Loan Losses and Real Estate Owned..........................................   21
         3.11        Tax Matters..............................................................................   21
         3.12        Legal Proceedings........................................................................   22
         3.13        Compliance with Laws.....................................................................   22
         3.14        Deposit Insurance and Other Regulatory Matters...........................................   23
         3.15        Certain Information......................................................................   24
         3.16        Employee Benefit Plans...................................................................   24
         3.17        Certain Contracts........................................................................   25
         3.18        Brokers and Finders......................................................................   26


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         3.19        Insurance................................................................................   26
         3.20        Properties...............................................................................   27
         3.21        Labor....................................................................................   27
         3.22        Transactions with Affiliated Persons and Affiliates......................................   28
         3.23        Required Vote............................................................................   28
         3.24        Disclosures..............................................................................   28

ARTICLE IV           REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR
                       AND THE ACQUISITION CORPORATION.......................................................... 29

         4.1         Capital Structure of the Acquiror........................................................   29
         4.2         Organization, Standing and Authority of the Acquiror.....................................   29
         4.3         Ownership of the Acquisition Corporation
                      and the Bank............................................................................   29
         4.4         Organization, Standing and Authority of the Bank.........................................   30
         4.5         Authorized and Effective Agreement.......................................................   30
         4.6         Securities Documents and Regulatory Reports..............................................   32
         4.7         Financial Statements.....................................................................   32
         4.8         Material Adverse Change..................................................................   33
         4.9         Environmental Matters....................................................................   33
         4.10        Allowance for Loan Losses and Real Estate Owned..........................................   34
         4.11        Tax Matters..............................................................................   34
         4.12        Legal Proceedings........................................................................   35
         4.13        Compliance with Laws.....................................................................   36
         4.14        Deposit Insurance and Other Regulatory Matters...........................................   36
         4.15        Certain Information......................................................................   37
         4.16        Employee Benefit Plans...................................................................   37
         4.17        Certain Contracts.........................................................................  39
         4.18        Brokers and Finders......................................................................   40
         4.19        Insurance................................................................................   40
         4.20        Properties...............................................................................   40
         4.21        Labor....................................................................................   41
         4.22        Transactions with Affiliated Persons and Affiliates .....................................   41
         4.23        Required Vote............................................................................   41
         4.24        Disclosures..............................................................................   42
         4.25        Organization, Standing and Authority of the Acquisition
                      Corporation................................................................................42

ARTICLE V            COVENANTS................................................................................   42

         5.1         Reasonable Best Efforts..................................................................   42
         5.2         Shareholder Meetings.....................................................................   42
         5.3         Regulatory Matters.......................................................................   43
         5.4         Investigation and Confidentiality........................................................   44
         5.5         Press Releases...........................................................................   45


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         5.6         Business of the Parties..................................................................   45
         5.7         Current Information......................................................................   49
         5.8         Indemnification; Insurance...............................................................   50
         5.9         Directors, Officers and Employees........................................................   51
         5.10        Certain Policies; Integration............................................................   52
         5.11        Restrictions on Resale...................................................................   53
         5.12        Disclosure Supplements...................................................................   53
         5.13        Failure to Fulfill Conditions............................................................   53

ARTICLE VI           CONDITIONS PRECEDENT.....................................................................   54

         6.1         Conditions Precedent - The Acquiror, the Acquisition
                       Corporation and the Company............................................................   54
         6.2         Conditions Precedent - The Company.......................................................   55
         6.3         Conditions Precedent - The Acquiror and
                      the Acquisition Corporation..............................................................  56

ARTICLE VII          TERMINATION, WAIVER AND AMENDMENT........................................................   58

         7.1         Termination..............................................................................   58
         7.2         Effect of Termination....................................................................   59
         7.3         Survival of Representations, Warranties
                       and Covenants..........................................................................   59
         7.4         Waiver...................................................................................   59
         7.5         Amendment or Supplement..................................................................   60

ARTICLE VIII MISCELLANEOUS....................................................................................   60

         8.1         Expenses.................................................................................   60
         8.2         Entire Agreement.........................................................................   60
         8.3         No Assignment.............................................................................  61
         8.4         Notices..................................................................................   61
         8.5         Alternative Structure....................................................................   62
         8.6         Interpretation...........................................................................   62
         8.7         Counterparts.............................................................................   62
         8.8         Governing Law............................................................................   62

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Exhibit A            Form of Amended and Restated Merger Agreement
                       between Fidelity Federal Savings
                       Bank and People's Savings Association
Exhibit B            Form of Company Stock Option Agreement
Exhibit C            Form of Company Stockholder Agreement
Exhibit D            Form of Acquiror Stock Option Agreement
Exhibit E            Form of Acquiror Stockholder Agreement
Exhibit F            Form of Company Affiliate Letter
Exhibit G            Matters to be covered by Opinion of Counsel to the Acquiror
Exhibit H            Matters to be covered by Opinion of Counsel to the Company


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                    AMENDED AND RESTATED AGREEMENT OF MERGER


         Amended and Restated Agreement of Merger (the "Agreement"), dated as of June 3, 1996, by and among Fidelity Financial of Ohio, Inc. (the "Acquiror"), an Ohio corporation, Fidelity Acquisition Corporation ("Acquisition Corporation"), an Ohio corporation, and Circle Financial Corporation (the "Company"), an Ohio corporation, which amends and restates the Agreement of Merger between the Acquiror and the Company dated as of April 29, 1996 ("Initial Agreement").

                              W I T N E S S E T H:

         WHEREAS,  the  Acquiror  and  the  Company  entered  into  the  Initial
Agreement on April 29, 1996 and, pursuant to Section 8.5 thereof, subsequently determined to modify the structure of the acquisition of the Company by providing for the merger of the Company with and into Acquisition Corporation, a wholly owned subsidiary of the Acquiror; and

         WHEREAS, the Boards of Directors of the Acquiror, Acquisition Corporation and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of the Company with and into the Acquisition Corporation, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the Acquiror's willingness to enter into the Initial Agreement, (i) the Company entered into a Stock Option Agreement with the Acquiror (the "Company Stock Option Agreement"), in substantially the form attached hereto as Exhibit B, pursuant to which the Company granted to the Acquiror the option to purchase shares of Company Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of the Company entered into a Stockholder Agreement with the Acquiror (the "Company Stockholder Agreement"), in substantially the form attached hereto as Exhibit C, pursuant to which, among other things, such stockholders agreed to vote their shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to the Company's willingness to enter into the Initial Agreement, (i) the Acquiror entered into a Stock Option Agreement with the Company (the "Acquiror Stock Option Agreement"), in substantially the form attached hereto as Exhibit D, pursuant to which the Acquiror granted to the Company the option to purchase shares of Acquiror Common Stock (as defined herein) under certain circumstances and (ii) certain stockholders of the Acquiror entered into a Stockholder Agreement with the

Company (the "Acquiror Stockholder Agreement"), in substantially the form attached hereto as Exhibit E, pursuant to which, among other things, such stockholders agreed to vote their shares of Acquiror Common Stock in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         The following terms shall have the meanings ascribed to them for all purposes of this Agreement.

         "Acquiror Common Stock" shall mean the common stock, par value $.10 per share, of the Acquiror.

         "Acquiror Employee Plans" shall have the meaning set forth in Section 4.16(a) hereof.

         "Acquiror Employee Stock Benefit Plans" shall mean the following employee benefit plans of the Acquiror: 1992 Stock Incentive Plan, 1992
Directors' Stock Option Plan, Management Recognition Plan, Employee Stock Ownership Plan, Fidelity Federal Savings Bank 401(k) Retirement Plan, 1996 Stock Option Plan and 1996 Management Recognition Plan and Trust.

         "Acquiror Financial Statements" shall mean (i) the statements of financial condition (including related notes and schedules, if any) of the Bank as of December 31, 1995, 1994 and 1993 and the statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of the Bank for each of the three years ended December 31, 1995, 1994 and 1993 as filed by the Bank in its Securities Documents, and (ii) the consolidated statements of financial condition of the Acquiror (including related notes and schedules, if any) and the consolidated statements of earnings, stockholders' equity and cash flows (including related notes and schedules, if any) of the Acquiror included in the Securities Documents filed by the Acquiror with respect to the quarterly and annual periods ended subsequent to December 31, 1995.

         "Acquiror Preferred Stock" shall mean the shares of serial preferred stock, par value $.10 per share, of the Acquiror.

         "Aggregate  Cash  Consideration"  shall have the  meaning  set forth in
Section 2.3(c)(2)(i) hereof.



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         "Association"   shall   mean   People's   Savings    Association,    an
Ohio-chartered savings and loan association and a wholly-owned subsidiary of the Company.

         "Average  Acquiror  Share  Price"  shall have the  meaning set forth in
Section 2.3(c)(2)(ii).

         "Bank" shall mean Fidelity Federal Savings Bank, a federally-chartered savings bank which upon the receipt of all requisite regulatory approvals and the contribution to the Acquisition Corporation of all of the capital stock of the Bank, will become a wholly-owned subsidiary of the Acquisition Corporation.

         "Bank Merger" shall have the meaning set forth in Section 2.11 hereof.

         "Bank  Merger  Agreement"  shall have the  meaning set forth in Section
2.11 hereof.

         "Cash Election Shares" shall have the meaning set forth in Section 2.4(a) hereof.

         "Certificate of Merger" shall have the meaning set forth in Section
2.2 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the Securities and Exchange Commission.

         "Company Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

         "Company Dissenting Shares" shall have the meaning set forth in Section 2.8(a) hereof.

         "Company Employee Plans" shall have the meaning set forth in Section 3.16(a) hereof.

         "Company Financial Statements" shall mean (i) the consolidated statements of financial condition (including related notes and schedules, if any) of the Company as of June 30, 1995, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of the Company for each of the three years ended June 30, 1995, 1994 and 1993 as filed by the Company in its Securities Documents, and (ii) the consolidated statements of financial condition of the Company (including related notes and schedules, if any) and the consolidated statements of income, stockholders' equity and cash flows (including related notes and schedules, if any) of the Company included in the Securities Documents filed by the Company with respect to the quarterly and annual periods ended subsequent to June 30, 1995.



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         "Company  Preferred  Stock"  shall mean the shares of serial  preferred stock, par value $1.00 per share, of the Company.

         "Department" shall mean the Ohio Department of Commerce, Division of Financial Institutions or any successor thereto.

         "Effective  Time"  shall mean the date and time  specified  pursuant to
Section 2.2 hereof as the effective time of the Merger.

         "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

         "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environment Concern. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange   Ratio"   shall  have  the  meaning  set  forth  in  Section
2.3(c)(1)(i) hereof.

         "FDIA" shall mean the Federal Deposit Insurance Act, as amended.



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



         "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLB" shall mean Federal Home Loan Bank.

         "Form S-4" shall mean the registration statement on Form S-4 (or on any successor or other appropriate form) to be filed by the Acquiror in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger, including the Proxy Statement which forms a part thereof, as amended and supplemented.

         "Governmental   Entity"   shall  mean  any  federal  or  state   court,
administrative   agency  or  commission  or  other  governmental   authority  or
instrumentality.

         "HOLA" shall mean the Home Owners' Loan Act.

         "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

         "Merger" shall mean the merger of the Company with and into the Acquisition Corporation pursuant to the terms hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "No-Election Shares" shall have the meaning set forth in Section 2.4(a) hereof.

         "OGCL" shall mean the Ohio General Corporation Law.

         "OTS" shall mean the Office of Thrift Supervision of the U.S. Department of the Treasury and its predecessor, the Federal Home Loan Bank Board, or any successor thereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Per Share Cash Consideration" and "Per Share Stock Consideration" shall have the meanings set forth in Section 2.3(c)(1) hereof.

         "Previously Disclosed" shall mean disclosed (i) in a letter dated the date hereof delivered from the disclosing party to the other party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein, or (ii) in a letter dated after the date hereof from the disclosing party specifically referring to this Agreement and describing in reasonable detail the matters contained therein and delivered by the other party pursuant to Section 5.12 hereof.



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         "Proxy  Statement"  shall  mean the  joint  prospectus/proxy  statement contained in the Form S-4, as amended or supplemented, and to be delivered to shareholders of the Acquiror and the Company in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby.

         "Real Estate Owned" shall mean real estate acquired by foreclosure or by deed-in- lieu of foreclosure, real estate in judgment and subject to redemption and in-substance foreclosures under generally accepted accounting principles.

         "Reallocated Cash Shares" shall have the meaning set forth in Section 2.4(d)(i)(2).

         "Reallocated Stock Shares" shall have the meaning set forth in Section 2.4(d)(ii)(2).

         "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests in the entity.

         "SAIF" means the Savings Association Insurance Fund administered by the FDIC or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Documents" shall mean all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

         "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated pursuant to such laws.

         "SGFSC"  means  Spring  Garden   Financial   Service  Corp.,   an  Ohio
corporation and a wholly-owned subsidiary of the Association.

         "Stock Election Shares" shall have the meaning set forth in Section 2.4(a) hereof.

         "Subsidiary" shall mean any corporation, bank, savings association, partnership, joint venture or other organization more than 10% of the stock or ownership interest of which is owned, directly or indirectly, by an entity.

         Other terms used herein are defined in the preamble and elsewhere in this Agreement.




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                                   ARTICLE II
                         THE MERGER AND THE BANK MERGER

2.1      The Merger

         (a) Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), the Company shall be merged with and into the Acquisition Corporation (the "Merger") in accordance with the applicable provisions of the OGCL. The Acquisition Corporation shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") of the Merger, and shall continue its corporate existence under the laws of the State of Ohio. The name of the Surviving Corporation shall continue to be "Fidelity Acquisition Corporation" and the Surviving Corporation will continue to operate as a wholly owned subsidiary of Fidelity Financial of Ohio, Inc. Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

         (b) From and after the Effective Time, the Merger shall have the effects set forth in Section 1701.82 of the OGCL.

         (c) The Articles of Incorporation, Code of Regulations and Bylaws of the Acquisition Corporation, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation, Code of Regulations and Bylaws of the Surviving Corporation, respectively, until altered, amended or repealed in accordance with their terms and applicable law.

         (d) Upon consummation of the Merger, (i) the directors of the Acquiror shall consist of (x) Donald H. Rolf, Jr., Joseph D. Hughes and Thomas N. Spaeth (each of whom is presently a director of the Company; in the event of the death, disability or other inability to serve of any one or more of them, the Company and the Acquiror shall mutually agree upon another individual presently or at such time serving as a director of the Company to replace such person in this capacity), and (y) all six of the directors of the Acquiror immediately prior to the Effective Time, (ii) the executive officers of the Acquiror shall be the executive officers of the Acquiror immediately prior to the Effective Time, except that Donald H. Rolf, Jr. shall be Chairman of the Board of the Acquiror and Joseph D. Hughes shall be Executive Vice President of the Acquiror. Directors and officers of the Acquiror shall serve for such terms as are specified herein and in the Articles of Incorporation, Code of Regulations and Bylaws of the Acquiror.

2.2      Effective Time; Closing

         The Merger shall become effective upon the occurrence of the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Ohio pursuant to the OGCL, unless a later date and time is specified as the effective time in such Certificate of Merger (the "Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., Eastern Time, on or before the fifth business day following the satisfaction or waiver, to the extent permitted hereunder, of the


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conditions  to the  consummation  of the Merger  specified in Article VI of this
Agreement  (other  than  the  delivery  of  certificates,   opinions  and  other
instruments and documents to be delivered at the Closing), at the principal executive offices of the Acquiror in Cincinnati, Ohio, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to the Acquiror and the Company the opinions, certificates and other documents required to be delivered under
Article VI hereof.

2.3      Conversion of Shares

         At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Company Common Stock:

         (a) Each share of Acquiror Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

         (b) All shares of Company Common Stock owned by the Company (including treasury shares) or the Acquiror or any of their respective wholly-owned subsidiaries shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Acquiror Common Stock, cash or other consideration.

         (c) (1) Subject to paragraph (a) of Section 2.8 and Sections 2.5 and 2.9, each share of Company Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with Section 2.3(b)) shall be converted into, and shall be cancelled in exchange for, the right to receive, at the election of the holder thereof,

                  (i) the number of shares of Acquiror Common Stock which is equal to (the "Exchange Ratio") (A) if the Average Acquiror Share Price is equal to or greater than $9.00 but equal to or less than $11.00, the quotient determined by dividing (x) $38.00 by (y) the Average Acquiror Share Price, (B) if the Average Acquiror Share Price is less than $9.00, 4.22 shares or (C) if the Average Acquiror Share Price is greater than $11.00, 3.45 shares (the "Per Share Stock Consideration"), or

                  (ii) a cash amount equal to $38.00 per share of Company Common Stock (the "Per Share Cash Consideration").

                  (2)  For purposes of this Agreement:

                  (i) the "Aggregate Cash Consideration" shall amount to the product of the number of shares of Company Common Stock (other than Company Common Stock owned by the Company (including treasury shares) or the Acquiror) outstanding at the Effective Time times .45 times $38.00;


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




                  (ii) the "Average Acquiror Share Price" shall mean the average of the closing bid and asked price per share of Acquiror Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 trading days ending on the date the Acquiror and the Company receive all requisite regulatory approvals and satisfy all applicable waiting periods; and

         (d) Each share of common stock, par value $.01 per share, of the Acquisition Corporation ("Acquisition Corporation Common Stock") that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

2.4      Election and Exchange Procedures

         (a) The parties shall designate an exchange agent to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in Sections 2.4 and 2.5. No later than seven business days following the Effective Time, the Acquiror shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Company Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock in exchange for the consideration set forth in Section 2.3(c) hereof deliverable in respect thereof pursuant to this Agreement and (ii) an election form in such form as the Acquiror and the Company shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Acquiror Common Stock with respect to all such holder's Company Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all such holder's Company Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Company Common Stock (the "No-Election Shares"). Any shares of Company Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any Company Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

         (b) The term "Election Deadline," as used below, shall mean 5:00 p.m., Eastern Time, on the 20th business day following but not including the date of mailing of the

Election Form or such other date as the Acquiror and the Company shall mutually agree upon.

         (c) Any election to receive Acquiror Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form will be properly completed only if accompanied by certificates representing all shares of Company Common Stock covered thereby, subject to the provisions of subsection (h) below of this Section 2.4. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The certificate or certificates representing Company Common Stock relating to any revoked Election Form shall be promptly returned without charge to the person submitting the Election Form to the Exchange Agent. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         (d) Within ten business days after the Election Deadline, the Exchange Agent shall effect the allocation among holders of Company Common Stock of rights to receive Acquiror Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                  (i) If the number of Cash Election Shares times the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                           (1) all Cash  Election  Shares  (subject  to  Section
                  2.8(a) with respect to Company Dissenting Shares) will be converted into the right to receive cash,

                           (2) the  Exchange  Agent will select first from among
                  the holders of No-Election Shares and then (if necessary) will allocate among the holders of Stock Election Shares (by the method of allocation described below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the sum of the number of Cash Election Shares plus the number of Reallocated Cash Shares times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Cash Shares will be converted into the right to receive cash, and

                           (3) the No-Election  Shares and Stock Election Shares
                  which are not Reallocated Cash Shares will be converted into the right to receive Acquiror Common Stock.

                  (ii) If the number of Cash Election Shares times the Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                           (1) all Stock  Election  Shares  and all  No-Election
                  Shares will be converted into the right to receive Acquiror Common Stock,

                           (2) the Exchange Agent will allocate among the holders of Cash Election Shares (by the method of allocation described below), a sufficient number of Cash Election Shares (excluding any Company Dissenting Shares) ("Reallocated Stock Shares") such that the number of remaining Cash Election Shares (including Company Dissenting Shares) times the Per Share Cash Consideration equals the Aggregate Cash Consideration, and all Reallocated Stock Shares shall be converted into the right to receive Acquiror Common Stock, and

                           (3) the Cash  Election  Shares  (subject  to  Section
                  2.8(a) with respect to Company Dissenting Shares) which are not Reallocated Stock Shares will be converted into the right to receive cash.

                  (iii) If the number of Cash Election Shares times the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Acquiror Common Stock.

         (e) In the  event  that the  Exchange  Agent is  required  pursuant  to
Section 2.4(d)(i)(2) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion of the remainder of the total Reallocated Cash Shares less the number of No Election Shares which are Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to Section 2.4(d)(ii)(2) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive Acquiror Common Stock, each holder of Cash Election Shares shall be allocated a pro rata portion of the total Reallocated Stock Shares.

         (f) At the Effective Time, the Acquiror shall issue to the Exchange Agent the number of shares of Acquiror Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of Company Common Stock and invested only in deposit accounts issued by the Exchange Agent (or an FDIC-insured affiliate of the Exchange Agent), direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). Within 10 business days after the Election Deadline, the Exchange Agent shall distribute Acquiror Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Acquiror Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

         (g) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Acquiror Common Stock or the amount of cash into which the aggregate number of shares of Company Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of Company Common Stock have been converted into Acquiror Common Stock, any other distribution theretofore paid with respect to the Acquiror Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Company Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Acquiror Common Stock or the right to receive the amount of cash into which such Acquiror Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of the Company of certificates representing shares of Company Common Stock and if such certificates are presented to the Company for transfer, they shall be cancelled against delivery of certificates for Acquiror Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Acquiror Common Stock under this Section 2.4 until such person surrenders the certificate or certificates representing Company Common Stock, at which time such dividends shall be remitted to such person, without interest.

         (h) The Acquiror shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Acquiror Common Stock to which a holder of Company Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Company Common Stock for exchange as provided in this
Section 2.4, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by the Acquiror. If any certificates evidencing shares of Acquiror Common Stock are to be issued in a name other than that in which the certificate evidencing Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

         (i) Any portion of the shares of Company Common Stock and cash delivered to the Exchange Agent by the Acquiror pursuant to Section 2.4(f) that remains unclaimed by the shareholders of the Company for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to the Acquiror. Any shareholders of the Company who have not theretofore complied with Section 2.4(g) shall thereafter look only to the Acquiror for the consideration deliverable in respect of each share of Company Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Company Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Acquiror Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Acquiror (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. The Acquiror and the Exchange Agent shall be entitled to rely upon the stock transfer books of the Company to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, the Acquiror and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

2.5      No Fractional Shares

         Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Acquiror Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Acquiror Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average
Acquiror Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

2.6      Stock Options

         Immediately before the Effective Time, each option with respect to Company Common Stock (a "Company Stock Option") that is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from the Company, subject to required withholding taxes, if any, cash in an amount equal to the difference between the exercise price of such Company Stock Option and the Per Share Cash Consideration for each share of Company Common Stock subject to such Company Stock Option.

2.7      Withholding Rights

         The Acquiror (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as the Acquiror is required under the Code or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock in respect of which such deduction and withholding was made by the Acquiror.

2.8      Dissenting Shares

         (a) Each outstanding share of Company Common Stock the holder of which has perfected his right to dissent under the OGCL and has not effectively withdrawn or lost such right as of the Effective Time (the "Company Dissenting Shares") shall not be converted into or represent a right to receive shares of Acquiror Common Stock or cash hereunder, and the holder thereof shall be entitled only to such rights as are granted by the OGCL. The Company shall give the Acquiror prompt notice upon receipt by the Company of any such written demands for payment of the fair value of such shares of Company Common Stock and of withdrawals of such demands and any other instruments provided pursuant to the OGCL (any shareholder duly making such demand being hereinafter called a "Dissenting Company Shareholder"). Any payments made in respect of Company Dissenting Shares shall be made by the Surviving Corporation. If any Company Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment at or prior to the Effective Time, such holder's shares of Company Common Stock shall be converted into a right to receive cash or Acquiror Common Stock in accordance with the applicable provisions of this Agreement. If such holder shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such payment after the Effective Time, each share of Company Common Stock of such holder shall be converted on a share by share basis into either the right to receive cash or Acquiror Common Stock as the Acquiror shall determine.

         (b) No holder of Acquiror Common Stock shall be entitled to relief as a dissenting shareholder pursuant to Section 1701.85 of the OGCL or otherwise.

2.9      Anti-Dilution Provisions

         The Exchange Ratio, the Per Share Stock Consideration, the Per Share Cash Consideration and the Stock Amount shall be subject to appropriate adjustments as mutually agreed to by the Acquiror and the Company in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding Acquiror Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Acquiror's capitalization.

Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.


2.10     Additional Actions

         If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or
(ii) otherwise carry out the purposes of this Agreement, the Company and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Company or otherwise to take any and all such action.

2.11     The Bank Merger

         The Acquiror and the Company shall take all action necessary and appropriate, including causing the entering into of an amended and restated agreement of merger by the Bank and the Association (the "Bank Merger Agreement") which amends and restates the Agreement of Merger between the Bank and the Association dated as of April 29, 1996, the form of which is attached hereto as Exhibit A, to cause the Association to merge with and into the Bank (the "Bank Merger") immediately after consummation of the Merger in accordance with the applicable laws of the State of Ohio and the United States and the regulations of the Department and the OTS thereunder. The Bank shall be the surviving corporation in the Bank Merger, and shall continue its corporate existence under the name "Fidelity Bank" under the laws of the United States. The Bank will become a wholly-owned subsidiary of the Acquisition Corporation upon the receipt of all requisite regulatory approvals and the contribution to the Acquisition Corporation of all the capital stock of the Bank. Upon consummation of the Bank Merger, the separate corporate existence of the Association shall cease. The directors and executive officers of the Bank upon consummation of the Bank Merger shall be as set forth in the Bank Merger Agreement.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Acquiror as follows:

3.1      Capital Structure

         The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock and 2,000,000 shares of Company Preferred Stock. As of the date hereof, there are 708,096 shares of Company Common Stock issued and outstanding, 67,927 shares of Company Common Stock are directly held as treasury stock by the Company and no shares of Company Preferred Stock are issued and outstanding. All outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Company Common Stock has been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) 47,871 shares of Company Common Stock issuable upon exercise of outstanding stock options which have been granted pursuant to the 1991 Non-Statutory Stock Option Plan, 1991 Incentive Stock Option Plan, 1994 Employee Stock Option Plan and 1994 Non- Employee Director Stock Option Plan and (ii) shares of Company
Common Stock issuable pursuant to the terms of the Company Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Company.

3.2      Organization, Standing and Authority of the Company

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis. The Company is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Company has heretofore delivered to the Acquiror true and complete copies of the Articles of Incorporation, Code of Regulations and Bylaws of the Company as in effect as of the date hereof.

3.3      Ownership of the Company Subsidiaries

         The only direct or indirect Subsidiaries of the Company are the Association and SGFSC (the "Company Subsidiaries"). Except for capital stock of the Company Subsidiaries, stock in the FHLB of Cincinnati, securities and other interests taken in consideration of debts previously contracted and by virtue of the Acquiror Stock Option Agreement, the Company does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock or other ownership interests of each of the Company Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Company Subsidiary and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of said shares or other ownership interests.

3.4      Organization, Standing and Authority of the Company Subsidiaries

         The Association is a savings and loan association duly organized, validly existing and in good standing under the laws of the State of Ohio, and SGFSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each of the Company Subsidiaries (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis. The Company has heretofore delivered to the Acquiror true and complete copies of the Articles of Incorporation, Constitution and Bylaws of the Association and the Articles of Incorporation, Code of Regulations and Bylaws of SGFSC as in effect as of the date hereof.

3.5      Authorized and Effective Agreement

         (a) The Company has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Company's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Company, except for the approval of this Agreement by the Company's shareholders. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company which is enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Company with any of the provisions hereof (i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation, Code of Regulations or Bylaws of the Company or the equivalent documents of any Company Subsidiary, (ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS and the Department, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror, (v) the filing of the Certificate of Merger with the Secretary of State of Ohio pursuant to the OGCL in connection with the Merger and (vi) the filing of a Certificate of Merger with the Secretary of State of Ohio and Articles of Combination with the OTS in connection with the Bank Merger, and except for such filings, authorizations or approvals which are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Company or any Company Subsidiary in connection with (i) the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and (ii) the execution and delivery by the Association of the Bank Merger Agreement and the consummation by the Association of the transactions contemplated thereby.

         (d) As of the date hereof, neither the Company nor any of the Company Subsidiaries is aware of any reasons relating to the Company or any of the Company Subsidiaries (including, without limitation, Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and (ii) the continuation by the Acquiror after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Company, could have a material adverse effect upon the financial condition, results of operations or business of the Acquiror or the Company on a consolidated basis or materially impair the value of the Company and the Company Subsidiaries to the Acquiror.

3.6      Securities Documents and Regulatory Reports

         (a) The Company has previously delivered or made available to the Acquiror a complete copy of all Securities Documents filed by the Company pursuant to the Securities Laws or mailed by the Company to its shareholders as a class since January 1, 1993. The Company has timely filed with the Commission all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respects with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1993, each of the Company and the Association has duly filed with the OTS, the FDIC and the Department, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Company has previously delivered or made available to the Acquiror accurate and complete copies of all such reports. In connection with the most recent examinations of the Company and the Association by the OTS and the Department, neither the Company nor the Association was required to correct or change any action, procedure or proceeding which the Company or the Association believes has not been corrected or changed as required.

3.7      Financial Statements

         (a) The Company has previously delivered or made available to the Acquiror accurate and complete copies of the Company Financial Statements which, in the case of the consolidated statements of financial condition of the Company as of June 30, 1995, 1994 and 1993 and the consolidated statements of income, stockholders' equity and cash flows for each of the three years ended June 30, 1995, 1994 and 1993, are accompanied by the audit reports of Clark, Schaefer, Hackett & Co., independent public accountants with respect to the Company. The Company Financial Statements referred to herein, as well as the Company Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Company as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Company for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Company Financial Statements referred to in Section 3.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Company and the Company Subsidiaries have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Company and the Company Subsidiaries are being maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Company and the Company Subsidiaries.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Company as of December, 1995 (including related notes) and (ii) of liabilities incurred since December 31, 1995 in the ordinary course of business, neither the Company nor any Company Subsidiary has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Company on a consolidated basis.

3.8      Material Adverse Change

         (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of the Company on a consolidated basis since December 31, 1995 and to the best knowledge of the Company, no fact or condition exists which the Company believes will cause such a material adverse change in the future.

         (b) Except as Previously Disclosed, neither the Company nor any of the Company Subsidiaries has taken or permitted any of the actions set forth in
Section 5.6(a) hereof between December 31, 1995 and the date hereof.

3.9      Environmental Matters

         (a) To the best of the Company's knowledge, the Company and the Company Subsidiaries are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis. Neither the Company nor any Company Subsidiary has received any written communication alleging that the Company or any Company Subsidiary is not in such compliance and, to the best knowledge of the Company, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of the Company's knowledge, none of the properties owned, leased or operated by the Company or the Company's Subsidiaries has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis.

         (c) To the best of the Company's knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis.

         (d) Except as Previously Disclosed, the Company has not conducted any environmental studies during the past five years with respect to any properties owned by it or any Company Subsidiary as of the date hereof.

3.10     Allowance for Loan Losses and Real Estate Owned

         The allowance for loan losses reflected on the Company's consolidated statements of financial condition included in the Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, in the opinion of the Company's management adequate  in all  material  respects  as of their  respective  dates  under  the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The Real Estate Owned reflected on the consolidated statements of financial condition included in the Company Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

3.11     Tax Matters

         (a) The Company and the Company Subsidiaries, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. Neither the Company nor any of the Company Subsidiaries will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Company and the Company Subsidiaries are complete and accurate in all material respects. Neither the Company nor any of the Company Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Company and the Company Subsidiaries have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Company or any Company Subsidiary as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Company or any Company Subsidiary to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Company's knowledge, threatened.

         (c) Except as Previously Disclosed, none of the Company or the Company Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company or the Company Subsidiaries (nor does the Company have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

3.12     Legal Proceedings

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Company, threatened against the Company or any Company Subsidiary or against any asset, interest or right of the Company or each of the Company Subsidiaries, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis. Neither the Company nor any Company Subsidiary is a party to any order, judgment or decree which has or could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis.

3.13     Compliance with Laws

         (a) Each of the Company and each of the Company Subsidiaries has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Company, no suspension or cancellation of any of the same is threatened.

         (b) Neither the Company nor any of the Company Subsidiaries is in violation of its respective Articles of Incorporation, Code of Regulations, Constitution or other chartering instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis; and neither the Company nor any Company Subsidiary has received any written notice or communication from any federal, state or local governmental authority asserting that the Company or any Company Subsidiary is in violation of any of the foregoing which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis. Neither the Company nor any Company Subsidiary is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

3.14     Deposit Insurance and Other Regulatory Matters

         (a) The deposit accounts of the Association are insured by the SAIF to the maximum extent permitted by the FDIA, and the Association has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) The Association is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) The Association is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) The Association has at all time qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

3.15     Certain Information

         None of the information relating to the Company and the Company Subsidiaries supplied or to be supplied for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Company and the Acquiror and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Company to its shareholders in connection with the meeting of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

3.16     Employee Benefit Plans

         (a) The Company has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined under Section 3(1) of ERISA), employee pension benefit plan (as defined under
Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of the Company or any Company Subsidiary (the "Company Employee Plans"), and the Company has previously furnished or made available to the Acquiror accurate and complete copies of the same together with (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

         (b) None of the Company, any Company Subsidiary, any pension plan maintained by any of them and qualified under Section 401 of the Code or, to the best of the Company's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Company or any Company Subsidiary. To the best of the Company's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) Neither the Company nor any Company Subsidiary participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Company Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "Company Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Company's knowledge, is threatened to be revoked and the Company does not know of any ground on which such revocation may be based. Except as Previously Disclosed, neither the Company nor any Company Subsidiary has any liability under any such plan that is not reflected on the consolidated statement of financial condition of the Company at December 31, 1995 included in the Company Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any Company Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Company Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Company Pension Plan, and, except as Previously Disclosed, there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Company Pension Plan.

         (g) The Company Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of the Company, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Company Employee Plans or any trust related thereto or any fiduciary thereof.

3.17     Certain Contracts

         (a) Except as Previously Disclosed, neither the Company nor any Company Subsidiary is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Company or any Company Subsidiary or the guarantee by the Company or any Company Subsidiary of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Company or any Company Subsidiary, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Company or any Company Subsidiary upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which the Company or any Company Subsidiary is obligated to indemnify any director, officer, employee or agent of the Company or any Company Subsidiary,
(v) any agreement, arrangement or understanding to which the Company or any Company Subsidiary is a party or by which any of the same is bound which limits the freedom of the Company or any Company Subsidiary to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC, the Department or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Company's Annual Report on Form 10-KSB under the Exchange Act and which has not been so filed.

         (b) Neither the Company nor any Company Subsidiary is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

3.18     Brokers and Finders

         Except as Previously Disclosed, neither the Company nor any Company Subsidiary, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

3.19     Insurance

         The Company and each Company Subsidiary is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Neither the Company nor any of the Company Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

3.20     Properties

         All real and personal property owned by the Company or any of the Company Subsidiaries or presently used by any of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of the Company and the Company Subsidiaries in the ordinary course of business consistent with their past practices. The Company and the Company Subsidiaries have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the consolidated statement of financial condition of the Company as of December 31, 1995 included in the Company Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the consolidated statement of financial condition of the Company as of December 31, 1995 included in the Company Financial Statements. All real and personal property which is material to the Company's business on a consolidated basis and leased or licensed by the Company or any Company Subsidiary is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. The Company has Previously Disclosed an accurate listing of each such lease or license referred to in the immediately preceding sentence pursuant to which the Company or any of the Company Subsidiaries acts as lessor (other than month-to-month leases) or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by the Company or any Company Subsidiary and used in the conduct of its business.

3.21     Labor

         No work stoppage involving the Company or any Company Subsidiary is pending or, to the best knowledge of the Company, threatened. Neither the Company nor any Company Subsidiary is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving the employees of the Company or any Company Subsidiary which could have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Company's knowledge, there have been no efforts to unionize or organize any employees of the Company or any Company Subsidiary during the past five years.

3.22     Transactions with Affiliated Persons and Affiliates

         Except as Previously Disclosed, (i) no "affiliated person" or "affiliate" of the Association, as defined in 12 C.F.R. ss.561.5 and 12 C.F.R. ss.563.41, respectively, has engaged in any transaction with the Association since January 1, 1993 which was not in compliance with applicable laws and regulations and (ii) as of the date hereof there is no loan or extension of credit outstanding to any of the same which is not in compliance with applicable laws and regulations.

3.23     Required Vote

         (a) The affirmative vote of the holders of a majority of the issued and outstanding shares of Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby on behalf of the Company.

         (b) At least two-thirds of the whole Board of Directors (as defined in the Articles of Incorporation of the Company) has approved the Merger and this Agreement such that the provisions of (i) Section 1 of Article Eleventh of the Articles of Incorporation of the Company and (ii) Section 1704.02 of the Ohio Revised Code shall be inapplicable to the Merger and this Agreement and the transactions contemplated hereby.

3.24     Disclosures

         None of the representations and warranties of the Company or any of the written information or documents furnished or to be furnished by the Company to the Acquiror in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE ACQUIROR
                         AND THE ACQUISITION CORPORATION

         The Acquiror and the Acquisition Corporation represent and warrant to the Company as follows:

4.1      Capital Structure of the Acquiror

         The authorized capital stock of the Acquiror consists of 7,000,000 shares of Acquiror Common Stock and 500,000 shares of Acquiror Preferred Stock. As of the date hereof, there are 4,073,589 shares of Acquiror Common Stock issued and outstanding, no shares of Acquiror Common Stock are directly or indirectly held as treasury stock by the Acquiror and there are no shares of Acquiror Preferred Stock issued and outstanding. All outstanding shares of Acquiror Common Stock have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of Acquiror Common Stock have been issued in violation of the preemptive rights of any person, firm or entity. Except for (i) shares of Acquiror Common Stock issuable pursuant to the Acquiror Employee Stock Benefit Plans, now or hereafter, and (ii) shares of Acquiror Common Stock issuable pursuant to the terms of the Acquiror Stock Option Agreement, there are no Rights authorized, issued or outstanding with respect to the capital stock of the Acquiror.

4.2      Organization, Standing and Authority of the Acquiror

         The Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. The Acquiror is duly registered as a savings and loan holding company under the HOLA and the regulations of the OTS thereunder. The Acquiror has heretofore delivered to the Company true and complete copies of the Articles of Incorporation, Code of Regulations and Bylaws of the Acquiror as in effect as of the date hereof.

4.3      Ownership of the Acquisition Corporation and the Bank

         The only direct or indirect subsidiaries of the Acquiror are the Acquisition Corporation and the Bank. Except as Previously Disclosed and except for capital stock of the Acquisition Corporation and the Bank, stock in the FHLB of Cincinnati, securities and other interests taken in consideration of debts previously contracted and by virtue of this Agreement and the Company Stock Option Agreement, the Acquiror does not own or have the right to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization. The outstanding shares of capital stock of the Acquisition Corporation and the Bank have been duly authorized and validly issued, are fully paid and nonassessable, and are directly or indirectly owned by the Acquiror free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No Rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of the Acquisition Corporation and the Bank and there are no agreements, understandings or commitments relating to the right of the Acquiror to vote or to dispose of said shares or other ownership interests.

4.4      Organization, Standing and Authority of the Bank

         The Bank is a savings bank duly organized, validly existing and in good standing under the laws of the United States. The Bank (i) has full power and authority to own or lease all of its properties and assets and to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. The Acquiror has heretofore delivered to the Company true and complete copies of the Charter and Bylaws of the Bank as in effect as of the date hereof.

4.5      Authorized and Effective Agreement

         (a) Each of the Acquiror and the Acquisition Corporation has all requisite corporate power and authority to enter into this Agreement and (subject to receipt of all necessary governmental approvals and the approval of the Acquiror's shareholders of this Agreement) to perform all of its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of the Acquiror and the Acquisition Corporation, except for the approval of this Agreement by the Acquiror's shareholders and by Acquiror as sole shareholder of the Acquisition Corporation. This Agreement has been duly and validly executed and delivered by each of the Acquiror and the Acquisition Corporation and constitutes a legal, valid and binding obligation of the Acquiror and the
Acquisition  Corporation  which is  enforceable  against  the  Acquiror  and the
Acquisition Corporation in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

         (b) Neither the execution and delivery of this Agreement, nor consummation of the transactions contemplated hereby (including the Merger and the Bank Merger), nor compliance by the Acquiror or the Acquisition Corporation with any of the provisions hereof

(i) does or will conflict with or result in a breach of any provisions of the Articles of Incorporation, Code of Regulations, Charter or Bylaws of the Acquiror, the Acquisition Corporation or the Bank, (ii) except as Previously Disclosed, violate, conflict with or result in a breach of any term, condition or provision of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of the Acquiror, the Acquisition Corporation or the Bank pursuant to, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Acquiror, the Acquisition Corporation or the Bank is a party, or by which any of their respective properties or assets may be bound or affected, or (iii) subject to receipt of all required governmental and shareholder approvals, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Acquiror, the Acquisition Corporation or the Bank.

         (c) Except for (i) the filing of applications and notices with, and the consents and approvals of, as applicable, the OTS and the Department, (ii) the filing and effectiveness of the Form S-4 with the Commission, (iii) compliance with applicable state securities or "blue sky" laws and the NASD Bylaws in connection with the issuance of Acquiror Common Stock pursuant to this Agreement, (iv) the approval of this Agreement by the requisite vote of the shareholders of the Company and the Acquiror and by the Acquiror as sole shareholder of the Acquisition Corporation, (v) the filing of the Certificate of Merger with the Secretary of State of Ohio pursuant to the OGCL in connection with the Merger and (vi) the filing of a Certificate of Merger with the Secretary of State of Ohio and Articles of Combination with the OTS in connection with the Bank Merger, and except for such filings, authorizations or approvals as are Previously Disclosed, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary on the part of the Acquiror, the Acquisition Corporation or the Bank in connection with (i) the execution and delivery by the Acquiror and the Acquisition Corporation of this Agreement and the consummation by the Acquiror and the Acquisition Corporation of the transactions contemplated hereby and (ii) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.

         (d) As of the date hereof, none of the Acquiror, the Acquisition Corporation or the Bank is aware of any reasons relating to the Acquiror, the Acquisition Corporation or the Bank (including, without limitation, Community Reinvestment Act compliance) why all consents and approvals shall not be procured from all regulatory agencies having jurisdiction over the transactions contemplated by this Agreement as shall be necessary for (i) consummation of the transactions contemplated by this Agreement and the Bank Merger Agreement and
(ii) the continuation by the Acquiror and the Acquisition Corporation after the Effective Time of the business of each of the Acquiror and the Company as such business is carried on immediately prior to the Effective Time, free of any conditions or requirements which, in the reasonable opinion of the Acquiror, could have a material adverse effect upon the financial condition, results of operations or business of the Acquiror on a consolidated basis or materially impair the value of the Company and the Company Subsidiaries to the Acquiror.

4.6      Securities Documents and Regulatory Reports

         (a) The Acquiror has previously delivered or made available to the Company a complete copy of all Securities Documents filed by the Acquiror or the Bank pursuant to the Securities Laws or mailed by the Acquiror or the Bank to its respective shareholders as a class since January 1, 1993. The Acquiror has timely filed with the Commission (and the Bank has timely filed with the OTS) all Securities Documents required by the Securities Laws and such Securities Documents complied in all material respect with the Securities Laws and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Since January 1, 1993, each of the Acquiror and the Bank has duly filed with the OTS and the FDIC, as the case may be, in correct form the reports required to be filed under applicable laws and regulations and such reports were in all material respects complete and accurate and in compliance with the requirements of applicable laws and regulations, provided that information as of a later date shall be deemed to modify information as of an earlier date; and the Acquiror has previously delivered or made available to the Company accurate and complete copies of all such reports. In connection with the most recent examinations of the Acquiror and the Bank by the OTS, neither the Acquiror nor the Bank was required to correct or change any action, procedure or proceeding which the Acquiror or the Bank believes has not been corrected or changed as required.

4.7      Financial Statements

         (a) The Acquiror has previously delivered or made available to the Company accurate and complete copies of the Acquiror Financial Statements which, in the case of the statements of financial condition of the Bank as of December 31, 1995, 1994 and 1993 and the statements of income, stockholders' equity and cash flows for each of the three years ended December 31, 1995, 1994 and 1993, are accompanied by the audit reports of Grant Thornton LLP, independent public accountants with respect to the Acquiror and the Bank. The Acquiror Financial Statements referred to herein, as well as the Acquiror Financial Statements to be delivered pursuant to Section 5.7 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of the Acquiror or the Bank, as applicable, as of the respective dates set forth therein, and the consolidated results of operations, stockholders' equity and cash flows of the Acquiror or the Bank, as applicable, for the respective periods or as of the respective dates set forth therein.

         (b) Each of the Acquiror Financial Statements referred to in Section 4.7(a) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, except as stated therein. The audits of the Acquiror and the Bank have been conducted in all material respects in accordance with generally accepted auditing standards. The books and records of the Acquiror, the Acquisition Corporation and the Bank are being maintained in material compliance with applicable legal and accounting requirements, and all such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of the Acquiror, the Acquisition Corporation and the Bank.

         (c) Except to the extent (i) reflected, disclosed or provided for in the consolidated statement of financial condition of the Bank as of December 31, 1995 (including related notes) and (ii) of liabilities incurred since December 31, 1995 in the ordinary course of business, none of the Acquiror, the Acquisition Corporation or the Bank has any liabilities, whether absolute, accrued, contingent or otherwise, material to the financial condition, results of operations or business of the Acquiror on a consolidated basis.

4.8      Material Adverse Change

         (a) There has not been any material adverse change in the business, operations, prospects, assets or financial condition of the Acquiror on a consolidated basis since December 31, 1995 and to the best knowledge of the Acquiror, no fact or condition exists which the Acquiror believes will cause such a material adverse change in the future.

         (b) Except as Previously Disclosed, none of the Acquiror, the Acquisition Corporation or the Bank has taken or permitted any of the actions set forth in Section 5.6(b) hereof between December 31, 1995 and the date hereof.

4.9      Environmental Matters

         (a) To the best of the Acquiror's knowledge, the Acquiror, the Acquisition Corporation and the Bank are in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. None of the Acquiror, the Acquisition Corporation or the Bank has received any written communication alleging that the Acquiror, the Acquisition Corporation or the Bank is not in such compliance and, to the best knowledge of the Acquiror, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

         (b) To the best of the Acquiror's knowledge, none of the properties owned, leased or operated by the Acquiror, the Acquisition Corporation or the Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis.

         (c) To the best of the Acquiror's knowledge and except as Previously Disclosed, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Acquiror, the Acquisition Corporation or the Bank or against any person or entity whose liability for any Environmental Claim the Acquiror, the Acquisition Corporation or the Bank has or may have retained or assumed either contractually or by operation of law, except such which would not have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis.

         (d) Except as Previously Disclosed, the Acquiror has not conducted any environmental studies during the past five years with respect to any properties owned by it or the Bank as of the date hereof.

4.10     Allowance for Loan Losses and Real Estate Owned

         The allowance for loan losses reflected on the Acquiror's statements of financial condition included in the Acquiror Financial Statements is, or will be in the case of subsequently delivered Acquiror Financial Statements, as the case may be, in the opinion of the Acquiror's management adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans net of recoveries. The Real Estate Owned reflected on the statements of financial condition included in the Acquiror Financial Statements is, or will be in the case of subsequently delivered Acquiror Financial Statements, as the case may be, carried at the lower of cost or fair value, less estimated costs to sell, as required by generally accepted accounting principles.

4.11     Tax Matters

         (a) The Acquiror, the Acquisition Corporation and the Bank, and each of their predecessors, have timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by them (including, without limitation, estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and have paid, or where payment is not required to have been made, have set up an adequate reserve or accrual for the payment of, all taxes required to be paid in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made, will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. None of the Acquiror, the Acquisition Corporation or the Bank will have any material liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

         (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by the Acquiror, the Acquisition Corporation and the Bank are complete and accurate in all material respects. None of the Acquiror, the Acquisition Corporation or the Bank is delinquent in the payment of any tax, assessment or governmental charge, and neither of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. Except as Previously Disclosed, the federal, state and local income tax returns of the Acquiror, the Acquisition
Corporation and the Bank have been examined by the applicable tax authorities (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against the Acquiror, the Acquisition Corporation or the Bank as a result of such examinations or otherwise which have not been settled and paid. There are currently no agreements in effect with respect to the Acquiror, the Acquisition Corporation or the Bank to extend the period of limitations for the assessment or collection of any tax. As of the date hereof, no audit, examination or deficiency or refund litigation with respect to such return is pending or, to the best of the Acquiror's knowledge, threatened.

         (c) Except as Previously Disclosed, none of the Acquiror, the Acquisition Corporation or the Bank (i) is a party to any agreement providing for the allocation or sharing of taxes, (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Acquiror, the Acquisition Corporation or the Bank (nor does the Acquiror have any knowledge that the Internal Revenue Service has proposed any such adjustment or change of accounting method) or (iii) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

4.12     Legal Proceedings

         Except as Previously Disclosed, there are no actions, suits, claims, governmental investigations or proceedings instituted, pending or, to the best knowledge of the Acquiror, threatened against the Acquiror, the Acquisition Corporation or the Bank or against any asset, interest or right of the Acquiror, the Acquisition Corporation or the Bank, or against any officer, director or employee of any of them that in any such case, if decided adversely, would have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. None of the Acquiror, the Acquisition Corporation or the Bank is a party to any order, judgment or decree which has or could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis.

4.13     Compliance with Laws

         (a) Each of the Acquiror, the Acquisition Corporation and the Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of the Acquiror, no suspension or cancellation of any of the same is threatened.

         (b) None of the Acquiror, the Acquisition Corporation or the Bank is in violation of its respective Articles of Incorporation, Code of Regulations, Charter or other chartering instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking (including, without limitation, all regulatory capital requirements), securities, municipal securities, safety, health, environmental, zoning, anti- discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis; and none of the Acquiror, the Acquisition Corporation or the Bank has received any written notice or communication from any federal, state or local governmental authority asserting that the Acquiror, the Acquisition
Corporation or the Bank is in violation of any of the foregoing which could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. None of the Acquiror, the Acquisition Corporation or the Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings institutions or holding companies thereof issued by governmental authorities), and none of them has received any written communication requesting that it enter into any of the foregoing.

4.14     Deposit Insurance and Other Regulatory Matters

         (a) The deposit accounts of the Bank are insured by the SAIF to the maximum extent permitted by the FDIA, and the Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) The Bank is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) The Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) The Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

4.15     Certain Information

         None of the information relating to the Acquiror, the Acquisition Corporation and the Bank to be included or incorporated by reference in (i) the Form S-4 will, at the time the Form S-4 and any amendment thereto becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Proxy Statement, as of the date(s) such Proxy Statement is mailed to shareholders of the Acquiror and the Company and up to and including the date(s) of the meetings of shareholders to which such Proxy Statement relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date. The Proxy Statement mailed by the Acquiror to shareholders of the Company and the Acquiror in connection with the meetings of shareholders at which this Agreement will be considered by such shareholders will comply as to form in all material respects with the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

4.16     Employee Benefit Plans

         (a) The Acquiror has Previously Disclosed all stock option, employee stock purchase and stock bonus plans, qualified pension or profit-sharing plans, any fringe benefit, incentive, deferred compensation, consultant, bonus or group insurance contract, plan or arrangement, or any other welfare plan (as defined in Section 3(1) of ERISA), employee pension benefit plan (as defined under
Section 3(2) of ERISA) or agreement maintained for the benefit of employees or former employees of the Acquiror, the Acquisition Corporation or the Bank (the "Acquiror Employee Plans"), and the Acquiror has previously furnished or made available to the Company accurate and complete copies of the same together with
(i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan.

         (b) Except as Previously Disclosed, none of the Acquiror, the Acquisition Corporation, the Bank, any pension plan maintained by either of them and qualified under Section 401 of the Code or, to the best of the Acquiror's knowledge, any fiduciary of such plan has incurred any material liability to the PBGC or the Internal Revenue Service with respect to any employees of the Acquiror, the Acquisition Corporation or the Bank. Except as Previously Disclosed, to the best of the Acquiror's knowledge, no reportable event under Section 4043(b) of ERISA has occurred with respect to any such pension plan.

         (c) None of the Acquiror, the Acquisition Corporation or the Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) A favorable determination letter has been issued by the Internal Revenue Service with respect to each Acquiror Employee Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (an
"Acquiror Pension Plan") which is intended to qualify under Section 401 of the Code to the effect that such plan is qualified under Section 401 of the Code and the trust associated with such employee pension plan is tax exempt under Section 501 of the Code. No such letter has been revoked or, to the best of the Acquiror's knowledge, is threatened to be revoked and the Acquiror does not know of any ground on which such revocation may be based. Neither the Acquiror nor the Bank has any liability under any such plan that is not reflected on the statement of financial condition of the Bank at December 31, 1995 included in the Acquiror Financial Statements, other than liabilities incurred in the ordinary course of business in connection therewith subsequent to the date thereof.

         (e) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA or
Section 4975 of the Code) has occurred with respect to any Acquiror Employee Plan which would result in the imposition, directly or indirectly, of a material excise tax under Section 4975 of the Code or otherwise have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis.

         (f) Full payment has been made (or proper accruals have been established) of all contributions which are required for periods prior to the date hereof, and full payment will be so made (or proper accruals will be so established) of all contributions which are required for periods after the date hereof and prior to the Effective Time, under the terms of each Acquiror Employee Plan or ERISA; no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any Acquiror Pension Plan, and there is no "unfunded current liability" (as defined in Section 412 of the Code) with respect to any Acquiror Pension Plan.

         (g) The Acquiror Employee Plans have been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder and all other applicable governmental laws and regulations.

         (h) There are no pending or, to the best knowledge of the Acquiror, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Acquiror Employee Plans or any trust related thereto or any fiduciary thereof.

4.17     Certain Contracts

         (a)  Except  as  Previously  Disclosed,   none  of  the  Acquiror,  the
Acquisition Corporation or the Bank is a party to, is bound or affected by, receives, or is obligated to pay, benefits under (i) any agreement, arrangement or commitment, including without limitation any agreement, indenture or other instrument, relating to the borrowing of money by the Acquiror, the Acquisition Corporation or the Bank or the guarantee by the Acquiror, the Acquisition Corporation or the Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, officer or employee of the Acquiror, the Acquisition Corporation or the Bank, (iii) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of the Acquiror, the Acquisition Corporation or the Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (iv) any agreement, arrangement or understanding pursuant to which the Acquiror, the Acquisition Corporation or the Bank is obligated to indemnify any director, officer, employee or agent of the Acquiror, the Acquisition Corporation or the Bank, (v) any agreement, arrangement or understanding to which the Acquiror, the Acquisition Corporation or the Bank is a party or by which any of the same is bound which limits the freedom of the Acquiror, the Acquisition Corporation or the Bank to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the FDIC or any other regulatory agency, or (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to the Acquiror's Annual Report on Form 10-K under the Exchange Act and which has not been so filed.

         (b) None of the Acquiror, the Acquisition Corporation or the Bank is in default or in non-compliance, which default or non-compliance could reasonably be expected to have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party or by which its assets, business or operations may be bound or affected, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

4.18     Brokers and Finders

         Except as Previously Disclosed, none of the Acquiror, the Acquisition Corporation or the Bank, nor any of their respective directors, officers or employees, has employed any broker or finder or incurred any liability for any broker or finder fees or commissions in connection with the transactions contemplated hereby.

4.19     Insurance

         The Acquiror and the Bank are insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by applicable laws and regulations. Neither the Acquiror nor the Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

4.20     Properties

         All real and personal property owned by the Acquiror, the Acquisition Corporation or the Bank or presently used by any of them in its respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with their past practices. The Acquiror, the Acquisition Corporation and the Bank have good and marketable title free and clear of all liens, encumbrances, charges, defaults or equities (other than equities of redemption under applicable foreclosure laws) to all of the material properties and assets, real and personal, reflected on the statement of financial condition of the Bank as of December 31, 1995 included in the Acquiror Financial Statements or acquired after such date, except (i) liens for current taxes not yet due or payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of its banking business, (iii) such imperfections of title, easements and encumbrances, if any, as are not material in character, amount or extent and (iv) as reflected on the statement of financial condition of the Bank as of December 31, 1995 included in the Acquiror Financial Statements. All real and personal property which is material to the Acquiror's business on a consolidated basis and leased or licensed by the Acquiror or the Bank is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time. The Acquiror has Previously Disclosed an accurate listing of each such lease or license referred to in the immediately preceding sentence pursuant to which the Acquiror, the Acquisition Corporation or the Bank acts as lessor (other than month-to-month leases) or lessee, including the expiration date and the terms of any renewal options which relate to the same, as well as a listing of each material real property owned by the Acquiror, the Acquisition Corporation or the Bank and used in the conduct of its business.

4.21     Labor

         No work stoppage involving the Acquiror, the Acquisition Corporation or the Bank is pending or, to the best knowledge of the Acquiror, threatened. None of the Acquiror, the Acquisition Corporation or the Bank is involved in, or threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding involving its employees which could have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. Employees of the Acquiror, the Acquisition Corporation and the Bank are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees, and to the best of the Acquiror's knowledge, there have been no efforts to unionize or organize any employees of the Acquiror, the Acquisition Corporation or the Bank during the past five years.

4.22     Transactions with Affiliated Persons and Affiliates

         Except  as  Previously   Disclosed,   (i)  no  "affiliated  person"  or
"affiliate"  of the  Bank,  as  defined  in 12  C.F.R.  ss.561.5  and 12  C.F.R.
ss.563.41, respectively, has engaged in any transaction with the Bank since January 1, 1993 which was not in compliance with applicable laws and regulations and (ii) as of the date hereof there is no loan or extension of credit outstanding to any of the same which is not in compliance with applicable laws and regulations.

4.23     Required Vote

         (a) Subject to the presence of a quorum at the meeting of the shareholders of Acquiror called for the purpose of considering and acting upon the Merger, a majority of the total votes cast on the proposal by the holders of the issued and outstanding shares of Acquiror's Common Stock is necessary to approve the Merger and this Agreement and the transactions contemplated hereby on behalf of the Acquiror.

         (b) At least two-thirds of the Continuing Directors (as defined in the Articles of Incorporation of the Acquiror) has approved the Merger and this Agreement such that the provisions of (i) Paragraph A of Article XIV of the Articles of Incorporation of the Acquiror, (ii) Paragraph A of Article XV of the Articles of Incorporation of the Acquiror and (ii) Section 1704.02 of the Ohio Revised Code shall be inapplicable to the Merger and this Agreement and the transactions contemplated hereby.

         (c) The affirmative vote of two-thirds of the holders of the issued and outstanding shares of common stock of Acquisition Corporation is necessary to approve the Merger and this Agreement and the transaction contemplated hereby on behalf of Acquisition Corporation.

4.24     Disclosures

         None of the representations and warranties of the Acquiror or any of the written information or documents furnished or to be furnished by the Acquiror to the Company in connection with or pursuant to this Agreement or the consummation of the transactions contemplated hereby, when considered as a whole, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to be stated or necessary to make any such information or document, in light of the circumstances, not misleading.

4.25     Organization, Standing and Authority of the Acquisition Corporation

         The Acquisition Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with full corporate power and authority to own or lease all of its properties and assets and to carry on its business as now conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which its ownership or leasing of property or the conduct of its business requires such licensing or qualification and where the failure to be so licensed, qualified or in good standing would have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis. The Acquisition Corporation has heretofore delivered to the Company true and complete copies of the Articles of Incorporation, Code of Regulations and Bylaws of the Acquisition Corporation as in effect as of the date hereof.


                                    ARTICLE V
                                    COVENANTS

5.1      Reasonable Best Efforts

         Subject to the terms and conditions of this Agreement, each of the Company, the Acquiror and the Acquisition Corporation shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit consummation of the Merger and the Bank Merger as promptly as reasonably practicable and to otherwise enable consummation of the transactions contemplated hereby, and shall cooperate fully with the other party or parties hereto to that end.

5.2      Shareholder Meetings

         Each of the Acquiror, the Acquisition Corporation and the Company shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of the Acquiror, the Board of

Directors of the Acquisition Corporation, and the Board of Directors of the Company will recommend that the shareholders of the Acquiror, the Acquisition Corporation and the Company, respectively, approve this Agreement and the transactions contemplated hereby, provided that the Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law.

5.3      Regulatory Matters

         (a) The parties hereto shall promptly cooperate with each other in the preparation and filing of the Form S-4, including the Proxy Statement. Each of the Acquiror and the Company shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, and the Acquiror and the Company each shall thereafter promptly mail the Proxy Statement to its respective shareholders. The Acquiror also shall use its reasonable best efforts to obtain all necessary state securities law or "blue sky" permits and approvals required to carry out the issuance of Acquiror Common Stock pursuant to the Merger and all other transactions contemplated by this Agreement, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock as may be reasonably requested in connection with any such action.

         (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to prepare and file within 30 days of the date of this Agreement all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Bank Merger). The Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made with or written materials submitted to any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

         (c) The Acquiror and the Company shall, upon request, furnish each other with all information concerning themselves, their respective Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Form S-4 or any other statement, filing, notice or application made by or on behalf of the Acquiror, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger, the Bank Merger and the other transactions contemplated hereby.

         (d) The Acquiror and the Company shall promptly furnish each other with copies of written communications received by the Acquiror or the Company, as the case may be, or any of their respective Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

5.4      Investigation and Confidentiality

         (a) Each of the Acquiror and the Company shall permit the other party and its representatives reasonable access to its properties and personnel, and shall disclose and make available to such other party all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of it and its Subsidiaries, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the other party may have a reasonable interest, provided that such access shall be reasonably related to the transactions contemplated hereby and, in the reasonable opinion of the respective parties providing such access, not unduly interfere with normal operations. Each of the Acquiror and the Company and its Subsidiaries shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

5.5      Press Releases

         The Acquiror and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and consult with each other as to the form and substance of other public disclosures which may relate to the transactions contemplated by this Agreement, provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation.

5.6      Business of the Parties

         (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Acquiror, the Company and the Company Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice. The Company will use all reasonable efforts to (x) preserve its business organization and that of the Company Subsidiaries intact, (y) keep available to itself and the Acquiror the present services of the employees of the Company and the Company Subsidiaries and (z) preserve for itself and the Acquiror the goodwill of the customers of the Company and the Company Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the Acquiror or as expressly contemplated hereby, between the date hereof and the Effective Time, the Company shall not, and shall cause each Company Subsidiary not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company Common Stock, except for regular quarterly cash dividends at a rate per share of Company Common Stock not in excess of $.17 per share, which shall have the same record and payment dates as the record and payment dates relating to dividends on the Acquiror Common Stock (as Previously Disclosed by the Acquiror), it being the intention of the parties that the shareholders of the Company receive dividends for any particular quarter on either the Company Common Stock or the Acquiror Common Stock but not both;

                  (ii) issue any shares of its capital stock, other than pursuant to the Company Stock Option Agreement, or issue, grant, modify or authorize any Rights, other than the Company Stock Option Agreement; purchase any shares of Company Common Stock or Acquiror Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Articles of Incorporation, Code of Regulations or other governing instrument or Bylaws; impose, or suffer the imposition, on any share of stock held by the Company in any Company Subsidiary of any material lien, charge or encumbrance or permit any such lien, charge or encumbrance to exist; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new employee benefit or incentive to, any of its directors, officers or employees, except (i) as may be required pursuant to binding commitments existing on the date hereof or as Previously Disclosed, (ii) in the case of employees who are not executive officers, such as may be granted in the ordinary course of business consistent with past practice and (iii) in the case of Donald
         H. Rolf, Jr. and Joseph D. Hughes, in the event the Merger is not consummated by January 1, 1997, such as may be granted in the ordinary course of business consistent with past practice;

                  (v) except as Previously Disclosed, enter into or, except as may be required by law, modify any pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to any defined benefit or defined contribution plan not in the ordinary course of business consistent with past practice;

                  (vi) enter into (w) any agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to the borrowing of money by the Company or any Company Subsidiary or guarantee by the Company or any Company Subsidiary of any such obligation, except in the case of the Association for deposits and borrowings in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of, or severance of, an employee, or, except as contemplated by Section 5.9 hereof, amend any such existing agreement, arrangement or commitment, provided that the Company and any Company Subsidiary may employ an employee if necessary to operate the business of the Company or a Company Subsidiary in the ordinary course of business consistent with past practice and if the employment of such employee is terminable by the Company and any successor at will without liability, other than as required by law; or
         (z) any contract, agreement or understanding with a labor union;

                  (vii) change its method of accounting in effect for the year ended June 30, 1995, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and the Acquiror's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for the year ended June 30, 1995, except as required by changes in laws or regulations;

                  (viii) purchase or otherwise acquire, or sell or otherwise dispose of, any assets or incur any liabilities other than in the ordinary course of business consistent with past practice and policies;

                  (ix)  make any  capital  expenditures  in  excess  of  $50,000 individually or $100,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

                  (x) file any applications or make any contract with respect to branching or site location or relocation;

                  (xi) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

                  (xii) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 3.22 hereof, other than loans to directors, officers and employees in the ordinary course of business consistent with past practice and which are in compliance with the requirements of applicable laws and regulations or transactions contemplated by this Section 5.6;

                  (xiii) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

                  (xiv) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

                  (xv) enter into any futures contract, option contract, interest rate cap, interest rate floor, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

                  (xvi) enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xvii) take any action that would result in any of the representations and warranties of the Company contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

                  (xviii) agree to do any of the foregoing.

         (b) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the Company, the Acquiror, the Acquisition Corporation and the Bank shall carry on their respective businesses in the ordinary course consistent with past practice and use all reasonable efforts to preserve intact their present business organizations and relationships. Without limiting the generality of the foregoing, except with the prior written consent of the Company or as expressly contemplated hereby, between the date hereof and the Effective Time, the Acquiror shall not, and shall cause the Acquisition Corporation and the Bank not to:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Acquiror Common Stock, except for regular quarterly cash dividends which are not in excess of $.05 per share of Acquiror Common Stock, provided, however, that nothing contained herein shall be deemed to affect the ability of the Bank to pay dividends on its common stock to the Acquiror;

                  (ii) issue any shares of its capital stock or issue, grant, modify or authorize any Rights, other than in each case pursuant to (i) Rights granted pursuant to the Acquiror Employee Stock Benefit Plans,
         (ii) the Acquiror Stock Option Agreement or (iii) any acquisition to the extent permitted under subsection (v) below;

                  (iii) effect any recapitalization, reclassification, stock split or like change in capitalization;

                  (iv) amend its Articles of Incorporation, Code of Regulations,
         Charter or other governing instrument or Bylaws in a manner which would adversely affect in any manner the terms of the Acquiror Common Stock or the ability of the Acquiror to consummate the transactions contemplated hereby;

                  (v) except as Previously Disclosed as of the date hereof, acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity (including acquisitions of branch offices and related deposit liabilities);

                  (vi) change its method of accounting in effect for the year ended December 31, 1995 in a manner which would have a material adverse effect on the Company's financial condition or results of operations during fiscal 1996, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and the Company's independent certified public accountants;

                  (vii) take any action that would result in any of the representations and warranties of the Acquiror contained in this Agreement not to be true and correct in any material respect at the Effective Time; or

                  (viii) agree to do any of the foregoing.

         (c) Neither the Company nor the Acquiror shall, and each of them shall cause its respective Subsidiaries not to, solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition, lease or purchase of all or a substantial portion of the assets of, or any equity interest in, such party or any of its Subsidiaries (other than in the case of the Company with the Acquiror or an affiliate thereof and in the case of the Acquiror as permitted by Section 5.6(b)(v) hereof), provided, however, that the Board of Directors of the Company or the Acquiror, on behalf of the Company and the Acquiror, respectively, may furnish such information or participate in such negotiations or discussions if such Board of Directors, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would cause the members of such Board of Directors to breach their fiduciary duties under applicable laws. Each of the Company and the Acquiror will promptly inform the other party of any such request for information or of any such negotiations or discussions, as well as instruct its and its Subsidiaries' directors, officers, representatives and agents to refrain from taking any action prohibited by this Section 5.6(c).

5.7      Current Information

         During the period from the date of this Agreement to the Effective Time, each party shall, upon the request of the other party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the other party regarding its financial condition, operations and business and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending June 30, in the case of the Company, and December 31, in the case of the Acquiror), the Company and the Acquiror will deliver to the other party its quarterly report on Form 10-Q (or Form 10- QSB) under the Exchange Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, the Company and the Acquiror will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 25 days after the end of each month, the Company and the Acquiror will deliver to the other party a consolidated statement of financial condition and a consolidated statement of income, without related notes, for such month prepared in accordance with generally accepted accounting principles.

5.8      Indemnification; Insurance

         (a) From and after the Effective Time through the third anniversary of the Effective Time, the Acquiror (the "Indemnifying Party") shall indemnify and hold harmless each present and former director, officer and employee of the Company or any Company Subsidiary determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent to which such Indemnified Parties were entitled under the Articles of Incorporation, Code of Regulations or other governing instrument and Bylaws of the Company and any Company Subsidiary as in effect on the date hereof.

         (b) Any  Indemnified  Party  wishing  to  claim  indemnification  under
Section 5.8(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Indemnifying Party, but the failure to so notify shall not relieve the Indemnifying Party of any liability it may have to such Indemnified Party if such failure does not materially prejudice the Indemnifying Party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Indemnifying Party shall have the right to assume the defense thereof and the Indemnifying Party shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Indemnifying Party elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between the Indemnifying Party and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to the Indemnifying Party, and the Indemnifying Party shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Indemnifying Party shall not be liable for any settlement effected without its prior written consent.

         (c) On or prior to the Effective Time, the Company shall purchase insurance coverage on substantially the same terms and conditions as the liability insurance provided by the Company for its directors and officers as of the date hereof for a period of three years following the Effective Time, provided, however, that in no event shall the Company expend, in order to obtain such insurance, any amount per annum in excess of 140% of the amount of the actual premiums paid as of the date hereof by the Company for such insurance (the "Maximum Amount"). If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Company shall use all reasonable efforts to maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

         (d) In the event that the Acquiror or any of its respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each director and officer covered hereby.

5.9      Directors, Officers and Employees

         (a) Effective as of the Effective Time, (i) the number of directors of the Acquiror shall be increased by three and (ii) the Acquiror agrees to take all action necessary to elect Donald H. Rolf, Jr., Joseph D. Hughes and Thomas
N. Spaeth as directors for terms expiring at the 1999 annual meeting of stockholders of the Acquiror.

         (b) Effective as of the Effective Time, Paul D. Staubach shall resign as a director of the Bank, and the resulting vacancy shall be filled by Donald
H. Rolf, Jr.

         (c) Effective as of the Effective Time, Donald H. Rolf, Jr. shall be elected as Chairman of the Board of the Acquiror and the Bank and Mr. Rolf shall be entitled to be compensated at a rate not less than the rate of compensation received by him from the Association immediately prior to the Effective Time. Effective as of the Effective Time, Mr. Rolf shall, subject to any requisite regulatory approval, enter into an employment agreement with the Acquiror and the Bank, the form of which has been Previously Disclosed.

         (d) Effective as of the Effective Time, Joseph D. Hughes shall be elected as Executive Vice President and Chief Lending Officer of the Acquiror and the Bank and Mr. Hughes shall be entitled to be compensated at a rate not less than the rate of compensation received by him from the Association immediately prior to the Effective Time. Effective as of the Effective Time, Mr. Hughes shall, subject to any requisite regulatory approval, enter into an employment agreement with the Acquiror and the Bank, the form of which has been Previously Disclosed.

         (e) Effective as of the Effective Time,  Anita G. Glasmeier and Carolyn
R. Watt shall, subject to any requisite regulatory approval, enter into severance agreements with the Acquiror and the Bank, the form of which has been Previously Disclosed.

         (f) Effective as of the Effective Time, the Acquiror and the Bank shall assume and agree to perform all obligations set forth in the Amended Employment Agreement, dated December 21, 1995, by and between the Association and David C. Greis.

         (g) The Acquiror and the Bank shall have the right, but not the obligation, to offer employment, as officers and employees of the Acquiror or the Bank, immediately following the Effective Time, to any persons who are officers and employees of the Company or any Company Subsidiary immediately before the Effective Time. To the extent that the employment of any employee of the Company or any Company Subsidiary (other than any employee who is party to an employment or severance agreement) is involuntarily terminated at or during the one-year period following the Effective Time as a result of the elimination of a job position, such employee will be entitled to receive severance benefits in accordance with and to the extent Previously Disclosed (which severance benefits shall not in any event be less than the severance benefits that an employee of the Acquiror or the Bank with similar years of service would be entitled to in the event of termination). For purposes of determining severance benefits, each employee whose employment is terminated will be credited with his or her years of service with the Company or a Company Subsidiary prior to the Effective Time.

         (h) The Company shall use its best efforts to begin the process of terminating the People's Savings Association Pension Plan prior to the Effective Time.

         (i) On or after the Effective Time, the Acquiror shall cause the People's Savings Association Savings & Investment Plan to be merged with and into the Fidelity Federal Savings Bank 401(k) Retirement Plan. The Company and the Acquiror agree to cooperate with respect to any government filing, including, but not limited to, the filing of Internal Revenue Service Forms 5310, if necessary, to effect the merger contemplated by this Section 5.9(h).

         (j) Each current employee of the Company and the Company Subsidiaries who remains an employee of the Acquiror and/or the Bank following the Effective Time shall be entitled to participate in all Acquiror Employee Plans on the same terms and to the same extent as similarly situated employees of the Acquiror and the Bank. Employees of the Company and the Company Subsidiaries shall receive credit for their years of service with the Company and the Company Subsidiaries for purposes of determining eligibility and vesting, but not benefit accrual, in all Acquiror Employee Plans.

5.10     Certain Policies; Integration

         (a) If requested by the Acquiror, on the business day immediately prior to the Effective Time, the Company shall, consistent with generally accepted accounting principles, establish such additional accruals and reserves as may be necessary to conform the Company's accounting and credit loss reserve practices and methods to those of the Acquiror (as such practices and methods are to be applied to the Company or its Subsidiaries from and after the Effective Time) and reflect the Acquiror's plans with respect to the conduct of the Company's business following the Merger and to provide for the costs and expenses relating to the consummation by the Company of the transactions contemplated by this Agreement; provided, however, that the Company shall not be required to take such action (i) if such action is prohibited by applicable law or by generally accepted accounting principles, (ii) if such action would have a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis following consummation of the Merger and the Bank Merger or (iii) unless the Acquiror informs the Company that all conditions to the Acquiror's obligations to consummate the transactions contemplated by this Agreement set forth in Article VI hereof have been satisfied or waived. The establishment of such accruals and reserves shall not, in and of itself, constitute a breach of any representation or warranty of the Company contained in this Agreement.

         (b) During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its directors, officers and employees to, cooperate with and assist the Company in the formulation of a plan of integration for the Acquiror and the Company and their respective banking subsidiaries.

5.11     Restrictions on Resale

         (a) The Company has Previously Disclosed to the Acquiror a schedule of each person that, to the best of its knowledge, is deemed to be an "affiliate" of the Company (each an "Affiliate"), as that term is used in Rule 145 under the Securities Act.

         (b) The Company shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of the Company to execute and deliver to the Acquiror an agreement in the form attached hereto as Exhibit F.

5.12     Disclosure Supplements

         From time to time prior to the Effective Time, each party shall promptly supplement or amend any materials Previously Disclosed and delivered to the other party pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed to the other party or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby; no such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the parties for the purpose of determining whether the conditions set forth in Article VI hereof have been satisfied.

5.13     Failure to Fulfill Conditions

         In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party or parties. Each party will promptly inform the other party or parties of any facts applicable to it that would be likely to prevent or materially delay approval of the Merger or the Bank Merger by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of the Merger or the Bank Merger.


                                   ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 Conditions Precedent - The Acquiror, the Acquisition Corporation and the Company


         The respective obligations of the Acquiror, the Acquisition Corporation and the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time.

         (a) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall have been duly and validly taken by the Acquiror, the Acquisition Corporation and the Company, including approval by the requisite vote of the respective shareholders of the Acquiror, the Acquisition Corporation and the Company of this Agreement, and all corporate and shareholder action necessary to authorize the execution and delivery of the Bank Merger Agreement and consummation of the transactions contemplated thereby shall have been duly and validly taken by the Association and the Bank.

         (b) All approvals and consents for the transactions contemplated hereby and the Bank Merger Agreement from the OTS, the Department and any other
Governmental Entity the approval or consent of which is required for the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Acquiror and the Company shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby.

         (c) None of the Acquiror, the Company or their respective Subsidiaries shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any governmental or judicial authority which prohibits, restricts or makes illegal consummation of the Merger or the Bank Merger or any of the other transactions contemplated hereby.

         (d) The Form S-4 shall have become effective under the Securities Act, and the Acquiror shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Acquiror Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority.

         (e) The shares of Acquiror Common Stock to be issued in connection with the Merger shall have been approved for listing on the Nasdaq Stock Market's National Market.

         (f) The parties shall have received an opinion addressed to both the Acquiror and the Company and issued by either Thompson Hine & Flory P.L.L. or a law firm or accounting firm designated by the Acquiror and reasonably acceptable to the Company, which opinion shall be reasonably acceptable to the parties and to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and the Bank Merger will be treated for federal income tax purposes as part of one or more reorganizations within the meaning of
Section 368 of the Code, and that accordingly:

                  (i) no gain or loss will be recognized by (x) the Acquiror, the Acquisition Corporation or the Company as a result of the Merger or
         (y) the Bank or the Association as a result of the Bank Merger;

                  (ii) no gain or loss will be recognized by the shareholders of the Company who exchange their Company Common Stock solely for Acquiror Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Acquiror Common Stock);

                  (iii) the tax basis of the Acquiror Common Stock received by shareholders who exchange all of their Company Common Stock solely for Acquiror Common Stock in the Merger will be the same as the tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received); and

                  (iv) any shareholders of the Company who receive cash in exchange for their shares of Company Common Stock will recognize gain, if any, equal to the lesser of (i) the excess of the amount of cash plus the fair market value of any Acquiror Common Stock received in the Merger over the shareholder's adjusted tax basis in their Company Common Stock, or (ii) the amount of cash received.

         In rendering such opinion, Thompson Hine & Flory P.L.L. or such other law firm or accounting firm will require and rely upon representations contained in certificates of officers of the Acquiror, the Acquisition Corporation, the Company, the Bank and the Association.

6.2      Conditions Precedent - The Company

         The obligations of the Company to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Company pursuant to
Section 7.4 hereof.

         (a) The representations and warranties of the Acquiror and the Acquisition Corporation as set forth in Article IV hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this
Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis or on the ability of the Acquiror, the Acquisition Corporation, the Company, the Bank and the Association, as applicable, to consummate the Merger and the Bank Merger.

         (b) The Acquiror and the Acquisition Corporation shall have performed in all material respects all obligations and complied with all covenants required to be performed and complied with by them pursuant to this Agreement on or prior to the Effective Time (including without limitation the covenants set forth in Sections 5.9(a), (b), (c) and (d) hereof).

         (c) Each of the Acquiror and the Acquisition Corporation shall have delivered to the Company a certificate, dated the date of the Closing and signed by its President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

         (d) The Company shall have received the written opinion of Elias, Matz, Tiernan & Herrick L.L.P., dated the date of the Closing, that collectively address the matters set forth in Exhibit G hereto.

         (e) The Acquiror and/or the Acquisition Corporation shall have furnished the Company with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.2 as such conditions relate to the Acquiror or the Acquisition Corporation as the Company may reasonably request.

6.3      Conditions Precedent - The Acquiror and the Acquisition Corporation

         The obligations of the Acquiror and the Acquisition Corporation to effect the transactions contemplated by this Agreement shall be subject to satisfaction of the following conditions at or prior to the Effective Time unless waived by the Acquiror or the Acquisition Corporation pursuant to Section
7.4 hereof.

         (a) The  representations  and  warranties  of the  Company set forth in
Article III hereof shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date), provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not true and correct unless the failure of any of the representations or warranties to be so true and correct would have, individually or in the aggregate, a material adverse effect on the financial condition, results of operations or business of the Company on a consolidated basis or on the ability of the Acquiror, the Acquisition Corporation, the Company, the Bank and the Association, as applicable, to consummate the Merger and the Bank Merger.

         (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it pursuant to this Agreement on or prior to the Effective Time.

         (c) The Company shall have delivered to the Acquiror a certificate, dated the date of the Closing and signed by its Chairman and President and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

         (d) No approval or consent referred to in Section 6.1(b) hereof shall include any condition or requirement that, individually or in the aggregate, would (i) result in a material adverse effect on the financial condition, results of operations or business of the Acquiror on a consolidated basis or
(ii) reduce the economic or business benefits of the transactions contemplated by this Agreement to the Acquiror in so significant a manner that the Acquiror, in its reasonable judgment, would not have entered into this Agreement.

         (e) The Acquiror shall have received the written opinion of Thompson Hine & Flory P.L.L., dated the date of the Closing, that collectively address the matters set forth in Exhibit H hereto.

         (f) The Company shall have furnished the Acquiror with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 6.1 and 6.3 as such conditions relate to the Company as the Acquiror may reasonably request.

         (g) Holders of not more than 10% of the outstanding Company Common Stock shall have elected to exercise dissenters' or appraisal rights under
Section 1701.85 of the OGCL.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

7.1      Termination

         This Agreement may be terminated:

         (a) at any time on or prior to the Effective Time, by the mutual consent in writing of the parties hereto;

         (b) at any time on or prior to the Effective Time, by the Acquiror in writing if the Company has, or by the Company in writing if the Acquiror or the Acquisition Corporation has, in any material respect, breached (i) any material covenant (including without limitation the covenants set forth in Sections 5.9(a), (b), (c) and (d) hereof) or undertaking contained herein or (ii) any representation or warranty contained herein, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time;

         (c) at any time, by any party hereto in writing, if any of the applications for prior approval referred to in Section 5.3 hereof are denied or are approved in a manner which does not satisfy the requirements of Section 6.1(b) hereof, and the time period for appeals and requests for reconsideration has run;

         (d) at any time, by any party hereto in writing, if the shareholders of the Acquiror, the Acquisition Corporation or the Company do not approve this Agreement after a vote taken thereon at a meeting duly called for such purpose (or at any adjournment thereof), unless the failure of such occurrence shall be due to the failure of the party seeking to terminate to perform or observe in any material respect its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (e) by either the Company or the Acquiror in writing if the Effective Time has not occurred by the close of business on the first anniversary of the date hereof, provided that this right to terminate shall not be available to any party whose failure to perform an obligation in breach of such party's obligations under this Agreement has been the cause of, or resulted in, the failure of the Merger and the other transactions contemplated hereby to be consummated by such date;

         (f) by the Company, by action of a majority of its entire Board of Directors, in the event the Average Acquiror Share Price is less than $8.00, provided, however, that during the five day period following the provision by the Company of such a written notice of termination to the Acquiror pursuant to this Section 7.1(f), the Acquiror shall have the option of changing the Per Share Stock Consideration to an amount equal to 4.75 shares. If the Acquiror so elects within such five-day period, it shall give prompt written notice to the Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(f) and this Agreement shall remain in effect in accordance with its terms (except that the Exchange Ratio shall have been so modified).

         (g) at any time by any party hereto in writing if such party is not in default hereunder and such party determines in good faith that any condition precedent to such party's obligations to consummate the Merger and the other transactions contemplated hereby is or would be impossible to satisfy, and such condition is not waived by the other party.

7.2      Effect of Termination

         In the event that this Agreement is terminated pursuant to Section 7.1 hereof, this Agreement shall become void and have no effect, except that (i) the provisions relating to confidentiality and expenses set forth in Section 5.4 and
Section 8.1, respectively, and this Section 7.2 shall survive any such termination and (ii) a termination pursuant to Section 7.1(b), (d), (e) and (g) shall not relieve the breaching party from liability for willful breach of any covenant, undertaking, representation or warranty giving rise to such termination.

7.3      Survival of Representations, Warranties and Covenants

         All representations, warranties and covenants in this Agreement or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Time other than covenants that by their terms are to be performed after the Effective Time (including without limitation the covenants set forth in Sections 5.8 and 5.9 hereof), provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive the Acquiror or the Company (or any director, officer or controlling person thereof) of any defense at law or in equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either the Acquiror or the Company.

7.4      Waiver

         Each party hereto by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Agreement by the shareholders of the Acquiror, the Acquisition Corporation and the Company) extend the time for the performance of any of the obligations or other acts of the other party hereto and may waive (i) any inaccuracies of the other party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other party of any of its obligations set forth herein, provided that any such waiver granted, or any amendment or supplement pursuant to Section 7.5 hereof executed after shareholders of the Acquiror, the Acquisition Corporation or the Company have approved this Agreement shall not modify either the amount or form of the consideration to be provided hereby to the holders of Company Common Stock upon consummation of the Merger or otherwise materially adversely affect such shareholders without the approval of the shareholders who would be so affected.

7.5      Amendment or Supplement

         This Agreement may be amended or supplemented at any time by mutual agreement of the Acquiror, the Acquisition Corporation and the Company, subject to the proviso to Section 7.4 hereof. Any such amendment or supplement must be in writing and authorized by their respective Boards of Directors.


                                  ARTICLE VIII
                                  MISCELLANEOUS

8.1      Expenses

         (a) Each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by this Agreement, including fees and expenses of its own financial consultants, accountants and counsel, except that expenses of printing the Form S-4 and the registration fees to be paid to the Commission in connection therewith shall be shared equally between the Company and the Acquiror.

         (b) Notwithstanding any provision in this Agreement to the contrary, in the event that any of the parties shall default in its obligations hereunder, either of the non-defaulting parties may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by such non-defaulting party in connection herewith or in the enforcement of its rights hereunder.

8.2      Entire Agreement

         This Agreement contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto (including the respective confidentiality letter agreements dated as of March 8, 1996), written or oral, other than documents referred to herein and therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Sections 5.8 and 5.9 hereof.

8.3      No Assignment

         None of the parties hereto may assign any of its rights or obligations under this Agreement to any other person.

8.4      Notices

         All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

         If to the Acquiror or the Acquisition Corporation:

                  Fidelity Financial of Ohio, Inc.
                  4555 Montgomery Road
                  Cincinnati, Ohio  45212
                  Attn:    John R. Reusing
                           President and Chief Executive Officer
                  Fax:     513-458-3475

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Jeffrey D. Haas, Esq.
                  Fax:     202-347-2172

         If to the Company:

                  Circle Financial Corporation
                  11100 Reading Road
                  Sharonville, Ohio  45241-1904
                  Attn:    Donald H. Rolf, Jr.
                           Chairman and President
                  Fax:     513-563-2264

         With a required copy to:

                  Thompson Hine & Flory P.L.L.
                  3900 Society Center
                  127 Public Square
                  Cleveland, Ohio  44114-1216
                  Attn: Raymond T. Sawyer, Esq.
                  Fax:  216-566-5800

8.5      Alternative Structure

         Notwithstanding any provision of this Agreement to the contrary, the Acquiror may, with the written consent of the Company, which shall not be unreasonably withheld, elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the acquisition of the Company and the Association set forth herein (including without limitation restructuring the Bank Merger or delaying the Bank Merger), provided that (i) the federal income tax consequences of any transactions created by such modification shall not be other than those set forth in Section 6.1(f) hereof, (ii) the consideration to be paid to the holders of the Company Common Stock is not thereby changed in kind or reduced in amount as a result of such modification and (iii) such modification will not materially delay or jeopardize receipt of any required regulatory approvals or any other condition to the obligations of the Acquiror set forth in Sections 6.1 and 6.3 hereof.

8.6      Interpretation

         The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

8.7      Counterparts

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

8.8      Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made and entirely to be performed within such jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.


                                                     FIDELITY FINANCIAL OF OHIO, INC.
Attest:



/s/ Paul D. Staubach                                 By:    /s/ John R. Reusing
- -------------------------                                   -------------------------
Name:  Paul D. Staubach                              Name:  John R. Reusing
Title: Senior Vice President, Chief                  Title: President and Chief Executive Officer
       Financial Officer and Secretary



                                                     FIDELITY ACQUISITION CORPORATION
Attest:



/s/ Paul D. Staubach                                 By:   /s/ John R. Reusing
- --------------------                                       --------------------
Name:   Paul D. Staubach                             Name:  John R. Reusing
Title:  Senior Vice President, Chief                 Title: President and Chief
         Financial Officer and                               Executive Officer
         Secretary

                                                     CIRCLE FINANCIAL CORPORATION
Attest:



/s/ Theresa M. Barlow                                By:    /s/ Donald H. Rolf, Jr.
- ---------------------                                       --------------------------
Name:  Theresa M. Barlow                             Name:  Donald H. Rolf, Jr.
Title: Secretary                                     Title: Chairman and President


                                                                      EXHIBIT A

                    AMENDED AND RESTATED AGREEMENT OF MERGER

         Amended and Restated Agreement of Merger, dated as of June 13, 1996, by and between Fidelity Federal Savings Bank (the "Acquiror Bank") and People's Savings Association (the "Association") which amends and restates the Agreement of Merger between the Acquiror Bank and the Association dated as of April 29, 1996.

                                   WITNESSETH:

         WHEREAS,   the  Association  is  a  Ohio-chartered   savings  and  loan
association and a wholly-owned subsidiary of Circle Financial Corporation (the "Company"); and

         WHEREAS, the Acquiror Bank is a federally chartered savings bank which upon the receipt of all requisite regulatory approvals and the contribution of all of the capital stock of the Bank, will become a wholly-owned subsidiary of Fidelity Acquisition Corporation ("Acquisition Corporation") which is in turn a wholly-owned subsidiary of Fidelity Financial of Ohio, Inc. (the "Acquiror"); and

         WHEREAS, the Acquiror, Acquisition Corporation and the Company have entered into an Amended and Restated Agreement of Merger, dated as of June __, 1996 (the "Agreement"), pursuant to which the Company will merge with and into the Acquisition Corporation (the "Parent Merger"); and

         WHEREAS, the Association and the Acquiror Bank desire to merge on the terms and conditions herein provided immediately following the effective time of the Parent Merger.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Merger. Subject to the terms and conditions of this Amended and Restated Agreement of Merger, at the Effective Time (as defined in Section 2 hereof), the Association shall merge with and into the Acquiror Bank (the "Merger") under the laws of the State of Ohio and the United States. The Acquiror Bank shall be the surviving bank of the Merger (the "Surviving Bank").

         2. Effective Time. The Merger shall become effective on the date and at the time that a Certificate of Merger is filed with the Secretary of State of Ohio and Articles of Combination are declared effective by the Office of Thrift Supervision (the "OTS"), unless a later date and time is specified as the effective time on such certificate or Articles of Combination (the "Effective Time").

         3. Charter; Bylaws. The Charter and Bylaws of the Acquiror Bank in effect immediately prior to the Effective Time shall be the Charter and Bylaws of the Surviving Bank, until altered, amended or repealed in accordance with their terms and applicable law.

         4. Name; Offices. The name of the Surviving Bank shall be "Fidelity Bank." The main office of the Surviving Bank shall be the main office of the Acquiror Bank immediately prior to the Effective Time. All branch offices of the Association and the Acquiror Bank which were in lawful operation immediately prior to the Effective Time shall be the branch offices of the Surviving Bank upon consummation of the Merger, subject to the opening or closing of any offices which may be authorized by the Association or the Acquiror Bank and applicable regulatory authorities after the date hereof. Schedule I hereto contains a list of each of the deposit taking offices of the Association and the Acquiror Bank which shall be operated by the Surviving Bank, subject to the opening or closing of any offices which may be authorized by the Association or the Acquiror Bank and applicable regulatory authorities after the date hereof.

         5. Directors and Executive  Officers.  Upon consummation of the Merger,
(i) the directors of the Surviving Bank shall consist of six persons the names and residence addresses of which are set forth as Schedule II hereto and (ii) the executive officers of the Surviving Bank shall be the executive officers of the Acquiror Bank immediately prior to the Effective Time, except that Donald H. Rolf, Jr. shall be Chairman of the Board of Directors of the Surviving Bank and Joseph D. Hughes shall be Executive Vice President and Chief Lending Officer of the Surviving Bank. Directors and officers of the Surviving Bank shall serve for such terms as are specified in the Charter and Bylaws of the Surviving Bank.

         6. Effects of the Merger. Upon consummation of the Merger, and in addition to the effects set forth at 12. C.F.R. ss. 552.13, Sections 1151.36 and 1151.60 of the Ohio Revised Code and other applicable law:

                  (i) all rights, franchises and interests of the Association in and to every type of property (real, personal and mixed), tangible and intangible, and chooses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer, and the Surviving Bank, without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver and committee, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interest were held or enjoyed by the Association immediately prior to the Effective Time; and

                  (ii) the Surviving Bank shall be liable for all liabilities of the Association, fixed or contingent, including all deposits, accounts, debts, obligations and contracts thereof, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records thereof, and all rights of creditors or obligees and all liens on property of the Association shall be preserved unimpaired; after the Effective Time, the Surviving Bank will continue to issue savings accounts on the same basis as immediately prior to the Effective Time. In accordance with 12 C.F.R. ss. 563b.3(f), the Surviving Bank shall assume and maintain the liquidation account established by the Association in connection with its conversion to stock form.

         7.  Effect on Shares of Stock.

         (a) Each share of Acquiror Bank common stock issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding.

         (b) At the Effective Time, each share of Association common stock issued and outstanding prior to the Merger shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled. Any shares of Association common stock held in the treasury of the Association immediately prior to the Effective Time shall be retired and canceled.

         8. Additional Actions. If, at any time after the Effective Time, the Surviving Bank shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Bank its rights, title or interest in, to or under any of the rights, properties or assets of the Association acquired or to be acquired by the Surviving Bank as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement of Merger, the Association and its proper officers and directors shall be deemed to have granted to the Surviving Bank an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Bank and otherwise to carry out the purposes of this Agreement of Merger; and the proper officers and directors of the Surviving Bank are fully authorized in the name of the Association or otherwise to take any and all such action.

         9. Counterparts. This Amended and Restated Agreement of Merger may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one agreement.

         10. Governing Law. This Amended and Restated Agreement of Merger shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the United States and, to the extent applicable, the State of Ohio.

         11. Amendment. Subject to applicable law, this Amended and Restated Agreement of Merger may be amended, modified or supplemented only by written agreement of the Acquiror Bank and the Association at any time prior to the Effective Time.

         12. Waiver. Any of the terms or conditions of this Amended and Restated Agreement of Merger may be waived at any time by whichever of the parties hereto is, or the shareholders of which are, entitled to the benefit thereof by action taken by the Board of Directors of such waiving party.

         13. Assignment. This Amended and Restated Agreement of Merger may not be assigned by any party hereto without the prior written consent of the other party.

         14. Termination. This Amended and Restated Agreement of Merger shall terminate upon the termination of the Agreement in accordance with its terms.

         15. Procurement of Approvals. This Amended and Restated Agreement of Merger shall be subject to the approval of the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Association at a meeting to be called and held or by consent in lieu thereof in accordance with the applicable provisions of law and their respective Charter, Articles of Incorporation, Constitution and Bylaws (or a consent or consents in lieu thereof). The Acquiror Bank and the Association shall proceed expeditiously and cooperate fully in the procurement of any other consents and approvals and in the taking of any other action, and the satisfaction of all other requirements prescribed by law or otherwise necessary for consummation of the Merger on the terms provided herein, including without limitation the preparation and submission of such applications or other filings for approval of the Merger to the Superintendent and OTS as may be required by applicable laws and regulations.

         16. Conditions Precedent. The obligations of the parties under this Amended and Restated Agreement of Merger shall be subject to: (i) the approval of this Amended and Restated Agreement of Merger by the Acquisition Corporation as the sole shareholder of the Acquiror Bank and the Company as the sole shareholder of the Association at meetings of shareholders duly called and held (or by consent or consents in lieu thereof), in each case without any exercise of such dissenters' rights as may be applicable; (ii) receipt of approval of the Merger from all governmental and banking authorities whose approval is required;
(iii) receipt of any necessary regulatory approval to operate the main office and the branch offices of the Association as offices of the Surviving Bank; and
(iv) the consummation of the Parent Merger pursuant to the Agreement on or before the Effective Time.

         17. Effectiveness of Agreement. Notwithstanding anything to the contrary contained herein, the execution and delivery of this Amended and Restated Agreement of Merger by the parties hereto shall not be deemed to be effective unless and until the requirements of 12 C.F.R. ss. 552.13 and Sections 1151.36 and 1151.60 of the Revised Code of Ohio are met.

         IN WITNESS WHEREOF, each of the Acquiror Bank and the Association has caused this Amended and Restated Agreement of Merger to be executed on its behalf by its duly authorized officers.

                                                               FIDELITY FEDERAL SAVINGS BANK
Attest:



/s/ Paul D. Staubach                                     By:    /s/ John R. Reusing
- --------------------                                            --------------------
Name:  Paul D. Staubach                                  Name:  John R. Reusing
Title: Senior Vice President,                            Title: President and Chief Executive
        Chief Financial Officer and                              Officer
        Secretary




                                                               PEOPLE'S SAVINGS ASSOCIATION
Attest:



/s/ Theresa M. Barlow                                    By:    /s/ Donald H. Rolf, Jr.
- ----------------------                                          -----------------------
Name:  Theresa M. Barlow                                 Name:  Donald H. Rolf, Jr
Title: Secretary                                         Title: Chairman



                                   SCHEDULE I

                               List of Offices of
                            the Surviving Corporation


                                  Home Office:

                              4555 Montgomery Road
                             Cincinnati, Ohio 45212

                                 Branch Offices:

                                8434 Vine Street
                             Cincinnati, Ohio 45216

                                7136 Miami Avenue
                             Cincinnati, Ohio 45243

                               11100 Reading Road
                             Cincinnati, Ohio 45241

                              11700 Princeton Pike
                             Springdale, Ohio 45246

                                 4144 Hunt Road
                              Blue Ash, Ohio 45236

                                5030 Delhi Avenue
                             Cincinnati, Ohio 45238

                              3316 Glenmore Avenue
                             Cincinnati, Ohio 45211

                            3777 Hamilton Cleves Road
                                Ross, Ohio 45061

                              8045 Colerain Avenue
                             Cincinnati, Ohio 45239





                                                       SCHEDULE II

                                                                                                           Term of
                                                                                                           Office
              Name of Director                                   Residence Address                         Expires
- ------------------------------------------      ------------------------------------------------     -----------------


Donald H. Rolf, Jr.                             1128 Cleveland Avenue                                       1997
                                                Park Hills, Kentucky 41011

David A. Luecke                                 6609 Powner Farm Drive                                      1997
                                                Cincinnati, Ohio  45248

Michael W. Jordan                               5796 Bayberry Drive                                         1998
                                                Cincinnati, Ohio 45242

Constantine N. Papadakis                        103 Airdale Road                                            1998
                                                Rosemont, Pennsylvania  19010

John R. Reusing                                 1307 Tara Ridge                                             1999
                                                Milford, Ohio  45150

Robert W. Zumbiel                               2339 Harris Avenue                                          1999
                                                Norwood, Ohio  45212



                                                                       ANNEX II



                             STOCK OPTION AGREEMENT

        Stock Option Agreement, dated as of April 29, 1996 (the "Agreement"), by and between Circle Financial Corporation, an Ohio corporation ("Issuer"), and Fidelity Financial of Ohio, Inc. an Ohio corporation ("Grantee").

                                   WITNESSETH:

        WHEREAS, Grantee and Issuer have entered into an Agreement of Merger, dated as of April 29, 1996 (the "Plan"), providing for, among other things, the merger of Issuer with and into Grantee (the "Merger"), with Grantee as the surviving corporation; and

        WHEREAS, as a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next WHEREAS clause, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

        WHEREAS, as a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions which are substantially identical to those of the Option and this Agreement with respect to 9.9% of the common stock of Grantee.

        NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

        1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

        2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 140,911 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $1.00 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $30.00, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

        3.     Exercise of Option.

        (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger,
(ii) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) of the Plan (a "Default Termination"), (iii) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (iv) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Change in Bank Control Act of 1978, as amended (the "CBC Act"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

        (b) As used herein, a "Purchase Event" means any of the following events:

        (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

        (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

        (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

        (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

        (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the CBC Act or the Bank Merger Act, as amended, for approval to engage in an Acquisition Transaction; or

        (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after
(x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

        As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

        (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

        (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Office of Thrift Supervision (the "OTS") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

        4.     Payment and Delivery of Certificates.

        (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

        (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, other than such lien or encumbrance created by Grantee, and not subject to preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

        (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

        THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF APRIL , 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

        It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer either a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

        (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

        (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

        5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

        (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

        (b) No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its

Articles of Incorporation, Code of Regulations or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

        (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever (except any such lien or encumbrance created by Grantee) and not be subject to any preemptive rights.

        (d) Board Action. By action of the Board of Directors of Issuer prior to the execution of this Agreement, resolutions were duly adopted approving the execution, delivery and performance of the Plan and the other transactions contemplated thereby. Accordingly, the provisions of Section 1704.02 of the Ohio Revised Code as they relate to Issuer and Section 1 of Article Eleventh of Issuer's Articles of Incorporation do not and will not apply to the Plan or any of the other transactions contemplated thereby.

        6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer as follows:

        (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

        (b) Purchase Not for Distribution. This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

        7.     Adjustment upon Changes in Issuer Capitalization, etc.

        (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

        (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or
(z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

        (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

        (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

        (e)    The following terms have the meanings indicated:

               (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

        (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

        (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

        (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

        (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute

Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

        (g) Issuer shall not enter into any transaction described in Section 7(b) hereof unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

        8.     Repurchase at the Option of Holder.

        (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

        (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

        (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

        (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

        (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the OTS or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the OTS or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the OTS or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

        Notwithstanding anything herein to the contrary, (i) Issuer shall not be obligated to repurchase the Option or any shares of Issuer Common Stock pursuant to this Section 8 on more than one occasion, except that Issuer's obligation to repurchase on one occasion any Option or shares of Issuer Common Stock shall be reinstated in the event that Grantee has revoked its request for repurchase in accordance with the provisions of this Section 8 and (ii) all of Grantee's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) hereof, unless this Option shall have been exercised in whole or in part prior to the date of termination described in clause (ii) above, then Grantee's rights under this Section 8 shall terminate 12 months after such date of termination.

        (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) hereof, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder during the 60 business days preceding the Request Date); provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

        (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) hereof shall be consummated.

        9.     Registration Rights.

        (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

        (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

        (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

        (i) prior to the  earliest of (A)  termination  of the Plan  pursuant to
Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

        (ii)  on more than one occasion during any calendar year;

        (iii) within 90 days after the effective date of a registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

        (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

        In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to the first sentence of Section 9(a) hereof by reason of the fact that there shall be more than one Holder as a result of any assignment of this Agreement or division of this Agreement pursuant to Section 11 hereof. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

        (d) Expenses. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

        (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

        Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

        If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

        In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

        (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

        (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

        10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

        11. Division of Option. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

        12.    Miscellaneous.

        (a) Expenses. Except as otherwise provided in Section 9 hereof, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

        (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

        (c) Entire Agreement; No Third Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) hereof and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to
Section 12(h) hereof) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 hereof (as adjusted pursuant to Section 7 hereof), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to Grantee:

                  Fidelity Financial of Ohio, Inc.
                  4555 Montgomery Road
                  Cincinnati, Ohio 45212
                  Attn:  John R. Reusing
                         President and Chief Executive Officer
                  Fax:   513-458-3475

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:  Jeffrey D. Haas, Esq.
                  Fax:   202-347-2172

         If to Issuer:

                  Circle Financial Corporation
                  11100 Reading Road
                  Sharonville, Ohio 45241-1904
                  Attn:  Donald H. Rolf, Jr.
                         Chairman and President
                  Fax:   513-563-2264

         With a required copy to:

                  Thompson Hine & Flory P.L.L.
                  3900 Society Center
                  127 Public Square
                  Cleveland, Ohio 44114-1216
                    Attn: Raymond T. Sawyer, Esq.
                    Fax:  216-566-5800



         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto

(whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                                     FIDELITY FINANCIAL OF OHIO, INC.
Attest:



/s/ Paul D. Staubach                                 By:  /s/ John R. Reusing
- --------------------                                     -----------------------
Name:  Paul D. Staubach                              Name:  John R. Reusing
Title: Senior Vice President,                        Title: President and Chief Executive Officer
         Chief Financial Officer
         and Secretary



                                                     CIRCLE FINANCIAL CORPORATION
Attest:



/s/ Theresa M. Barlow                                By:   /s/ Donald H. Rolf, Jr.
- ---------------------                                      -----------------------
Name:  Theresa M. Barlow                             Name:  Donald H. Rolf, Jr.
Title: Secretary                                     Title: Chairman and President




                                                                      ANNEX III

                             STOCK OPTION AGREEMENT

         Stock Option Agreement, dated as of April 29, 1996 (the "Agreement"), by and between Fidelity Financial of Ohio, Inc., an Ohio corporation ("Issuer"), and Circle Financial Corporation, an Ohio corporation ("Grantee").

                                   WITNESSETH:

         WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger, dated as of April 29, 1996 (the "Plan"), providing for, among other things, the merger of Grantee with and into Issuer (the "Merger"), with Issuer as the surviving corporation; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Plan and Grantee's agreement referred to in the next WHEREAS clause, Grantee has required that Issuer agree, and Issuer has agreed, to grant to Grantee the Option (as hereinafter defined); and

         WHEREAS, as a condition and inducement to Issuer's execution of the Plan and this Agreement, Grantee has agreed to grant an option to Issuer on terms and conditions which are substantially identical to those of the Option and this Agreement with respect to 19.9% of the common stock of Grantee.

         NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Plan, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Plan.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 403,285 shares (as adjusted as set forth herein) (the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of Common Stock, par value $.10 per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (the "Purchase Price") of $11.00, provided, however, that in no event shall the number of Option Shares for which the Option is exercisable exceed 9.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option.

         3.       Exercise of Option.

         (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Plan, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time of the Merger,
(ii) termination of the Plan in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event, other than a termination of the Plan by Grantee pursuant to Section 7.1(b)(i) of the Plan (a "Default Termination"), (iii) 12 months after the termination of the Plan by Grantee pursuant to a Default Termination, and (iv) 12 months after termination of the Plan (other than pursuant to a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; and provided, further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable laws, including without limitation the Change in Bank Control Act of 1978, as amended (the "CBC Act"). The term "Holder" shall mean the holder or holders of the Option from time to time, and which is initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth above.

         (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) Without Grantee's prior written consent, Issuer shall have authorized, recommended or publicly-proposed, or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any subsidiary of Grantee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries, (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its subsidiaries representing in either case 20% or more of the consolidated assets of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of Issuer Common Stock.

         (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively); or

                  (ii) (A) the holders of Issuer Common Stock shall not have approved the Plan at the meeting of such stockholders held for the purpose of voting on the Plan, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Plan or
         (C) Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Plan, in each case after it shall have been publicly announced that any person (other than Grantee or any subsidiary of Grantee) shall have (x) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (z) filed an application (or given notice), whether in draft or final form, under the CBC Act or the Bank Merger Act, as amended, for approval to engage in an Acquisition Transaction; or

                  (iii) Issuer shall have breached any representation, warranty, covenant or obligation contained in the Plan and such breach would entitle Grantee to terminate the Plan under Section 7.1(b) thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Plan) after (x) a bona fide proposal is made by any person (other than Grantee or any subsidiary of Grantee) to Issuer or its stockholders to engage in an Acquisition Transaction, (y) any person (other than Grantee or any subsidiary of Grantee) states its intention to Issuer or its stockholders to make a proposal to engage in an Acquisition Transaction if the Plan terminates, or (z) any person (other than Grantee or any subsidiary of Grantee) shall have filed an application or notice with any Governmental Entity to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

         (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of the Office of Thrift Supervision (the "OTS") or any other Governmental Entity is required in connection with such purchase, Issuer shall cooperate with Grantee in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods).

         4. Payment and Delivery of Certificates.

         (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to Issuer at the address of Issuer specified in Section 12(f) hereof.

         (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, other than such lien or encumbrance created by Grantee, and not subject to preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

         (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

                  THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF APRIL __, 1996. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY ISSUER OF A WRITTEN REQUEST THEREFOR.

         It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer either a copy of a letter from the staff of the Commission, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder.

         (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements and (B) in the event prior approval of or notice to any Governmental Entity is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Governmental Entity as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee (and Holder, if different than Grantee) as follows:

         (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement, and subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer, and this Agreement has been duly executed and delivered by Issuer.

         (b) No Violations. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Issuer with any of the provisions hereof will not (i) conflict with or result in a breach of any provision of its

Articles of Incorporation, Code of Regulations or Bylaws or a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, debenture, mortgage, indenture, license, material agreement or other material instrument or obligation to which Issuer is a party, or by which it or any of its properties or assets may be bound, or (ii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Issuer or any of its properties or assets.

         (c) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance upon exercise of the Option that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly and validly issued, fully paid and nonassessable, and will be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever (except any such lien or encumbrance created by Grantee) and not be subject to any preemptive rights.

         (d) Board Action. By action of the Board of Directors of Issuer prior to the execution of the Plan, resolutions were duly adopted approving the execution, delivery and performance of the Plan and the other transactions contemplated thereby. Accordingly, the provisions of Section 1704.02 of the Ohio Revised Code as they relate to Issuer and Paragraph A of Article XV of Issuer's Articles of Incorporation do not and will not apply to the Plan or any of the other transactions contemplated thereby.

         6. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer as follows:

         (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee, and this Agreement has been duly executed and delivered by Grantee.

         (b) Purchase Not for Distribution. This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

         7. Adjustment upon Changes in Issuer Capitalization, etc.

         (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transactions so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 9.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

         (b) In the event that Issuer shall enter in an agreement: (i) to consolidate with or merge into any person, other than Grantee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of any of (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation or
(z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

         (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer also shall enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

         (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common Stock (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common Stock for which the Substitute Option is exercisable.

         (e)      The following terms have the meanings indicated:

                  (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                  (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                  (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six-month period immediately preceding the consolidation, merger or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits, an amount equal to
         (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally-recognized investment banking firm selected by Holder, divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally-recognized investment banking firm selected by Holder.

                  (4) "Average Price" shall mean the average closing price of a share of Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

         (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 9.9% of the aggregate of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 9.9% of the aggregate of the shares of Substitute Common Stock but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally-recognized investment banking firm selected by Holder.

         (g) Issuer shall not enter into any transaction described in Section 7(b) hereof unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common Stock are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         8. Repurchase at the Option of Holder.

         (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

         (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of the OTS or any other Governmental Entity is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If the OTS or any other Governmental Entity disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If the OTS or any other Governmental Entity prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by the OTS or other Governmental Entity, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.


         Notwithstanding anything herein to the contrary, (i) Issuer shall not be obligated to repurchase the Option or any shares of Issuer Common Stock pursuant to this Section 8 on more than one occasion, except that Issuer's obligation to repurchase on one occasion any Option or shares of Issuer Common Stock shall be reinstated in the event that Grantee has revoked its request for repurchase in accordance with the provisions of this Section 8^ and (ii) all of Grantee's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) hereof, unless this Option shall have been exercised in whole or in part prior to the date of termination described in clause (ii) above, then

Grantee's rights under this Section 8 shall terminate 12 months after such date of termination.

         (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) hereof, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq Stock Market's National Market ("NASDAQ/NMS") (or if Issuer Common Stock is not quoted on NASDAQ/NMS, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder during the 60 business days preceding the Request Date); provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized investment banking firm selected by Holder, divided by the number of shares of Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally-recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         (d) As used herein, a "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), Section 7(b)(ii) or Section 7(b)(iii) hereof shall be consummated.

         9. Registration Rights.

         (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c), if requested by any Holder, as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including without limitation a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

         (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Holder), Issuer will cause all such shares for which a Holder shall have requested participation in such registration to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 under the Securities Act or any successor form; provided, further, however, that such election pursuant to clause (i) may only be made one time. If some but not all the shares of Issuer Common Stock with respect to which Issuer shall have received requests for registration pursuant to this Section 9(b) shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Holders permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each such Holder bears to the total number of shares requested to be registered by all such Holders then desiring to have Issuer Common Stock registered for sale.

         (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) for a period not exceeding 90 days if Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a):

                  (i) prior to the earliest of (A) termination of the Plan pursuant to Article VII thereof, and (B) a Purchase Event or a Preliminary Purchase Event;

                  (ii) on more than one occasion during any calendar year;

                  (iii) within  90  days  after  the   effective   date  of  a
         registration referred to in Section 9(b) pursuant to which the Holder or Holders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                  (iv) unless a request therefor is made to Issuer by the Holder or Holders of at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

         In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to the first sentence of Section 9(a) hereof by reason of the fact that there shall be more than one Holder as a result of any assignment of this Agreement or division of this Agreement pursuant to Section 11 hereof. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, however, that Issuer shall not be required to consent to general jurisdiction or to qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

         (d) Expenses. Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses, accounting expenses, legal expenses and printing expenses incurred by it) in connection with each registration pursuant to Section 9(a) or (b) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or (b). Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Holder(s) of Option Shares being registered and any other expenses incurred by such Holder(s) in connection with any such registration shall be borne by such Holder(s).

         (e) Indemnification. In connection with any registration under Section 9(a) or (b), Issuer hereby indemnifies each Holder, and each underwriter thereof, including each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such Holder or such underwriter, as the case may be, expressly for such use.

         Promptly upon receipt by a party indemnified under this Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but, except to the extent of any actual prejudice to the indemnifying party, the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

         If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, the selling Holders and the underwriters in connection with the statement or omissions which results in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall the selling Holders be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(g) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Holder to indemnify shall be several and not joint with other Holders.

         In connection with any registration pursuant to Section 9(a) or (b) above, Issuer and each selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this Section 9(e).

         (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Holder(s) in accordance with and to the extent permitted by any rule or regulation permitting nonregistered sales of securities promulgated by the Commission from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

         (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save any Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on NASDAQ/NMS or any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ/NMS or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. Division of Option. Upon the occurrence of a Purchase Event or a Preliminary Purchase Event, this Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of the Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12. Miscellaneous.

         (a) Expenses. Except as otherwise provided in Section 9 hereof, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

         (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

         (c) Entire Agreement; No Third Party Beneficiaries; Severability. This Agreement, together with the Plan and the other documents and instruments referred to herein and therein, between Grantee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) hereof and any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to
Section 12(h) hereof) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 hereof (as adjusted pursuant to Section 7 hereof), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

         (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Ohio without regard to any applicable conflicts of law rules.

         (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight mail service or mailed by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice):

         If to Grantee:

                  Circle Financial Corporation
                  11100 Reading Road
                  Sharonville, Ohio 45241-1904
                  Attn:    Donald H. Rolf, Jr.
                           Chairman and President
                  Fax:     513-563-2264

         With a required copy to:

                  Thompson, Hine and Flory
                  3900 Society Center
                  127 Public Square
                  Cleveland, Ohio 44114-1216
                  Attn:     Raymond T. Sawyer, Esq.
                  Fax:      216-566-5800


         If to Issuer:

                  Fidelity Financial of Ohio, Inc.
                  4555 Montgomery Road
                  Cincinnati, Ohio 45212
                  Attn:    John R. Reusing
                           President and Chief Executive Officer
                  Fax:     513-458-3475

         With a required copy to:

                  Elias, Matz, Tiernan & Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Jeffrey D. Haas, Esq.
                  Fax:     202-347-2172


         (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

         (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

         (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


                                                              CIRCLE FINANCIAL CORPORATION
Attest:



/s/ Theresa M. Barlow                                           By:    /s/ Donald H. Rolf, Jr.
- ---------------------                                                  -----------------------
Name:  Theresa M. Barlow                                        Name:  Donald H. Rolf, Jr.
Title: Secretary                                                Title: Chairman and President




                                                              FIDELITY FINANCIAL OF OHIO, INC.
Attest:



/s/ Paul D. Staubach                                                    By:      /s/ John R. Reusing
- -------------------------------------------                                     ----------------------
Name:     Paul D. Staubach                                              Name:   John R. Reusing
Title:    Senior Vice President,                                        Title:  President and Chief Executive
            Chief Financial Officer and                                          Officer
            Secretary



                                                                       ANNEX IV



                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of April 29, 1996, by and among Fidelity Financial of Ohio, Inc. (the "Acquiror"), an Ohio corporation, and certain stockholders of Circle Financial Corporation (the "Company"), an Ohio corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the Acquiror and the Company have entered into an Agreement of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into the Acquiror (the "Merger"); and

         WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of Company Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, $1.00 par value per share ("Company Common Stock"), set forth opposite such Stockholder's name on Schedule I hereto.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

         (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

         (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in
Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock;

         (c) such Stockholder shall not in his capacity as a stockholder of the Company directly or indirectly encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than the Acquiror or an affiliate thereof) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving the Company or any subsidiary of the Company (provided that nothing herein shall be deemed to affect the ability of any Stockholder to fulfill his duties as a director and/or officer of the Company); and

         (d) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this agreement.

         3. Successors and Assigns. Subject to Section 5.11 of the Agreement and the terms of the agreement with affiliates of the Company referred to therein, a Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to the Acquiror and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Acquiror, by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.


                           FIDELITY FINANCIAL OF OHIO, INC.



                           By:    /s/ John R. Reusing
                                  -------------------
                                  Name:  John R. Reusing
                                  Title: President and Chief Executive Officer



                           COMPANY STOCKHOLDERS:


                           /s/ Theresa M. Barlow
                           ----------------------
                           Theresa M. Barlow



                           /s/ David C. Greis
                           -------------------
                           David C. Greis



                           /s/ Theodore G. Hagen
                           ---------------------
                           Theodore G. Hagen



                           /s/ Joseph D. Hughes
                           --------------------
                           Joseph D. Hughes

                              /s/ S. Patrick Raffel
                              ---------------------
                              S. Patrick Raffel



                              /s/ Donald H. Rolf, Jr.
                              -----------------------
                              Donald H. Rolf, Jr.



                              /s/ Thomas N. Spaeth
                              --------------------
                              Thomas N. Spaeth



                              /s/ Lloyd C. Sullivan
                              ---------------------
                              Lloyd C. Sullivan



                              /s/ Frederick A. Tobergte
                              --------------------------
                              Frederick A. Tobergte



                              /s/ Carolyn R. Watt
                              ---------------------
                              Carolyn R. Watt

                                   SCHEDULE I




                                                                                            Number of Shares of
                                                                                           Company Common Stock
                     Name of Stockholder                                                    Beneficially Owned
- -----------------------------------------------------------                        -----------------------------------



Theresa M. Barlow                                                                                           6,812

David C. Greis                                                                                             38,628

Theodore G. Hagen                                                                                          10,595

Joseph D. Hughes                                                                                           18,160

S. Patrick Raffel                                                                                             600

Donald H. Rolf, Jr.                                                                                        44,413

Thomas N. Spaeth                                                                                            2,135

Lloyd C. Sullivan                                                                                           7,545

Frederick A. Tobergte                                                                                      13,660

Carolyn R. Watt                                                                                               973


                                                                       ANNEX V



                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of April 29, 1996, by and among Circle Financial Corporation (the "Company"), an Ohio corporation, and certain stockholders of Fidelity Financial of Ohio, Inc. (the "Acquiror"), an Ohio corporation, named on Schedule I hereto (collectively the "Stockholders").

                                   WITNESSETH:

         WHEREAS, the Acquiror and the Company have entered into an Agreement of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into the Acquiror (the "Merger"); and

         WHEREAS, in order to induce the Company to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Acquiror.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Ownership of Acquiror Common Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Acquiror, $.10 par value per share ("Acquiror Common Stock"), set forth opposite such Stockholder's name on
Schedule I hereto.

         2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

         (a) such Stockholder shall, at any meeting of the Acquiror's stockholders called for the purpose, vote, or cause to be voted, all shares of Acquiror Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement;

         (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Acquiror's stockholders referred to in
Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Acquiror Common Stock; and

         (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

         Each Stockholder further agrees that the Acquiror's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Acquiror Common Stock, unless the transfer has been effected in compliance with the terms of this agreement.

         3. Successors and Assigns. A stockholder may sell, pledge, transfer or otherwise dispose of his shares of Acquiror Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Acquiror's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Company and that any acquiror of such Acquiror Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4.  Termination.  The parties  agree and intend  that this  Stockholder
Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this
Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 8.4 of the Agreement, with all notices to the Stockholders being provided to them at the Acquiror in the manner specified in such section.

         6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

         7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Company, by a duly authorized officer, and each of 1the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.


                               CIRCLE FINANCIAL CORPORATION



                               By:     /s/ Donald H. Rolf, Jr.
                                       -------------------------
                               Name:   Donald H. Rolf, Jr.
                               Title:  Chairman and President


                               ACQUIROR STOCKHOLDERS:



                               /s/ Gregory G. Eagan
                               ----------------------
                               Gregory G. Eagan



                               /s/ Michael W. Jordan
                               ---------------------
                               Michael W. Jordan



                               /s/ Lloyd L. Kuster
                               ---------------------
                               Lloyd L. Kuster



                               /s/ David A. Luecke
                               --------------------
                               David A. Luecke



                               /s/ Constantine N. Papadakis
                               ----------------------------
                               Constantine N. Papadakis



                               /s/ Deborah A. Peter
                               ---------------------
                               Deborah A. Peter

                                        /s/ John R. Reusing
                                        -----------------------
                                        John R. Reusing



                                        /s/ M. Robin Ruholl-Cassady
                                        ----------------------------
                                        M. Robin Ruholl-Cassady



                                        /s/ Paul D. Staubach
                                        ----------------------
                                        Paul D. Staubach



                                        /s/ Robert W. Zumbiel
                                        ----------------------
                                        Robert W. Zumbiel

                                   SCHEDULE I


                                            Number of Shares of
                                           Acquiror Common Stock
Name of Stockholder                          Beneficially Owned
- --------------------------------   ------------------------------------


Gregory G. Eagan                                              2,000
Michael W. Jordan                                            12,925
Lloyd L. Kuster                                              30,704
David A. Luecke                                              12,187
Constantine N. Papadakis                                     10,000
Deborah A. Peter                                             11,748
John R. Reusing                                              66,569
M. Robin Ruholl-Cassady                                       9,206
Paul D. Staubach                                             46,572
Robert W. Zumbiel                                            26,875

                                                                     ANNEX VI













                                                 ________ __, 1996

Board of Directors
Circle Financial Corporation
11100 Reading Road
Sharonville, Ohio  45241-1904

Members of the Board:

         You have requested our opinion as to the fairness from a financial point of view to the shareholders of Circle Financial Corporation ("CFC") of the consideration to be paid by Fidelity Financial of Ohio, Inc. ("FFOH") pursuant to the terms of the Amended and Restated Agreement of Merger, dated as of June 13, 1996 by and between FFOH and CFC (the "Agreement"). Pursuant to the Agreement, the holder of each share of common stock of CFC would be entitled to receive, subject to certain terms, conditions, limitations and procedures set forth in the Agreement, either $38.00 in cash or a number of shares of FFOH Common Stock which will be determined by applying a formula, set forth in the Agreement, which is based on the average market price of the FFOH Common Stock over a 20 trading day period ending on the date FFOH and CFC receive all requisite regulatory approvals and satisfy all applicable waiting periods related to the Merger (the "Average FFOH Price"). For the purposes of our opinion, we have assumed that the Average FFOH Price remains in a range of $8.00 per share to $13.00 per share. No opinion is expressed as to the fairness of the consideration resulting from an Average FFOH Price outside of this range. For the purposes of our opinion we have also assumed that no securities will be issued under the Option Agreements being entered into between CFC and FFOH. Additionally, we have assumed that the transaction will constitute a tax-free reorganization as contemplated by the Agreement.

         Stifel, Nicolaus & Company, Incorporated ("Stifel"), as part of its investment banking services, is regularly engaged in the independent valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with CFC and FFOH and have completed our financial analysis of this transaction.

Board of Directors
_________ __, 1996
Page 2


         In rendering our opinion, we have reviewed the Agreement as well as financial and other information that was publicly available or furnished to us by CFC and FFOH including information provided during Stifel's discussions with their respective management. We have conducted conversations with CFC's senior management and FFOH's senior management regarding recent developments and management's financial projections for CFC and FFOH. In addition, we have spoken to members of CFC's management and FFOH's management regarding factors which affect each entity's business. We have also compared certain financial and securities data (as appropriate) of CFC and FFOH with various other companies whose securities are traded in public markets, reviewed the historical stock prices and trading volumes of the common stock of CFC and FFOH, reviewed prices and premiums paid in other business combinations and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

         In rendering our opinion, we have relied upon and assumed, without independent verification, the accuracy and completeness of all of the financial and other information that was provided to us or that was otherwise reviewed by us. With respect to the financial projections supplied to us, we have assumed that they were reasonably prepared on the basis reflecting the best currently available estimates and judgments of the management of CFC and FFOH as to the future operating and financial performance of CFC and FFOH and that they provided a reasonable basis upon which we could form our opinion. We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either CFC or FFOH since the date of the last financial statements made available to us. We did not make or obtain any independent evaluation, appraisal or physical inspection of CFC's or FFOH's assets or liabilities nor did we review loan files of CFC or FFOH. We relied on advice of counsel to CFC as to all legal matters with respect to CFC, the Agreement and the transactions and other matters contained or contemplated therein.

         Our opinion is necessarily based on economic, market, financial and other conditions as they exist on, and on the information made available to us as of, the date of this letter. Our opinion is directed to the Board of Directors of CFC and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed transaction, nor have we expressed any opinion as to the prices at which any securities of CFC or FFOH might trade in the future. Except as required by applicable law, including without limitation federal securities laws, our opinion may not be published or otherwise used or referred to, nor shall any public reference to Stifel be made, without our prior consent.

Board of Directors
_________ __, 1996
Page 3

         Based upon the foregoing and such other factors as we deem relevant, we are of the opinion as of the date hereof that within the ranges discussed above the consideration to be paid to the shareholders of CFC pursuant to the Agreement is fair to the shareholders of CFC from a financial point of view.



                                Very truly yours,





                                STIFEL, NICOLAUS  &  COMPANY,
                                  INCORPORATED

                                                                   ANNEX VII

                                                   _________, 1996
                                                   [RP FINANCIAL LETTERHEAD]
                                                   [*DRAFT FORM OF OPINION*]



Board of Directors
Fidelity Financial of Ohio, Inc.
4555 Montgomery Road
Cincinnati, Ohio  45212-3133

Gentlemen:

         You have requested RP Financial, LC. ("RP Financial") to provide you with our opinion as to the fairness from a financial point of view to the shareholders of Fidelity Financial of Ohio, Inc., Cincinnati, Ohio, an Ohio corporation (the "Acquiror"), of the Agreement of Merger (the "Agreement"), dated April 29, 1996, by and between the Acquiror and Circle Financial Corporation (the "Company"), an Ohio corporation.

Summary Description of Consideration

     The Agreement is incorporated herein by reference. Unless otherwise defined, all capitalized terms incorporated herein have the meanings ascribed to them in the Agreement. As of the date hereof, there are 708,096 shares of Company Common Stock issued and outstanding, and there are 47,871 shares of Company Common Stock issuable upon exercise of outstanding stock options ("Company Stock Options"). At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Company Common Stock:
(a) each share of Acquiror Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger; (b) all shares of Company Common Stock owned by the Company (including treasury shares) or the Acquiror or any of their respective wholly-owned subsidiaries shall be cancelled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Acquiror Common Stock, cash or other consideration; and
(c) each share of Company Common Stock issued and outstanding at the Effective Time (other than shares to be cancelled in accordance with provision (b) above) shall be converted into, and shall be cancelled in exchange for, the right to receive, at the election of the holder thereof, (i) the number of shares of Acquiror Common Stock which is equal to (the "Exchange Ratio") (A) if the Average Acquiror Share Price is equal to or greater than $9.00 but equal to or less than $11.00, the quotient determined by dividing (x) $38.00 by (y) the Average Acquiror Share Price, (B) if the Average Acquiror Share Price is less than $9.00, 4.22 shares or (C) if the Average Acquiror Share Price is greater than $11.00, 3.45 shares (the "Per Share Stock Consideration"), or (ii)

RP Financial, LC.
Board of Directors
_______________, 1996
Page 2


a cash amount equal to $38.00 per share of Company Common Stock (the "Per Share Cash Consideration"); (2) For purposes of the Agreement: (i) the Aggregate Cash Consideration shall amount to the product of the number of shares of Company Common Stock outstanding at the Effective Time times .45 times $38.00; and (ii) the Average Acquiror Share Price shall mean the average of the closing bid and asked price per share of Acquiror Common Stock, as reported on the NASDAQ Stock Market's National Market (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 trading days ending on the date the Acquiror and the Company receive all requisite regulatory approvals and satisfy all applicable waiting periods. The shares of Acquiror Common Stock to be issued in the merger and the Aggregate Cash Consideration shall be hereinafter referred to as the Merger Consideration.

         Each holder of Company Common Stock will be allowed to specify the form of consideration on an Election Form. Each Election Form will permit the holder
(i) to elect to receive Acquiror Common Stock with respect to all such holder's Company Common Stock ("Stock Election Shares"); (ii) to elect to receive cash with respect to all such holder's Company Common Stock ("Cash Election Shares"); or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Company Common Stock ("No-Election Shares"). Any shares of Company Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Within ten (10) business days after the Election Deadline, the Exchange Agent will effect the allocation among holders of Company Common Stock of rights to receive Acquiror Common Stock or cash in the Merger in accordance with the Election Forms. Such allocation will be made in the manner described in the Agreement.

         Immediately before the Effective Time, each Company Stock Option that is outstanding and exercisable at the Effective Time shall be cancelled and converted into the right to receive from the Company, cash in an amount equal to the difference between the exercise price of such Company Stock Option and the Per Share Cash Consideration for each share of Company Common Stock subject to such Company Stock Option.

RP Financial Background and Experience

     RP Financial, as part of its financial institution valuation and consulting practice, is regularly engaged in the valuation of financial institution securities in connection with mergers and acquisitions of commercial banks and thrift institutions, initial and secondary

RP Financial, LC.
Board of Directors
_______________, 1996
Page 3


offerings, mutual-to-stock conversions of thrift institutions, and business valuations for other corporate purposes for financial institutions. As specialists in the securities of financial institutions, RP Financial has experience in, and knowledge of, the Ohio and Midwest U.S. markets for thrift and bank securities and the institutions operating in Cincinnati.

Materials Reviewed and Analyses Performed

     RP Financial reviewed and analyzed the following material in conjunction with its analysis of the Merger Consideration as described in the Agreement: (1) the Agreement of Merger, dated April 29, 1996, including exhibits; (2) the following information for the Company - (a) audited financial statements for the fiscal years ended June 30, 1992 through June 30, 1995, incorporated in Annual Reports to shareholders or Form 10-Ks, shareholder and internal reports, quarterly financial statements for the quarters ended September 30, 1995 and December 31, 1995 incorporated in Form 10-QSBs, and internal quarterly financial results through March 31, 1996; (b) the Prospectus for the Company's mutual-to-stock conversion dated June 25, 1991; (c) proxy statements for the last two years, and (d) unaudited internal and regulatory financial reports and analyses prepared by management of the Company regarding various aspects of the Company's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of the Company; and (3) the following information for the Acquiror - (a) audited financial statements for the fiscal years ended December 31, 1993 through December 31, 1995, incorporated in Annual Reports to shareholders or Form 10-Ks and internal quarterly financial results through March 31, 1996; (b) the Prospectus for the Acquiror's mutual-to-stock conversion dated January 11, 1996;
(c) proxy statements for the last two years, and (d) unaudited internal and regulatory financial reports and analyses prepared by management of the Acquiror regarding various aspects of the Acquiror's assets and liabilities, particularly rates, volumes, maturities, market values, trends, credit risk, interest rate risk and liquidity risk of assets, liabilities, off-balance sheet assets, commitments and contingencies of the Acquiror.

RP Financial, LC.
Board of Directors
_______________, 1996
Page 4


         RP Financial reviewed the trading activity of the Company Common Stock, and compared it to similar information for thrift institutions with comparable resources, financial condition, earnings, operations and markets as well as for publicly-traded thrifts with comparable financial condition, earnings, operations and markets. In the course of its evaluation and analyses, RP Financial conducted discussions with management of the Company regarding past and current business operations, financial condition, and future prospects. RP Financial reviewed the Company's financial, operational and market area characteristics compared to similar information for comparable thrift institutions, evaluated the potential for growth and profitability for the Company in its market, specifically regarding competition by other banks, thrifts, mortgage banking companies and other financial services companies, economic projections in the local market area, the impact of the regulatory, legislative and economic environments on operations and the public perception of the thrift and banking industries, and the pro forma impact on the Acquiror's financial condition and operations of the merger, including potential cost savings and earnings improvements available to the Acquiror as a result of the merger. RP Financial's analyses included: (i) an evaluation of the financial terms, financial and operating condition and market areas of other recent business combinations among comparable thrift institutions in the Midwest U.S. and Ohio; (ii) an impact analysis of the merger on the Acquiror's financial condition and operations; and (iii) an evaluation of possible alternative business strategies available to the Acquiror, with a comparison of the potential financial and operational impact of such strategies compared to the merger. The results of these analyses and the other factors considered were evaluated as a whole, with the aggregate results indicating a range of financial parameters utilized to assess the Merger Consideration as described in the Agreement.

         In rendering our opinion, RP Financial relied, without independent verification, on the accuracy and completeness of the information concerning the Acquiror and the Company furnished to us for review for purposes of this opinion, as well as publicly- available information regarding other financial institutions and economic data. Neither the Acquiror nor the Company has restricted RP Financial as to the material it was permitted to review. RP
Financial has not performed or obtained any independent appraisals or evaluations of the assets and liabilities and potential and/or contingent liabilities of the Acquiror or the Company. RP Financial expresses no opinion on matters of a legal, accounting or tax nature or the ability of the merger to be consummated as set forth in the Agreement.

RP Financial, LC.
Board of Directors
_______________, 1996
Page 5


Opinion

         It is understood that this letter is directed to the Board of Directors of the Acquiror in its consideration of the Agreement, and does not constitute a recommendation to any shareholder of the Acquiror as to any action that such shareholder should take in connection with the Agreement, or otherwise.

         It is understood that this opinion is based on market conditions and other circumstances existing on the date hereof.

         It is understood that this opinion may be included in its entirety in any communication by the Acquiror or its Board of Directors to the stockholders of the Acquiror. It is also understood that this opinion may be included in its entirety in any regulatory filing by the Acquiror or the Company. Except as described above, this opinion may not be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

         Based upon and subject to the foregoing, and other such matters as we consider relevant, it is RP Financial's opinion that, as of the date hereof, the Merger Consideration as described in the Agreement, is fair to the shareholders of the Acquiror from a financial point of view.


                                        Respectfully submitted,

                                        RP FINANCIAL, LC.

                                                                      ANNEX VIII


         1701.85 RELIEF FOR DISSENTING SHAREHOLDERS; QUALIFICATION; PROCEDURES.---(A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect of the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

         (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the share of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

         (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date of which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

         (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

         (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen-day period, unless a court for good cause shown otherwise directors. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of such shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

         (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the compliant of any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505 of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

         (C) If the proposal was required to be submitted to the shareholders of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken, and, in the case of a merger pursuant to section 1701.80 or 1701.801 of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

         (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

                  (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

                  (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption, of the action involved;

                  (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

                  (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

                  (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

         (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers.

         Article VII of the Registrant's Articles of Incorporation provides as follows:

                  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including actions by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the full extent permissible under Ohio law.

                  Section 1701.13 of the Ohio General Corporation Law provides as follows with respect to indemnification:

                  (E) (1) A corporation  may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                           (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                                    (a) Any claim,  issue, or matter as to which
         such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                                    (b) Any  action  or suit in  which  the only
         liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

                           (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                           (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

                                    (a)  By  a   majority   vote  of  a   quorum
         consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit or proceeding referred to in division (E)(1) or (2) of this section;

                                    (b)  If the  quorum  described  in  division
         (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                                    (c) By the shareholders;

                                    (d) By the  court  of  common  pleas  or the
         court in which the action,  suit, or proceeding referred to in division
         (E)(1) or (2) of this section was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division
         (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                           (5) (a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                                    (i)  Repay  such  amount  if it is proved by
         clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                                    (ii)    Reasonably    cooperate   with   the
         corporation concerning the action, suit, or proceeding.

                                    (b)  Expenses,  including  attorney's  fees,
         incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon the receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                           (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                           (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent or another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                           (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and
         (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or
         (7).

                           (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

Item 21.          Exhibits and Financial Statement Schedules.

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)      List of Exhibits:



     Exhibit No.                               Exhibit                                                    Location

             2(a)          Amended and Restated Agreement of Merger, dated as of
                           June 13, 1996, among FFOH, FAC and CFC, including the
                           Amended and Restated Agreement of Merger, dated as of
                           June 13, 1996,  between Fidelity Federal and Peoples'
                           Savings, and attached as Exhibit
                           A thereto                                                                             (1)

             2(b)          Stock Option Agreement, dated as of April 29, 1996,
                           between FFOH (as grantee) and CFC (as issuer)                                         (2)

             2(c)          Stock Option Agreement, dated as of April 29, 1996,
                           between FFOH (as issuer) and CFC (as grantee)                                         (2)

             2(d)          Stockholder Agreement, dated as of April 29, 1996,
                           among FFOH and certain shareholders of CFC                                            (2)

             2(e)          Stockholder Agreement, dated as of April 29, 1996,
                           among CFC and certain shareholders of FFOH                                            (2)

             3(a)          Articles of Incorporation of FFOH                                                     (3)

             3(b)          Code of Regulations of FFOH                                                           (3)

             3(c)          Bylaws of FFOH                                                                        (3)

             4(a)          Specimen Common Stock certificate                                                     (4)

                5          Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                           regarding legality of securities being registered                                     E-1

                8          Opinion of Thompson Hine & Flory P.L.L. regarding
                           certain federal income tax consequences                                               E-2

            10(a)          1992 Stock Incentive Plan                                                             (3)

            10(b)          1992 Directors' Stock Option Plan                                                     (3)

            10(c)          Management Recognition Plan                                                           (3)

            10(d)          Employee Stock Ownership Plan                                                         (3)



                                      II-6




     Exhibit No.                               Exhibit                                                    Location


            10(e)        Employment Agreement among FFOH, Fidelity Federal
                          and John R. Reusing                                                                  (4)

            10(f)        Employment Agreement among FFOH, Fidelity Federal
                           and Paul D. Staubach                                                                (4)

            10(g)        Form of Severance Agreements among FFOH, Fidelity
                           Federal and certain officers of FFOH and Fidelity
                           Federal                                                                             (4)

            10(h)        Form of Employment Agreement among FFOH, Fidelity
                           Federal and Donald H. Rolf, Jr.                                                     E-6

            10(i)        Form of Employment Agreement among FFOH, Fidelity
                           Federal and Joseph D. Hughes                                                       E-18

               21        Subsidiaries of FFOH                                                                  (4)

            23(a)        Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                           (contained in the opinion included as Exhibit 5)                                    --

            23(b)        Consent of Thompson Hine & Flory P.L.L.
                           (contained in the opinion included as Exhibit 8)                                    --

            23(c)        Consent of Grant Thornton LLP                                                        E-29

            23(d)        Consent of Clark, Schaeffer, Hackett & Co.                                           E-30

            23(e)        Consent of RP Financial, LC.                                                         E-31

            23(f)        Consent of Stifel, Nicolaus & Company, Incorporated                                  E-32

               24        Powers of Attorney (included in the signature page to the
                           initial filing of this Registration Statement)                                      --

            99(a)        Form of proxy for the FFOH Special Meeting                                           E-33

            99(b)        Form of proxy for the CFC Special Meeting                                            E-35

            99(c)        Other FFOH solicitation materials                                                    E-37

            99(d)        Consent of Donald H. Rolf, Jr. to be named as
                           prospective director                                                               E-43

            99(e)        Consent of Joseph D. Hughes to be named as
                           prospective director                                                               E-44

            99(f)        Consent of Thomas N. Spaeth to be named as
                           prospective director                                                               E-45





(1) Exhibit is attached as an Annex I to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form 8-K report filed by FFOH with the SEC on May 1, 1996. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(3) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-99304) filed by FFOH with the SEC on November 14, 1995.

(4) Exhibit and/or discussion is incorporated by reference to FFOH's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the SEC on April 1, 1996.


         FFOH's management contracts or compensatory plans or arrangements consist of Exhibit Nos. 10(a)-(i) listed above.

         (b)      Financial Statement Schedules.

         No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 22. Undertakings

         (a)      The undersigned Registrant hereby undertakes as follows:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To  include  any   prospectus   required  by
                                    Section  10(a)(3) of the  Securities  Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided,  however,  that  paragraphs (a) (1) (i) and
                  (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  (4) That every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b) 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 13th day of June 1996.


FIDELITY FINANCIAL OF OHIO, INC.



By:      /s/ John R. Reusing
         --------------------
         John R. Reusing
         President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Fidelity Financial of Ohio, Inc. whose signature appears below hereby appoints John R. Reusing, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Fidelity Financial of Ohio, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.




/s/ John R. Reusing                                                 Date: June 13, 1996
- -----------------------------------
John R. Reusing
President and Chief Executive
  Officer (principal executive
  officer)


/s/ Paul D. Staubach                                                Date:  June 13, 1996
- -------------------------------------
Paul D. Staubach
Director, Senior Vice President,
  Chief Financial Officer and
  Secretary (principal financial
  and accounting officer)



                                      II-11






/s/ Michael W. Jordan                                               Date: June 13, 1996
- --------------------------------------
Michael W. Jordan
Director



/s/ David A. Luecke                                                 Date: June 13, 1996
- ----------------------------------------
David A. Luecke
Director



/s/ Constantine Papadakis                                           Date: June 13, 1996
- ----------------------------------------
Constantine Papadakis
Director



/s/ Robert W. Zumbiel                                               Date: June 13, 1996
- -----------------------------------
Robert W. Zumbiel
Director


                                  EXHIBIT INDEX


     Exhibit No.                                 Exhibit                                                 Location

             2(a)         Amended and Restated Agreement of Merger, dated as of
                           June 13, 1996, among FFOH, FAC and CFC, including the
                           Amended and Restated Agreement of Merger, dated as of
                           June 13, 1996,  between Fidelity Federal and Peoples'
                           Savings, and attached as Exhibit
                           A thereto.                                                                          (1)

             2(b)        Stock Option Agreement, dated as of April 29, 1996,
                           between FFOH (as grantee) and CFC (as issuer)                                       (2)

             2(c)        Stock Option Agreement, dated as of April 29, 1996,
                           between FFOH (as issuer) and CFC (as grantee)                                       (2)

             2(d)        Stockholder Agreement, dated as of April 29, 1996,
                           among FFOH and certain shareholders of CFC                                          (2)

             2(e)        Stockholder Agreement, dated as of April 29, 1996,
                           among CFC and certain shareholders of FFOH                                          (2)

             3(a)        Articles of Incorporation of FFOH                                                     (3)

             3(b)        Code of Regulations of FFOH                                                           (3)

             3(c)        Bylaws of FFOH                                                                        (3)

             4(a)        Specimen Common Stock certificate                                                     (4)

                5        Opinion of Elias, Matz, Tiernan & Herrick L.L.P.
                           regarding legality of securities being registered                                   E-1

                8        Opinion of Thompson Hine & Flory P.L.L. regarding
                           certain federal income tax consequences                                             E-2

            10(a)        1992 Stock Incentive Plan                                                             (3)

            10(b)        1992 Directors' Stock Option Plan                                                     (3)

            10(c)        Management Recognition Plan                                                           (3)

            10(d)        Employee Stock Ownership Plan                                                         (3)

            10(e)        Employment Agreement among FFOH, Fidelity Federal
                           and John R. Reusing                                                                 (4)

            10(f)        Employment Agreement among FFOH, Fidelity Federal
                           and Paul D. Staubach                                                                (4)







      Exhibit No.                              Exhibit                                                    Location

            10(g)        Form of Severance Agreements among FFOH, Fidelity
                           Federal and certain officers of FFOH and Fidelity                                   (4)
                           Federal

            10(h)        Form of Employment Agreement among FFOH, Fidelity
                           Federal and Donald H. Rolf, Jr.                                                     E-6

            10(i)        Form of Employment Agreement among FFOH, Fidelity
                           Federal and Joseph D. Hughes                                                       E-18

               21        Subsidiaries of FFOH                                                                  (4)

            23(a)        Consent of Elias, Matz, Tiernan & Herrick L.L.P.
                           (contained in the opinion included as Exhibit 5)                                    --

            23(b)        Consent of Thompson Hine & Flory P.L.L.
                           (contained in the opinion included as Exhibit 8)                                    --

            23(c)        Consent of Grant Thornton LLP                                                        E-29

            23(d)        Consent of Clark, Schaeffer, Hackett & Co.                                           E-30

            23(e)        Consent of RP Financial, LC.                                                         E-31

            23(f)        Consent of Stifel, Nicolaus & Company, Incorporated                                  E-32

               24        Powers of Attorney (included in the signature page to the
                           initial filing of this Registration Statement)                                      --

            99(a)        Form of proxy for the FFOH Special Meeting                                           E-33

            99(b)        Form of proxy for the CFC Special Meeting                                            E-35

            99(c)        Other FFOH solicitation materials                                                    E-37

            99(d)        Consent of Donald H. Rolf, Jr. to be named as
                           prospective director                                                               E-43

            99(e)        Consent of Joseph D. Hughes to be named as
                           prospective director                                                               E-44

            99(f)        Consent of Thomas N. Spaeth to be named as
                           prospective director                                                               E-45



- ------------------
(1) Exhibit is attached as Annex I to the Prospectus/Joint Proxy Statement included herein.

(2) Exhibit is incorporated by reference to the Form 8-K report filed by FFOH with the SEC on May 1, 1996. In addition, the exhibit is attached as an Annex to the Prospectus/Joint Proxy Statement included herein.

(3) Exhibit is incorporated by reference to the Form S-1 Registration Statement (No. 33-99304) filed by FFOH with the SEC on November 14, 1995.

(4) Exhibit and/or discussion is incorporated by reference to FFOH's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the SEC on April 1, 1996.



                                        3